As filed with the Securities and Exchange Commission on October 22, 2026.

Registration No. 333-292004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APPlife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	5531	82-4868628
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

701 Anacapa Street, Suite C

Santa Barbara, CA 93101

(805) 500-3205

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Please send copies of all communications to:

BRUNSON CHANDLER & JONES, PLLC

175 South Main Street, Suite 510

Salt Lake City, Utah 84111

801-303-5772

chase@bcjlaw.com

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
(do not check if a smaller reporting company)		Emerging Growth Company	[ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

APPlife Digital Solutions, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to its Registration Statement on Form S-1 (File No. 333-292004), originally filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2025, as amended by Amendment No. 1 filed with the SEC on December 17, 2025, and declared effective by the SEC on January 23, 2026 (the “Registration Statement”).

This Post-Effective Amendment is being filed pursuant to the undertakings in Item 17 of the Registration Statement and Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), to update the Registration Statement and the prospectus contained in it to (i) include the Company’s audited consolidated financial statements as of June 30, 2026 and 2025, and for the year ended June 30, 2026 and the period from January 6, 2025 (inception) to June 30, 2025, and the related information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026, filed with the SEC on October 8, 2026, and (ii) update certain other information in the prospectus, including to reflect the 1-for-250 reverse stock split of the Company’s common stock effected on June 12, 2026 (the “Reverse Stock Split”).

Pursuant to Rule 416(b) under the Securities Act, the number of shares of common stock registered under the Registration Statement that remained unsold when the Reverse Stock Split became effective was proportionately reduced to give effect to the Reverse Stock Split. As a result, the 4,144,272,698 shares of common stock originally registered represent, after giving effect to the Reverse Stock Split, up to 16,577,091 shares of common stock, consisting of (i) 6,971,591 outstanding shares of common stock held by the selling security holders, (ii) 162,000 shares of common stock issuable upon the exercise of warrants, (iii) 1,892,400 shares of common stock issuable upon the conversion of convertible preferred stock, (iv) 1,551,100 shares of common stock issuable upon the conversion of convertible notes, and (v) up to 6,000,000 shares of common stock that the Company may sell to C/M Capital Master Fund LP under the CM Purchase Agreement.

No additional securities are being registered by this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED October 22, 2026

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Preliminary Prospectus dated October 22, 2026

PROSPECTUS FOR

6,971,591 SHARES OF COMMON STOCK

162,000 SHARES OF COMMON STOCK UNDERLYING WARRANTS

1,892,400 SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE PREFERRED STOCK

1,551,100 SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE DEBENTURES

AND

6,000,000 SHARES OF COMMON STOCK UNDERLYING THE CM PURCHASE AGREEMENT

APPLIFE DIGITAL SOLUTIONS INC.

This prospectus relates to (i) the resale of 6,971,591 shares of common stock, par value $0.001 per share (the “common stock” or “Common Shares”) held by certain shareholders named in this prospectus, (ii) the resale of 162,000 shares of common stock issuable upon the exercise of warrants (as defined below) held by certain of the selling security holders named in this prospectus, (iii) the issuance by us and resale of 1,892,400 shares of common stock reserved for issuance upon the conversion of convertible preferred stock held by certain selling security holder(s) in this prospectus, (iv) 1,551,100 shares  of common stock reserved for issuance upon the conversion of a convertible note held by a certain selling security holder in this prospectus, and (v) the issuance by us and resale of up to 6,000,000 shares of common stock upon the purchase by C/M Capital Master Fund LP, or “CM”, pursuant to the purchase agreement, dated November 20, 2025, that we entered into with CM (the “CM Purchase Agreement”). See the “CM Purchase Agreement” beginning on page 34 and Exhibit 10.1 to the registration statement of which this prospectus forms a part).

Unless otherwise indicated, all share and per share amounts in this prospectus have been adjusted to give effect to the 1-for-250 reverse stock split of our common stock effected on June 12, 2026 (the “Reverse Stock Split”).

We are registering the resale of such shares of issuable upon the exercise of warrants, shares of common stock issuable upon the exercise of convertible debentures, and shares of common stock which may be issuable to CM pursuant to the CM Purchase Agreement as required by and pursuant to registration rights agreements entered into with such selling security holders named in this prospectus.

We will receive proceeds from any exercise of the warrants by certain selling security holders named herein for cash, but not from the resale of the shares of common stock registered hereby.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The selling security holders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of common stock.

Our common stock is quoted on The OTCID Basic Market under the symbol “ALDS.” The last reported sale price of our common stock on October 21, 2026 was $0.09 per share.

The shares of common stock being offered by the selling security holders have been or may be issued pursuant to purchase agreements, notes and warrant agreements with the Company. The prices at which the selling security holders may sell the shares will be solely determined by the selling security holders at their own discretion at prevailing market prices or in negotiated transactions (see “Plan of Distribution” on page 37).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling security holders.

CM and the other selling security holders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” on page 37 for more information about how the selling security holder may sell the shares of common stock being registered pursuant to this prospectus.

CM is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended with respect to the resale of common stock issuable to CM pursuant to the CM Purchase Agreement.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 10 in this prospectus to read about the factors you should consider before buying shares of our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 22, 2026.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “APPlife” the “Company,” “we,” “us,” and “our” refer to APPlife Digital Solutions, Inc., a Nevada corporation.

Item 3. SUMMARY INFORMATION, RISK FACTORS, AND RATIO OF EARNINGS TO FIXED CHARGES

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully, especially the “Risk Factors” and our financial statements and the related notes from our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, filed with the SEC on October 8, 2026 and our various other filings with the SEC, before deciding to invest in shares of our common stock.

Corporate Background

APPlife Digital Solutions, Inc. (the “Company” or “Applife”) was formed March 5, 2018, in Nevada. The Company’s main operating subsidiary, Sugar Auto Parts, Inc. (“SAP”), was formed on January 6, 2025, as a Nevada corporation. SAP is headquartered at 701 Anacapa St, Suite C, Santa Barbara, CA 93101.

On April 30, 2025, SAP executed a Bill of Sale with AP4L ABC, LLC. (AP4L) to acquire substantially all of AP4L’s assets. Under the agreement, SAP purchased all intellectual property and general intangible assets, including domain names, the AP4L website and related rights, and certain supplier relationships that could be re-established or renegotiated.  The Company operates primarily as an aftermarket automotive parts ecommerce business, specializing in online sales of suspension lift systems and related automotive accessories through its ecommerce platform. SAP leverages its digital presence to serve customers across the United States, offering a wide selection of products for Jeep, truck, and SUV owners.

The Company has a limited operating history, operations, and revenues and will need to raise capital to implement our planned operations.

Reverse Merger Transaction

On May 1, 2025, the Company entered into a definitive agreement to acquire SAP, with the transaction structured as a reverse merger. Following the Closing of the reverse merger on June 13, 2025, SAP became the operating entity of the combined company, with APPlife continuing as the registrant and reporting company. The transaction did not involve the transfer of employees, but SAP did engage a prior AP4L consultant to support ongoing business operations.

Products

As of the period from inception through today’s date, we have generated limited revenue and incurred expenses and operating losses, as part of our developmental stage activities in building our ecommerce platform and Sugar Auto Parts marketplace. Our auto parts ecommerce platform is our primary ecommerce website, offering a comprehensive catalog of suspension lift kits and related accessories for Jeep, truck, and SUV owners. The platform allows customers to browse, compare, and purchase products online, with a focus on providing quality aftermarket parts and a user-friendly shopping experience. Our sources of revenue are expected to come from product purchases and, in the future, may include advertising and sponsorships.

Competition

We directly compete for buyers to use our web sites over current ecommerce sites as well as sellers that utilize major marketplaces such as Amazon and eBay.  However, we believe our specialty ecommerce website offers substantial value-added content including installation guides, install videos, high impact photos, order customization and live chat with a technical expert.

Additionally, we believe that our automotive parts marketplace Sugar Auto Parts, with no known large challengers presently in the space outside of “all things to all people” online marketplaces like Amazon and eBay, has the opportunity to quickly be branded when launched as the auto part’s industry premier marketplace just as sites like Etsy, Wayfair, Uber and Chewy have been able to successfully do in their industries.

Marketing Strategy

Our marketing strategy is carefully built and tailored for our ecommerce platform. We focus on digital advertising, search engine optimization, and targeted promotions aimed at automotive enthusiasts and professional installers. Our goal is to differentiate ourselves through product specialization, competitive pricing, and customer service, although limited financial resources have constrained marketing efforts and impacted growth.

Employees

The Company operates with a streamlined team structure. Michael Hill was appointed Director and CEO of SAP on March 12, 2025, and following the acquisition of SAP by Applife on June 13, 2025, Mr. Hill was appointed CEO and Chairman of the Board of Directors for Applife. Barrett Evans serves as CFO and Director of the Company. The Company does not currently have a large full-time staff. Instead, the Company relies on its executive leadership and a network of independent contractors and professional service providers in the United States to support its operations, business management, accounting, and legal needs. All executive and management functions are based in the U.S., with no employees or contractors located internationally. The Company generates all its revenue from its ecommerce platform serving U.S. customers, and there are no current plans to develop operations outside the United States.

We have a limited operating history, operations, and revenues and we will need to raise capital to implement our planned operations. If we are unable to do so, an entire investment in our stock could be lost.

Recent Developments

Reverse Stock Split. On May 22, 2026, our Board of Directors approved a 1-for-250 reverse stock split of our outstanding common stock, which became effective on June 12, 2026. In connection with the Reverse Stock Split, we filed a Certificate of Change with the Nevada Secretary of State on June 3, 2026 under NRS 78.209, which reduced our authorized common stock from 5,000,000,000 shares to 20,000,000 shares. No fractional shares were issued; fractional shares were rounded up to the next whole share. Our common stock continues to be quoted under the symbol “ALDS” under CUSIP No. 03829G206.

Fiscal 2026 Results. For the year ended June 30, 2026, we had revenue of $2,297,200 and a net loss of $4,673,550, which included a $2,697,728 impairment of the goodwill associated with the AP4L acquisition. As of June 30, 2026, we had cash of $21,725, a working capital deficiency of $4,012,622 and a stockholders’ deficit of $5,258,043. The report of our independent registered public accounting firm on our fiscal 2026 financial statements includes an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

Financings after June 30, 2026. On July 6, 2026, we issued a one-year promissory note in the principal amount of $10,000, bearing interest at 10% per year, and agreed to issue 4,000 shares of common stock as an inducement. On August 5, 2026, we issued a one-year convertible note in the principal amount of $170,000, bearing interest at 6% per year. On August 21, 2026, we issued 10,000 shares of common stock to three note holders as inducement shares.

Defaults. We are in default under (i) the convertible promissory note issued to Labrys Fund II, L.P. on August 1, 2025, which went into default on January 30, 2026 when we failed to make a required amortization payment; (ii) the $225,000 Commitment Note and the $150,000 convertible note held by C/M Capital Master Fund LP, which matured on August 20, 2026 and were not repaid; and (iii) our subsidiary’s credit card facility with our Chief Executive Officer, which has been in default since April 22, 2026, matured on October 15, 2026 and remains outstanding. We do not have the cash to repay these obligations and are seeking extensions, waivers or other resolutions with these lenders. See “Risk Factors” and “Certain Relationships and Related Transactions.”

Authorized and Reserved Shares. As of October 16, 2026, according to our transfer agent, we had 8,212,128 shares of common stock outstanding and 17,911,912 shares of common stock reserved for issuance upon the conversion or exercise of outstanding securities, for a total of 26,124,040 shares, which exceeds our 20,000,000 authorized shares of common stock by 6,124,040 shares. Until these reservations are reduced or our authorized common stock is increased, we may not have authorized and unreserved shares available to sell to CM under the CM Purchase Agreement. On October 16, 2026, our Board of Directors approved, and on October 19, 2026, the holders of a majority of our outstanding voting power, including the holders of a majority of our Series C Preferred Stock, approved by written consent, an amendment to our articles of incorporation to increase our authorized common stock from 20,000,000 shares to 990,000,000 shares. The amendment is not yet effective. On October 20, 2026, we filed a preliminary information statement on Schedule 14C with the SEC. Under Rule 14c-2 under the Exchange Act, the amendment may not become effective until at least 20 calendar days after we mail a definitive information statement to our stockholders, and we expect it to become effective in late November 2026 at the earliest. Until then, we may not have authorized and unreserved shares available to sell to CM or to issue upon conversions.

Other Board Actions. On October 16, 2026, our Board of Directors approved the issuance of a $60,000 convertible promissory note to a noteholder and, with Mr. Hill abstaining, an extension of the $27,500 promissory note held by SportsAlert Media, LLC, an entity owned by Mr. Hill, to April 30, 2027, with interest at 12% per annum from October 10, 2026 and an extension fee of $2,750 added to its principal.

Where You Can Find Us

Our offices are currently located at 701 Anacapa Street, Suite C, Santa Barbara, CA 93101.  Our telephone number is (805) 500-3205.

CM Purchase Agreement and Registration Rights Agreement

On November 20, 2025, we entered into the CM Purchase Agreement, under which CM has agreed to purchase from us, at our direction, up to $15,000,000 of our common stock from time to time, subject to the conditions and limitations in the agreement, including a 4.99% beneficial ownership limitation. This prospectus covers the resale by CM of up to 6,000,000 shares of common stock that we may sell to CM. As of the date of this prospectus, we have not sold any shares of common stock to CM under the CM Purchase Agreement. See “The CM Purchase Agreement.”

Summary of the Offering

Shares currently outstanding:	8,212,128 shares (as of October 16, 2026)

Shares being offered:

Up to 16,577,091 shares, consisting of 6,971,591 outstanding shares, up to 3,605,500 shares issuable upon the exercise or conversion of warrants, convertible preferred stock and convertible notes, and up to 6,000,000 shares that we may sell to CM under the CM Purchase Agreement

Offering Price per share:

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. However, we will receive proceeds from our sale of shares to CM, pursuant to the CM Purchase Agreement. The proceeds from the sale of shares pursuant to the CM Purchase Agreement will be used for the purpose of working capital and for potential acquisitions, as further detailed below in the “Use of Proceeds.”

OTC Markets Symbol:	ALDS

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Financial Summary.

The tables and information below are derived from our audited consolidated financial statements as of and for the year ended June 30, 2026 and as of June 30, 2025 and for the period from January 6, 2025 (inception) to June 30, 2025

Year Ended
June 30, 2026

Cash	21,725
Total Assets	69,827
Total Liabilities	5,327,870
Total Stockholder’s Equity (Deficit)	(5,258,043)

Statement of Operations

Year Ended
June 30, 2026

Revenue	$2,297,200
Total Operating Expenses	4,878,869
Net Loss for the Period	$(4,673,550)
Net Loss per Share	$(0.58)

As of
June 30, 2025

Cash	111,397
Total Assets	2,832,751
Total Liabilities	3,644,529
Total Stockholder’s Equity (Deficit)	(811,778)

Period from January 6, 2025 (Inception) to
June 30, 2025

Revenue	$315,130
Total Operating Expenses	246,137
Net Loss for the Period	$(997,763)
Net Loss per Share	$(0.12)

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means you could lose all or a part of your investment.

Special Information Regarding Forward-Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. The safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 is not available to us because, among other things, our common stock is a “penny stock.”

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Risks Related to Our Business

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

We have not been profitable since our inception and have had limited revenue from our operations. As of June 30, 2026, we had $21,725 in cash. For the year ended June 30, 2026, we had a net loss of $4,673,550 and used cash in operating activities of $752,992. As of June 30, 2026, we had an accumulated deficit of $8,295,331, a working capital deficiency of $4,012,622 and a stockholders’ deficit of $5,258,043.

While we have historically been successful in raising capital to meet our working capital needs, our ability to continue raising such capital to enable the Company to continue its growth is not guaranteed. The Company’s continuation as a going concern is dependent upon its ability to generate positive cash flows from operations and to secure additional sources of equity and/or debt financing.

Our independent auditors have included an explanatory paragraph in their audit report included hereto regarding the Company’s ability to continue as a going concern. This going concern risk may materially limit our ability to raise additional funds through the issuance of new debt or equity or may adversely affect the terms upon which such capital may be available. The inability to obtain sufficient financing on acceptable terms could have a material adverse effect on the Company’s financial condition, results of operations, and business prospects.

The Company is actively pursuing strategies to mitigate these risks, focusing on increasing revenue generation from its existing product offerings and expanding its customer base. However, there can be no assurance that these efforts will prove successful or that the Company will achieve its intended financial stability. The failure to successfully address these going concern risks may materially and adversely affect the Company’s business, financial condition, and results of operations. Investors should consider the substantial risks and uncertainties inherent in the Company’s business before investing in the Company’s securities.

We are in default under several of our debt obligations, and our lenders could accelerate repayment or take other action against us.

As of the date of this prospectus, we are in default under (i) the convertible promissory note issued to Labrys Fund II, L.P. on August 1, 2025, which went into default on January 30, 2026 when we failed to make a required amortization payment; (ii) the two convertible promissory notes issued to C/M Capital Master Fund, LP on November 20, 2025 in the original principal amounts of $150,000 and $225,000, which matured on August 20, 2026 and were not repaid; and (iii) the credit card facility provided to our subsidiary by our Chief Executive Officer, which has been in default since April 22, 2026. Upon a default, our lenders may declare all amounts owed immediately due and payable, charge default interest and fees, convert their notes at increased discounts and pursue collection. A default under one of our financing agreements may also permit other lenders to accelerate their obligations. We do not have sufficient cash to repay these obligations. Our defaults may also prevent us from satisfying the conditions to selling shares to C/M Capital Master Fund, LP under our equity line of credit, which require, among other things, that no default or event of default exist under our indebtedness. If our lenders exercise their remedies, we may be forced to curtail or cease operations or to seek protection under the bankruptcy laws.

Our outstanding variable-rate convertible notes could result in the issuance of a substantial number of shares and a decline in our stock price.

A number of our convertible notes convert at a discount (in certain cases 35%) to the lowest trading prices over a trailing period, and contain full-ratchet or other anti-dilution and reset provisions. As our stock price declines, these notes become convertible into increasingly large numbers of shares, which may cause further downward pressure on our stock price and further dilution. Certain notes also contain most-favored-nation provisions that can cause terms to cross-contaminate across holders. These features could result in the issuance of shares materially in excess of our current outstanding share count and could adversely affect the market price of, and market for, our common stock.

Our recent reverse stock split and reduced authorized share capital may limit our ability to satisfy conversions and raise capital.

Effective June 12, 2026, we effected a 1-for-250 reverse stock split and reduced our authorized common stock to 20,000,000 shares. Given our substantial number of outstanding convertible securities and warrants, we may not have sufficient authorized and unissued shares to satisfy all conversions and exercises, which could require us to seek stockholder approval to increase authorized shares, could place us in default under certain instruments, and could limit our ability to raise additional capital. A reverse stock split may also not achieve its intended benefits and may adversely affect the liquidity and market price of our common stock.

A small number of insiders control a substantial majority of our voting power.

Our officers and directors and their affiliates, together with holders of our preferred stock, control a substantial majority of our voting power. As a result, these persons are able to control the outcome of matters requiring stockholder approval, including the election of directors and significant corporate transactions, and their interests may differ from those of other stockholders.

We engage in related-party transactions that present conflicts of interest.

We have entered into transactions with related parties, including a credit card facility provided by our Chief Executive Officer, a consulting arrangement with the son of our Chief Executive Officer, an outstanding obligation to a director, and issuances of preferred stock to officers and directors. Because we do not have an independent audit or compensation committee, these transactions are not reviewed by independent directors, and conflicts of interest may not be resolved in favor of our unaffiliated stockholders.

Tariffs, trade policy and supply-chain disruptions could increase our costs and reduce demand.

A significant portion of automotive parts and accessories are manufactured or sourced abroad. Changes in U.S. trade policy, including the imposition of tariffs, and disruptions in global supply chains, could increase our product costs, reduce our margins, cause inventory shortages, and reduce consumer demand, any of which could materially and adversely affect our results of operations.

Our business, results of operations, and financial condition may be adversely impacted by the resurgence of the global COVID-19 pandemic or other pandemics.

A significant outbreak, epidemic or pandemic of contagious diseases in any geographic area in which we operate or plan to operate could result in a health crisis adversely affecting the economies and financial markets in which we operate as well as the overall demand for our products. In addition, any preventative or protective actions that governments implement or that we take in response to a health crisis, such as travel restrictions, quarantines, or site closures, may interfere with the ability of our employees, suppliers and customers to perform their responsibilities. Such results could have a materially adverse effect on our business.

While the immediate global impact of COVID-19 has diminished, the pandemic had resulted in structural changes in supply chains, labor markets and global economic conditions. Geopolitical conflicts, inflationary pressures and continued financial market volatility, worsened by the lingering effects of the pandemic, have attributed to business uncertainty and operational challenges.

We cannot predict the occurrence, duration, or scope of future COVID-19 resurgences or other pandemics, and we know from the COVID-19 pandemic that such events can have material impacts on supply networks, in-person labor availability and global financial markets volatility.

If another global health emergency occurs, it is likely to have the effect of heightening many of the other risks described in this “Risk Factors” section.

We will need additional financing in order to grow our business.

From time to time, in order to expand operations to meet customer demand, we will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, we may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of our operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to us or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on our business, financial condition and operating results.

We are a growth stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.

We have incurred net losses since our inception. We believe net operating losses will decrease or become net income in the near future as we ramp up sales of our products, although we do intend to concurrently invest further into research and development of our software platform. We are unsure whether we will be profitable in the near future while we continue to ramp up our product offerings, bolster our sales channels, and we cannot assure you that we will ever achieve or be able to maintain profitability in the future. For example, as we expand our product portfolio, we will need to manage costs effectively to sell those products at our expected margins. Failure to become profitable would materially and adversely affect the value of your investment. If we are ever to achieve profitability, it will be dependent upon our ability to successfully increase in sales volume at margin significant enough to cover operating expenses and fixed overhead, which may not occur.

We have only sold automotive parts, the market size of which is significant, but our ability to reach significant market share may be limited. Our long-term results depend upon our ability to successfully introduce and market new products, which may expose us to new and increased challenges and risks.

To date, we have only sold automotive parts, the market size of which is significant, but our ability to reach significant market share may be limited. Our growth strategy depends, in part, on our ability to successfully introduce and market additional products. We will need additional capital and this capital may not be available on terms favorable to us, if at all, which could adversely affect our business, prospects, financial condition, results of operations, and cash flows. If we are unable to successfully introduce, integrate, and market new products and services, our business, prospects, financial condition, results of operations, and cash flows may be materially and adversely affected.

We may not succeed in establishing, maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of our products and our business, prospects, financial condition, results of operations and cash flows.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen the Company’s brand. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Our ability to develop, maintain and strengthen our brand will depend heavily on our ability to provide high quality products and engage with our customers as intended, as well as depend on the success of our customer development and marketing efforts. The automobile accessory and parts industry is intensely competitive, and we may not be successful in building, maintaining and strengthening the Company's brand. Many of our current and potential competitors have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition, results of operations and cash flows could be materially and adversely impacted.

In addition, we could be subject to adverse publicity. In particular, given the popularity of social media, any negative publicity, whether true or not, could quickly proliferate and harm consumer perceptions and confidence in our brand. In addition, from time to time, our products may be evaluated and reviewed by third parties. Any negative reviews or reviews which compare us unfavorably to competitors could adversely affect consumer perception about our products.

The US Central Bank has provided forward-looking guidance of high interest rates for the near future.

We may need to invest in additional development resources, media, and software if demand for our products is higher than anticipated or if we secure a supplier deals with a major original equipment manufacturer (OEM). With high interest rates, it will be less financially attractive to finance such purchases, which may lead to an otherwise higher burn rate.

Continued uncertain economic conditions, including inflation and the risk of a global recession could impair our ability to forecast and may harm our business, operating results, including our revenue growth and profitability, financial condition and cash flows.

While U.S. inflation rates have come down from their 2022 highs, the U.S. economy is still experiencing higher than target inflation rates, and high inflation levels persist in many countries worldwide. Historically, we have not experienced significant inflation risk in our business. However, our ability to raise our product prices depends on market conditions, and there may be periods during which we are unable to recover increases in our costs fully. In addition, the global economy suffers from slowing growth and elevated interest rates, and many economists are still unsure whether a global recession may begin in the near future. If the global economy slows, our business would likely be adversely affected.

Also, a recession may result in job loss and lower discretionary funds among potential customers, lowering demand for automotive aftermarket accessories. Part of our consumer base includes workers, particularly those in manufacturing and construction environments, who may have lower job security in the event of a recession and, thus, have lower demand for automotive parts.

Our business and operations would suffer in the event of computer system failures, cyberattacks or a deficiency in our cybersecurity or a natural disaster.

There are growing risks related to the security, confidentiality and integrity of personal and corporate information stored and transmitted electronically due to increasingly diverse and sophisticated threats to networks, systems and data security. Potential attacks span a spectrum from attacks by criminal hackers, hacktivists, and nation state or state-sponsored actors, to employee malfeasance and human or technological error. Cyberattacks against companies have increased in frequency and potential harm over time, and the methods used to gain unauthorized access constantly evolve, making it increasingly difficult to anticipate, prevent, and/or detect incidents successfully in every instance.

Despite the implementation of security measures, our internal computer systems, and those of third parties on which we rely (including our vendors, contractors and other third-party partners who process information on our behalf or have access to our systems), are vulnerable to damage from computer viruses, malware, ransomware, phishing attacks and other forms of social engineering, denial-of-service attacks, third party or employee theft or misuse and other negligent actions, natural disasters, terrorism, war, telecommunication and electrical failures, cyberattacks or cyber-intrusions over the internet, security incidents, disruptions, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyberattacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our product development programs. To the extent that any disruption or security breach was to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur material legal claims (including class claims) and liability, substantial remediation costs, regulatory enforcement, liability under data protection laws, additional reporting requirements and damage to our reputation, and the further development of our product candidates could be delayed.

Our future growth may be limited.

Our ability to achieve our expansion objectives and to manage our growth effectively depends upon a variety of factors, including our ability to attract and retain skilled employees, to successfully position and market our products, to protect our existing intellectual property, to capitalize on the potential opportunities we are pursuing with third parties, and to acquire sufficient funding whether internally or externally. To accommodate growth and compete effectively, we will need working capital for marketing, develop additional procedures and controls and increase, train, motivate and manage our work force. There is no assurance that our personnel, systems, procedures and controls will be adequate to support our potential future operations. There is no assurance that we will generate higher revenues from our prospective sales partners nor be able to capitalize on additional third-party manufacturers.

We rely on suppliers for the production of all of our products, which may hinder our ability to grow.

We purchase all of our products from suppliers. We do not carry significant inventories of these finished goods which, if a supplier does not have inventory, could affect our ability to sell those products. Strategic inventories are typically managed by the supplier based on demand, but leaves us vulnerable to the supplier’s judgment. While we only sell products that are physically in the United States, our suppliers may be manufacturing or sourcing the products in other countries.

We rely on key personnel, especially Michael Hill, our Chief Executive Officer and Chairman of the Board.

Our success also will depend in large part on the continued service of our key operational and management personnel, including executive staff, research and development, marketing and sales staff. Most specifically, this includes Michael Hill, our Chief Executive Officer, who oversees the overall management and future growth. Any failure on our part to hire, train and retain a sufficient number of qualified professionals could impair our business.

We depend on intellectual property rights that may be infringed upon, and we may infringe upon the intellectual property rights of others.

Our success depends to a significant degree upon our ability to develop, maintain and protect proprietary technologies. The Company doesn’t currently maintain any patents or patent pending applications. However, patents provide only limited protection of our intellectual property. The assertion of patent protection involves complex legal and factual determinations and is therefore uncertain and potentially expensive. We cannot provide assurance that any future patent applications filed will be granted, that the scope of any patents we might obtain will be sufficiently broad to offer meaningful protection, or that we will develop additional proprietary technologies that are patentable. In fact, if any patents or patent applications filed with the United States Patent and Trademark Office could be successfully challenged, invalidated or circumvented. This could result in potential patent rights failing to create an effective competitive barrier. Losing a significant patent or failing to get a patent issued from a pending patent application we consider significant could have a material adverse effect on our business.

We may not be able to protect our intellectual property rights throughout the world, which could negatively impact our business.

Filing, prosecuting and defending patents covering our current and future technology platforms in all countries worldwide would be prohibitively expensive. Competitors may use our technologies in jurisdictions where we have or have not obtained patent protection to develop their own technology and, further, may export otherwise infringing technologies to territories where we may obtain patent protection but where patent enforcement is not as strong as that in the United States. These technologies may compete with our technologies in jurisdictions where we do or do not have any issued or licensed patents, and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our intellectual property and proprietary rights, generally. Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property and proprietary rights worldwide may be inadequate to obtain a significant commercial advantage from the intellectual property we develop or license.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations and prospects may be adversely affected.

Our future potential patents might not protect our technology from competitors, in which case we may not have any exclusionary advantage over competitors in selling any products that we may develop.

Our commercial success will depend in part on our ability to obtain patents and protect our intellectual property rights for our technologies and any future technologies in the United States and other countries. If we do not adequately protect our technology and future technologies, competitors may be able to use or practice them and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability. The laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as U.S. laws, and we may encounter significant problems in protecting and defending proprietary rights in these countries. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies and any future technologies are covered by valid and enforceable patents or are effectively maintained as trade secrets.

Any trademarks we may obtain may be infringed or successfully challenged, resulting in harm to our business.

We expect to rely on trademarks as one means to distinguish our products from our competitors’ products. Once we select trademarks and apply to register them, our trademark applications may not be approved. Third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in a loss of brand recognition and could require us to devote resources to advertising and marketing new brands. Our competitors may infringe on our trademarks, and we may not have adequate resources to enforce our trademarks.

Much of our intellectual property is protected as trade secrets or confidential know-how.

We consider proprietary trade secrets to be important to our business. This type of information must be protected diligently by us to protect its disclosure to competitors, since legal protections after disclosure may be minimal or non-existent. Accordingly, much of the value of this intellectual property is dependent upon our ability to keep our trade secrets.

To protect this type of information against disclosure or appropriation by competitors, our policy is to require our employees, consultants, contractors and advisors to enter into confidentiality agreements with us. However, current or former employees, consultants, contractors and advisers may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party illegally obtained, and is using, trade secrets is expensive, time-consuming and unpredictable. The enforceability of confidentiality agreements may vary from jurisdiction to jurisdiction.

Failure to obtain or maintain trade secret protection could adversely affect our competitive position. Moreover, our competitors may independently develop substantially equivalent proprietary information and may even apply for patent protection in respect of the same. If successful in obtaining such patent protection, our competitors could limit our use of such trade secrets.

We may be subject to claims challenging the inventorship or ownership of our intellectual property.

We may also be subject to claims that former employees, suppliers, collaborators or other third parties have an ownership interest in our intellectual property. We may be subject to ownership disputes in the future arising, for example, from conflicting obligations of suppliers, consultants or others who are involved in developing our technologies. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and employees.

Intellectual property rights do not necessarily address all potential threats to our business.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business. The following examples are illustrative:

●others may be able to develop technologies that are similar to our technology platforms but that are not covered by the claims of any patents, should they issue, that we own or license;

●we might not be the first to file patent applications covering certain aspects of our inventions;

●others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●it is possible that any future patent applications will not lead to issued patents;

●our competitors might conduct research and development activities in the United States and other countries that provide a safe harbor from infringement claims for certain research and development activities, and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

●we may not develop additional proprietary technologies that are patentable; and

●the patents of others may have an adverse effect on our business.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our products or components, which could make it more difficult for us to operate our business. The automotive aftermarket has been characterized by significant litigation and other proceedings regarding patents, patent applications and other intellectual property rights. The situations in which we may become parties to such litigation or proceedings may include:

●litigation or other proceedings we may initiate against third parties to enforce our intellectual property rights; and

●litigation or other proceedings third parties may initiate against us to seek to enforce their patents and/or invalidate our patents.

If third parties initiate litigation claiming that our technologies infringe their patent or other intellectual property rights, we will need to defend against such proceedings.

The costs of resolving any patent litigation or other intellectual property proceeding, even if resolved in our favor, could be substantial. Many of our potential competitors will be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. In some instances, competitors may proceed with litigation or other proceedings pertaining to infringement of their intellectual property as a means to hinder or devaluate the target defendant company, with no intention of the matter being resolved in their favor. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other intellectual property proceedings may also consume significant management time and costs. Substantial additional costs may be evident in the event that litigation or other proceedings were initiated against us because we would have to seek legal defense where the litigation or legal proceedings were filed. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage, and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results.

Confidentiality agreements with employees and others may not adequately prevent the disclosure of trade secrets and other proprietary information.

In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outsourced manufacturers and other advisors. These agreements may not effectively prevent the disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

There are risks associated with outsourced production that may result in a decrease in our profit.

The possibility of delivery delays, code defects and other development risks stemming from our use of outsourced suppliers cannot be eliminated. In particular, inadequate development staffing among outsourced suppliers could result in us being unable to supply enough product amid periods of high product demand, the opportunity costs of which could be substantial.

We have competition for our market share which could harm our sales.

We participate in the automotive aftermarket equipment industry which is highly competitive for a relatively limited customer base. Companies that compete in this market include Amazon, Ebay, RealTruck (formerly Truck Hero), Truck Accessories Group, Turn5 Group, Jackit, Carid, Rock Auto, Parts Geek, and Agri-Cover, Inc., among others. Many of our current competitors are significantly better funded and have longer operating histories than we do.

In addition, some of our competitors sell their products at prices lower than ours, and we compete primarily on the basis of product quality, features, value, service, and customer relationships. Our competitive success also depends on our ability to maintain a strong brand and the belief that customers will need our products and services to meet their growth requirements. Alternatively, in the case of generic competition, competitors’ products may be of equal or better quality and sold at substantially lower prices than our products. At times, competitors may also release a generic or re-branded version of a current and successful product at a substantially reduced price in efforts to increase revenues or market share. As a result, if we fail to maintain our competitive position, this could have a material adverse effect on our business, cash flow, results of operations, financial position and prospects.

We may not have sufficient product liability insurance to cover potential damages.

The existence of any defects, errors or failures in our automotive aftermarket products could also lead to product liability claims or lawsuits against us. We do not presently have product liability insurance that protects a company against third-party manufacturing defects, engineering defects and the costs related to refunds, shipping, replacement or repairs. Even if in place, there is no guarantee that the full costs of any reimbursements or claims, lawsuits or litigation would be covered by such insurance. We have no assurance that this insurance would be adequate to protect us from all material judgments and expenses related to potential future claims or that these levels of insurance will be available at economical prices, if at all. To that extent, product liability insurance is conditional and up for further investigation. A successful product liability claim could result in substantial costs for us. Even if we are fully insured as it relates to a claim, a claim could nevertheless diminish our brand and divert management’s attention and resources, which could have a negative impact on our business, financial condition and results of operations.

We may resell products of inferior quality which would cause us to lose customers.

Although we make an effort to ensure the high quality of our automotive aftermarket products, they could from time to time contain defects, anomalies or malfunctions that are undetectable at the time of shipment. These defects, anomalies or malfunctions could be discovered after our third-party products are shipped to customers, resulting in the return or exchange of our products, customers’ claims for compensatory damages or discontinuation of the use of our third-party products, which could negatively impact our operating results. We do not presently have product recall (or similar function) insurance that protects a company against broad-scale product manufacturing defects, engineering defects and the costs related to a broad product recall such as shipping, replacement or repairs. Even if in place, there is no guarantee that the full costs of any reimbursements or claims, lawsuits or litigation would be covered by such insurance.

Geopolitical conditions, including direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Geopolitical conditions, including but not limited to acts of war, terrorism, political and social instability, may negatively impact our business operations and financial performance. Our business activities could face interruptions due to such unpredictable geopolitical events. Notably, the recent escalation of military conflict by Russia in Ukraine in February 2022, the internal conflict within Sudan that erupted in April 2023 between the Rapid Support Forces and the Sudanese Armed Forces, and the conflict initiated by Hamas against Israel in October 2023, leading to a war in Gaza, have all contributed to a tense geopolitical climate. This tension has also encouraged Houthi attacks on commercial vessels in the Red Sea and hindered diplomatic efforts in the Middle East. Moreover, ongoing conflicts in regions such as Ethiopia and Myanmar further underscore the global nature of these geopolitical risks.

In reaction to the invasion of Ukraine by Russia, the United States along with several other nations have enforced substantial sanctions and export controls on Russia and Belarus, as well as on certain individuals and enterprises linked to their political, commercial, and financial sectors. There is a possibility that additional sanctions, trade restrictions, and retaliatory measures may be adopted should these conflicts persist or escalate. The full ramifications of these and other global conflicts are challenging to predict but may lead to increased geopolitical tension, regional instability, shifts in geopolitical alliances, cyber threats, or interruptions in energy exports. These outcomes could have a considerable negative effect on international trade, currency exchange rates, regional economies, and the global economic landscape.

Given these uncertainties, it is difficult to ascertain the full impact these geopolitical developments may have on our Company. However, it is anticipated that such conflicts and the resultant responses could elevate our operational costs, disrupt our supply chain, diminish our sales and profits, hinder our ability to secure additional funding on favorable terms, or adversely affect our overall business health and operational results.

We currently, and may in the future, have assets held at financial institutions that may exceed the insurance coverage offered by the Federal Deposit Insurance Corporation (“FDIC”), the loss of such assets would have a severe negative effect on our operations and liquidity.

We may maintain our cash assets at certain financial institutions in the U.S. in amounts that may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $250,000. In the event of a failure of any financial institutions where we maintain our deposits or other assets, we may incur a loss to the extent such loss exceeds the FDIC insurance limitation, which could have a material adverse effect upon our liquidity, financial condition and our results of operations.

The uncertainty of the effect of repealing existing regulations may adversely affect our business operations and financial condition.

On January 31, 2025, an executive order was signed requiring federal agencies to repeal at least 10 existing regulations for every new regulation enacted. This order introduces significant regulatory uncertainty that may affect us, as agencies may delay rulemaking, eliminate critical compliance guidelines or reduce enforcement mechanisms relating to standards and requirements regarding the manufacturing and sale of our products. The impact of this order could be substantial as regulatory agencies may face internal constraints when implementing new rules, leading to uncertain compliance expectations, potential gaps in oversight and inconsistent enforcement of industry standards.

In addition, extended approval timelines for any product certifications and safety compliance reviews may disrupt product launches, supply chain planning and market expansion strategies. The uncertainty surrounding which regulations will be repealed or retained may also affect strategic partnerships with automobile companies, corporate sustainability goals and investor confidence. We may need to allocate additional resources to regulatory monitoring, compliance adaptation and risk mitigation strategies, further increasing operational costs and potentially reducing profitability.

If agencies fail to provide clear guidance on the implementation of this executive order, our business may experience compliance ambiguity, leading to potential litigation risks, regulatory penalties or costly operational adjustments, which could adversely affect our business operations and financial condition.

Risks Related to this Offering and the Ownership of Our Securities

Purchasers in this Offering may suffer dilution.

Since no common stock is being issued at the closing of this Offering, there is no immediate dilution to existing shareholders as a result of this Offering. If and when any shares of common stock are issued pursuant to the CM Purchase Agreement, or when Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock is converted or any of the Warrants are exercised, the conversions and exercises, as applicable, may result in dilution to existing shareholders. The extent of any dilution will depend on the timing, terms and pricing of any conversions or exercises.

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this Offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this Offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. In addition, holders of Preferred Shares may have preferences that impact the rights of Common Stockholders, including dividend or liquidation preferences. The price per share at which we sell additional shares of our common stock, Series A, Series B, Series C or Series D Preferred Shares or other securities convertible or exchangeable into our common stock, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this Offering.

We have a large number of authorized but unissued shares of our common stock and of our Preferred Shares which may dilute existing ownership positions when issued.

As of October 16, 2026, our authorized capital stock consisted of 20,000,000 shares of common stock, par value $0.001 per share, of which 8,212,128 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 15,000 shares of Series A Preferred Stock were authorized and none were outstanding, 20,000 shares of Series B Preferred Stock were authorized and 14,515 were outstanding, 2,500 shares of Series C Preferred Stock were authorized and outstanding, and 10,000 shares of Series D Preferred Stock were authorized and 810 were outstanding. In addition, as of that date, our transfer agent reported that 17,911,912 shares of common stock were reserved for issuance upon the conversion or exercise of outstanding securities, including warrants to purchase 162,000 shares. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, subject to compliance with applicable legal requirements.

Sales of our common stock to CM under the CM Purchase Agreement, and resales by CM and the other selling security holders, may cause substantial dilution and may cause the price of our common stock to decline.

The purchase price for shares that we may sell to CM under the CM Purchase Agreement will be based on discounts to the market price of our common stock at the time of each sale. As a result, the lower our stock price, the more shares we must issue to raise a given amount of capital. The 6,000,000 shares that may be sold to CM under this prospectus represent approximately 73% of our 8,212,128 shares of common stock outstanding as of October 16, 2026. In addition, the 6,971,591 outstanding shares and the 3,605,500 shares issuable upon the exercise or conversion of warrants, preferred stock and notes covered by this prospectus may be resold at any time. Sales of a substantial number of shares in the public market, or the perception that such sales may occur, could cause the market price of our common stock to decline significantly, particularly given the limited trading volume in our common stock.

We may not be able to access the full amount available under the CM Purchase Agreement.

Although the CM Purchase Agreement provides that we may sell up to $15,000,000 of our common stock to CM, only 6,000,000 shares are registered for resale by CM under this prospectus. Based on an assumed purchase price of $0.0855 per share, which is 95% of the $0.09 closing price of our common stock on October 21, 2026, the sale of all 6,000,000 shares would result in gross proceeds of approximately $513,000, substantially less than the full commitment amount. Our ability to sell shares to CM is also subject to conditions and limitations, including a 4.99%

beneficial ownership limitation, daily limits of $100,000 for each type of purchase, the effectiveness of the registration statement of which this prospectus forms a part and the availability of a current prospectus, and our having sufficient authorized and unreserved shares of common stock. If we wish to sell more than 6,000,000 shares to CM, we would need to file a new registration statement and have it declared effective. We cannot assure you that the CM Purchase Agreement will provide us with the capital we need.

Our authorized common stock is currently fully reserved, which may prevent us from selling shares to CM or satisfying conversions until the reservations are reduced or our authorized common stock is increased.

As of October 16, 2026, our transfer agent reported 8,212,128 shares of common stock outstanding and 17,911,912 shares reserved for issuance under outstanding convertible securities, which together exceed our 20,000,000 authorized shares of common stock. Our Board of Directors has approved, and the holders of a majority of our voting power, including a majority of our Series C Preferred Stock, have approved by written consent an increase in our authorized common stock to 990,000,000 shares, which is not yet effective and cannot become effective until at least 20 calendar days after we mail a definitive information statement on Schedule 14C, which we do not expect to occur before late November 2026. Until the increase is effective, unless the holders of our convertible securities agree to reduce their reservations, we may not have shares available to sell to CM or to issue upon conversions or exercises, which could result in defaults under our convertible securities.

We are in default under the convertible notes held by CM and under other obligations, which could adversely affect our ability to use the CM Purchase Agreement.

On August 20, 2026, the $225,000 Commitment Note and the $150,000 convertible note held by CM matured and were not repaid, and we are in default under those notes. We are also in default under the convertible promissory note issued to Labrys Fund II, L.P. on August 1, 2025, and our subsidiary’s credit card facility with our Chief Executive Officer is in default and remains outstanding. CM’s obligation to purchase shares under the CM Purchase Agreement is conditioned on, among other things, the absence of any default or event of default under our indebtedness. Events of default under our notes may entitle the holders to default interest, acceleration of the amounts due, conversion of amounts owed into shares of our common stock at reduced conversion prices, and other remedies. Any of these could result in substantial additional dilution, could cause CM to decline to purchase shares under the CM Purchase Agreement or to exercise any termination rights it may have, and could materially and adversely affect our financial condition.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of the Securities

Our common stock has experienced, and is likely to experience, significant price and volume fluctuations in the future, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

An investment in our Securities is speculative, and there can be no assurance of any return on any such investment.

Investors are cautioned that an investment in the Securities offered hereby is highly speculative and involves a significant degree of risk. The success of our business and the ability to achieve our business goals and objectives, as outlined in this prospectus, are subject to numerous uncertainties, contingencies, and risks. The Securities should be purchased only by persons who can afford the loss of their entire investment. The speculative nature of this investment is compounded by various factors, including, but not limited to, the absence of a minimum offering amount, the immediate use of proceeds without the safeguard of an escrow account, and the broad discretion of management in the use of net proceeds. As such, there is no assurance that investors will realize a return on their investment or that they will not lose their entire investment. Potential investors should carefully consider whether such a speculative investment is suitable for their financial situation and investment objectives before purchasing Securities.

We may need, but be unable, to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities, and, in the future, we hope to rely on revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding, and our ability to secure new sources of funding could be impaired.

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

As we disclosed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, our management has assessed and identified several material weaknesses in our internal controls over financial reporting (“ICFR”) and concluded that our ICFR was not effective as of June 30, 2026. The material weaknesses included our failure to design written policies and procedures at a sufficient level of precision to support the operating effectiveness of the controls to prevent and detect potential errors. We also did not maintain adequate documentation to evidence the operating effectiveness of certain control activities. Lastly, we did not maintain appropriate access to certain systems and did not maintain appropriate segregation of duties related to processes associated within those systems.

Although we have taken several steps to remediate the material weaknesses in our ICFR and continue to do so, there can be no assurances given that our actions will be effective. Any continued failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. Furthermore, investor perceptions of our Company may suffer, and this could cause a decline in the market price of our common stock.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

The requirements of being a public company may strain our resources, divert management’s attention and affect our results of operations.

As a public company in the United States, we face increased legal, accounting, administrative and other costs and expenses. We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley-Act”). The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes- Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. For example, Section 404 requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, we could be subject to sanctions or investigations by the SEC, or other regulatory authorities. Furthermore, investor perceptions of our

Company may suffer, and this could cause a decline in the market price of our common stock. Any continued failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs, and evaluate the costs of our current service providers. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time- consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. A number of those requirements will require us to carry out activities we have not done previously. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increase legal and financial compliance costs and make some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be adversely affected.

As a “smaller reporting company” under applicable law, we are subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are permitted to comply with reduced disclosure obligations in our SEC filings compared to larger public companies. This includes, but is not limited to, simplified executive compensation disclosures, reduced financial statement requirements, and less stringent narrative disclosure obligations. While these scaled disclosure requirements may reduce the burden on us and provide some cost savings, investors should be aware that they may also receive less information about the Company than they would from a larger public reporting company. The designation as a smaller reporting company and the accompanying reduced disclosure requirements could make it more difficult for investors to fully assess the value and risks of an investment in our securities. Consequently, the designation as a smaller reporting company under the SEC rules increases the risk to investors, as it may limit the amount of publicly available information to assess the Company’s performance, prospects, and financial health. Potential investors should consider the implications of these reduced disclosure requirements when making an investment decision.

If research analysts do not publish research about our business, or if they issue unfavorable commentary or downgrade our common stock, our stock price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common stock could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common stock or trading volume to decline.

Anti-takeover provisions under our Articles of Incorporation and Bylaws and Nevada law, could discourage, delay or prevent a change of control of our Company and may affect the trading price of our common stock.

As a corporation incorporated and domiciled in Nevada, our operations are subject to the corporate governance and takeover provisions of Nevada’s corporate law, which could deter takeover attempts that might benefit our stockholders. Nevada law includes provisions that could have the effect of delaying, deferring, or preventing a change in control of our Company, even if such a change in control would be beneficial to our stockholders. For example, Nevada law provides for the regulation of acquisitions of certain Nevada corporations, which could prohibit or delay acquisitions of our Company by other entities. Additionally, our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) and amended and restated bylaws (“Bylaws”) authorizes the Board to increase the size of the board and fill any board vacancies until the next annual stockholders meeting, and limited who may call a special meeting of stockholders, that could make more difficult the acquisition of our Company by means of a tender offer, a proxy contest, or other means. These provisions may prevent our stockholders from receiving a premium for their shares in the event of a takeover that our board of directors does not approve. While these provisions can provide stability and continuity in the management and policies of our Company, they may also discourage transactions that could offer our stockholders the opportunity to sell their shares at a price above the prevailing market rate. Investors should be aware that these provisions could limit their ability to benefit from potential acquisition premiums, mergers, or other transactions aimed at a change in control of our Company, which could affect the value of their investment.

Also, our Articles of Incorporation include provisions that allow for the issuance of “blank check” preferred stock, which grants our board of directors the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof without further vote or action by the stockholders. The rights of these preferred shares could include, among others, dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences. This ability to issue blank check preferred stock could affect the rights of holders of our common stock by diluting the current ownership interests of our common stockholders, potentially diluting their vote and possibly not providing them the opportunity to vote on certain corporate actions where preferred stockholders receive exclusive rights to vote. Moreover, the issuance of preferred stock could be used as a method to discourage, delay, or prevent a change in control of the Company, including transactions that may be considered beneficial by some stockholders. The potential issuance of preferred stock with preferential rights could decrease the amount of earnings and assets available for distribution to holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. In effect, the issuance of blank check preferred stock could increase the risk to common stockholders by allowing our board of directors to issue preferred stock that could reduce the value of our common stock, discourage bids for our common stock at a premium, or otherwise adversely affect the market price of our common stock. Potential investors should be aware that if blank check preferred stock is issued, it could have a negative impact on their investment, including dilution of their investment and loss of control over corporate decisions.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We have never declared or paid any cash dividends on our common stock, and we currently do not anticipate declaring or paying any cash dividends in the foreseeable future. Instead, we plan to retain all available funds and any future earnings to support operations and finance the growth and development of our business. This reinvestment strategy means that investors should not expect to receive any return on their investment through dividend payments. Consequently, any return on investment will likely depend on the appreciation of the price of our common stock, which may never occur. Investors should be aware that the possibility of a lack of dividend income can significantly reduce the potential for income from their investment in our Company, and the only opportunity for achieving a return on their investment may be through the sale of their shares at a price greater than their purchase price, which may not be possible. This risk is compounded by the market’s volatile nature and the speculative nature of our business, which may not lead to sufficient profits or operational cash flows to enable dividend payments in the future. Potential investors should carefully consider the long-term nature of an investment in our company, given our intention not to pay dividends and the consequent requirement for investors to seek returns through other means, such as capital appreciation, which may not materialize.

Item 4. USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by CM and other selling security holders listed in this registration statement. We will receive no proceeds from the sale of shares of common stock by the selling security holders or CM in this offering. We may receive up to $15,000,000 aggregate gross proceeds under the CM Purchase Agreement from any sales we make to CM pursuant to the CM Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our common stock to CM pursuant to the CM Purchase Agreement will be up to $15,000,000 over an approximately 36-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to CM under that agreement and other estimated fees and expenses. See “Plan of Distribution” in this prospectus for more information.

Because only 6,000,000 shares are registered for resale by CM under this prospectus, the proceeds we actually receive under the CM Purchase Agreement will depend on the market price of our common stock at the time of each sale and may be substantially less than $15,000,000. For example, at an assumed purchase price of $0.0855 per share (95% of the $0.09 closing price of our common stock on October 21, 2026), the sale of all 6,000,000 shares would result in gross proceeds to us of approximately $513,000. Our ability to sell shares to CM is also subject to the conditions described under “Risk Factors.”

We expect to use any proceeds that we receive under the CM Purchase Agreement for working capital and general corporate purposes. The Company is experiencing significant growth and requires capital to increase its marketing and development capabilities to continue the growth. Specifically, the Company is increasing advertising and expediting improvements to its platform. The Company will also use the proceeds for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in good faith, deem to be in the best interest of the Company.

Item 5. DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the CM Financing Agreement and resale of existing issued shares. CM may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Item 6. DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our selling shareholders pursuant to the CM Financing Agreement.

Item 7. SELLING SECURITY HOLDERS

This prospectus relates to the possible resale from time to time by C/M of any or all of the shares of common stock that may be issued by us to C/M under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “The CM Purchase Agreement” below. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with C/M on November 20, 2025 in order to permit the Selling Stockholder to offer the shares for resale from time-to-time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as disclosed elsewhere in this prospectus or the information incorporated by reference herein (which include C/M and its affiliates’ roles as investor or lender in previous transactions with the Company and Sugar Auto Parts Inc.) C/M has not had any material relationship with us within the past three years, except for an affiliate’s lending money to us (and to Sugar Auto Parts, Inc.). Those loans to Sugar Auto Parts, Inc were exchanged for ALDS preferred stock which resulted in the issuance of the Series B Convertible Preferred Stock, (the “Series B”) and Series D Convertible Preferred Stock, (the “Series D”) in the June 13, 2025 Merger.

On April 25, 2025, C/M and affiliated entities invested $675,000 in a convertible Note that was converted into Series D Convertible stock on June 13, 2025. As part of the convertible note financing C/M received warrants to purchase 135,000 shares of common stock at an exercise price of $5.00 per share (each as adjusted for the Reverse Stock Split).

On April 25, 2025, Felices Enterprises, LLC invested $135,000 in a convertible Note that was converted into Series D Convertible stock on June 13, 2025. As part of the convertible note financing Felices Enterprises, LLC received warrants to purchase 27,000 shares of common stock at an exercise price of $5.00 per share (each as adjusted for the Reverse Stock Split).

On August 1, 2025, the Company entered into a twelve-month promissory note in the amount of $187,000 with Labrys Fund II, L.P. The note carries a 12% interest rate per annum and was originally convertible at a 25% discount to the average of the closing prices of the Common Stock on the Principal Market during the five (5) trading day period immediately preceding the respective conversion date. The conversion price has since been adjusted because the Company later issued notes with lower conversion prices.

On November 10, 2025, the Company issued two convertible promissory notes to separate investors, each with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. Each note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. Both notes may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

On November 19, 2025, the Company issued two convertible promissory notes to separate investors, Labrys Fund II, LP and Tri-Bridge Ventures, LLC, each with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. Each note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. Both notes may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

On November 20, 2025, the Company issued a convertible promissory note to an investor in the principal amount of $150,000 that is due August 20, 2026.  The note accrues interest at a rate of 5% and is convertible into common stock at a price of $0.01 per share ($2.50 per share after giving effect to the Reverse Stock Split), subject to adjustment as more fully described in the agreements.

On November 25, 2025, the Company issued a convertible promissory note to an investor, with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. The note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. The note may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

The foregoing descriptions of each of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Purchase Agreement and the Note, which are filed as exhibits to our filings with the SEC.

C/M Purchase Agreement and Note

On November 20, 2025, we entered into the Purchase Agreement with the CM Selling Stockholder (the “CM Purchase Agreement”), pursuant to which the CM Selling Stockholder has agreed to purchase from us up to $15,000,000 of our common stock (subject to certain limitations). Also, on November 20, 2025, we entered into a Registration Rights Agreement, with the CM Selling Stockholder, pursuant to which we agreed to file a registration statement with the SEC to register the Selling Stockholder’s resale of shares of common stock issuable by us pursuant to the CM Purchase Agreement. In addition, pursuant to the CM Purchase Agreement, we issued a Note in the amount of $225,000, (representing commitment fee valued at 1.5% of the CM Purchase Agreement amount).

The CM Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the CM Purchase Agreement, the Company may issue and sell to CM, and CM shall purchase from the Company, up to $15,000,000, subject to certain limitations including the Selling Stockholder’s 4.99% beneficial ownership limitation.

The CM Purchase Agreement and the sale of up to $15,000,000 of shares of common stock thereunder was approved by the Company’s Board of Directors on November 20, 2025.

The CM Purchase Agreement essentially gives us the right to put (or offer to sell) common stock to CM as described below. Specifically, the purchase and sale terms provided for by the CM Purchase Agreement are summarized as follows:

(i)

Fixed Purchase. On any business day, the Company has the right to direct CM to purchase shares of common stock at a purchase price equal to 95% of the lower of (A) the daily volume weighted average price (“VWAP”) of the Company’s common stock for the five trading days immediately preceding the applicable purchase date for such Fixed Purchase and (B) the lowest trading price of a share of common stock on such date; provided that if the closing price of the common stock on such date is lower than such purchase price, then the purchase price shall be reduced to equal such closing price, and provided further that such purchases shall be subject to a daily limitation of $100,000;

(ii)

VWAP Purchase. On any business day, the Company has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the closing sale price on such date and (B) the VWAP during the applicable VWAP Purchase Period, provided that such purchases shall be subject to a daily limitation of $100,000; and

(iii)

Additional VWAP Purchase. In addition to the foregoing, the Company also has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the VWAP for the applicable Additional VWAP Purchase Period during the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, and (B) the Closing Sale Price of the Common Stock on such applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, provided that such purchases shall be subject to a daily limitation of $100,000.

The foregoing purchase terms are subject to certain conditions and limitations, including daily volume and dollar amount limitations with respect to each type of purchase described above within a given day, and a 4.99% beneficial ownership limitation with respect to CM’s ownership of the Company’s common stock.

The Company agreed to comply with certain covenants and conditions under the CM Purchase Agreement, which are set forth therein.

Unless earlier terminated as provided under the CM Purchase Agreement, the CM Purchase Agreement shall terminate automatically on the earliest to occur of (i) the expiration of the registration statement of which this prospectus forms a part pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which CM shall have purchased the maximum amount pursuant to the CM Purchase Agreement, (iii) the date on which the Company’s common stock shall have failed to be listed or quoted on the OTC Markets OTCID Basic Market or on another national securities exchange,

(iv) 30 trading days following commencement of bankruptcy proceedings, and (v) the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

In addition, the Company may terminate the CM Purchase Agreement by giving CM, one trading day’s prior written notice, and CM may terminate the CM Purchase Agreement by giving the Company 10 trading’s days’ prior written notice upon the occurrence of certain specified events which more particularly set forth in the CM Purchase Agreement, including any failure to maintain the effectiveness of a registration statement registering the resale of the shares of common stock issuable under the CM Purchase Agreement, failure to maintain listing of the common stock on the OTC Markets OTCID Basic Market or a national securities exchange, and the occurrence of certain other enumerated events.

Registration Rights Agreement

In connection with the CM Purchase Agreement, on November 20, 2025 the Company also entered into a Registration Rights Agreement with CM pursuant to which the Company agreed to register CM’s resale of the shares of common stock issuable under the CM Purchase Agreement (such shares, the “ELOC Shares”) on a registration statement on Form S-1 or S-3 filed with the SEC within 30 days of this Agreement and to cause such registration statement to be declared effective the earlier of (A) the 60th day following the date on which the Company was required to file such registration statement, if such registration statement is subject to review by the SEC, and (B) the third business day following the date the Company is notified by the SEC that such registration statement will not be reviewed. Like the CM Purchase Agreement, CM has agreed to waive the timing discussed in this paragraph but not the obligation.

Commitment Note

Under the CM Purchase Agreement, the Company agreed to issue to CM “Commitment Note” in the form of a convertible note having a value of 1.5% of the maximum ELOC amount. The Company issued a note in the amount of $225,000 as the Commitment Fee or Commitment Note pursuant to this requirement. On November 20, 2025, in a separate private placement of CM purchased a convertible note in the amount of $150,000.

The above descriptions of certain material terms of the CM Purchase Agreement, Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are included as exhibits to the Company’s filings with the SEC and are incorporated herein by reference.

This prospectus relates to:

•The resale of 6,971,591 shares of common stock by certain of the selling security holders;

•The issuance by us and resale of 162,000 shares of common stock reserved for issuance upon the exercise of outstanding warrants;

•The issuance by us and resale up to 1,892,400 shares pursuant the Convertible Preferred Stock;

•The issuance by us and resale up to 1,551,100 shares pursuant the Convertible Debentures; and

•The possible resale by CM of shares of common stock that have been or may be issued to CM pursuant to the CM Purchase Agreement of up to 6,000,000 shares.

We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of certain registration rights agreements, which we entered into with the selling security holders, in which we agreed to provide certain registration rights with respect to sales by selling security holders of the shares of our common stock that have been or may be issued pursuant to their respective agreements.

Selling security holders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have issued or may sell to CM under the CM Purchase Agreement. The selling security holders may sell some, all or none of its shares. We do not know how long the selling security holder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling security holder regarding the sale of any of the shares.

CM may offer and sell under this prospectus up to 6,000,000 shares of our common stock, consisting of shares that we may sell to CM under the CM Purchase Agreement. If issued presently, those 6,000,000 shares would represent approximately 73.1% of our 8,212,128 shares of common stock outstanding as of October 16, 2026.

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The CM selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

CM will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

Information concerning the CM selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the CM selling stockholder may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 8,212,128 shares of our common stock outstanding as of October 16, 2026.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Before the Offering					After the Offering
Name of Selling Security holders	Number of Shares of Common Stock Beneficially Owned (1)	Shares Underlying Number of Warrants	Underlying Convertible Debentures, Convertible Preferred Stock and eloc	Percentage Beneficially Owned (2)	Number of Shares of Common Stock Being Offered (3)	Number of Shares of Common Stock Beneficially Owned	Percentage Beneficially Owned
Christopher Davenport (4)	2,268,000	-	-	27.62%	2,268,000	-	-
The Sadewasser Trust (Carleen Sadewasser) (5)	560,000	-	-	6.82%	560,000	-	-
Jared Davenport (6)	120,000	-	-	1.46%	120,000	-	-
Mammoth Crest Capital, LLC (7)	2,000,000	-	-	24.35%	2,000,000	-	-
EMC2 Capital LLC (8)	200,000	-	-	2.44%	200,000	-	-
MacRab LLC (9)	80,000	-	-	0.97%	80,000	-	-
SportsAlert Media LLC (10)	93,000	-	-	1.13%	80,000	13,000	0.16%
Colby Hill (11)	244,000	-	-	2.97%	240,000	4,000	0.05%
Colby Michael Hill – IRA (12)	80,000	-	-	0.97%	80,000	-	-
James Boening (13)	400,000	-	-	4.87%	400,000	-	-
Bryan Sweeley (14)	80,000	-	-	0.97%	80,000	-	-
Sergio and Cheryl Salzano Family Trust (15)	244,000	-	-	2.97%	244,000	-	-
Robert J Brown (16)	89,600	-	-	1.09%	89,600	-	-
North Industrial Machine LLC (17)	358,400	-	-	4.36%	358,400	-	-
Bruce Russell (18)	24,000	-	-	0.29%	20,000	4,000	0.05%
Troy Doss and Brandi Doss (19)	120,000	-	-	1.46%	120,000	-	-
Rodney Schoemann Jr (20)	20,000	-	-	0.24%	20,000	-	-
Brunson Chandler & Jones PLLC (21)	100	-	40,000	0.00%	40,000	100	0.00%
Nabil Freeman (22)	4,000	-	20,000	0.05%	20,000	4,000	0.05%
The CFO Squad LLC (23)	8,000	-	164,000	0.10%	164,000	8,000	0.10%
Jean-Michel Chalayer (24)	4,000	-	20,000	0.05%	20,000	4,000	0.05%
Stephen N Solarsh (25)	128,852	-	88,000	1.57%	88,000	128,852	1.57%
Natasha Pilbrow (26)	4,000	-	20,000	0.05%	20,000	4,000	0.05%
Labrys Fund II LP (27)	-	-	691,600	0.00%	691,600	-	-
Felices Enterprises LLC (28)	-	27,000	144,000	0.00%	171,000	-	-
WVP Emerging Manager Onshore Fund, LLC - C/M Capital Series (29)	-	94,500	504,000	0.00%	598,500	-	-
Tri-Bridge Ventures LLC (30)	-	-	168,000	0.00%	168,000	-	-
Bionance LLC (31)	-	-	168,000	0.00%	168,000	-	-
104 LLC (32)	-	-	168,000	0.00%	168,000	-	-
ClearThink Capital Partners (33)	-	-	168,000	0.00%	168,000	-	-
C/M Capital Master Fund LP pref d (34)	-	40,500	216,000	0.00%	256,500	-	-
C/M Capital Master Fund LP new note (35)	-	-	676,400	0.00%	676,400	-	-
C/M Capital Master Fund LP – eloc (36)	-	-	6,187,500	0.00%	6,187,500	-	-
Mackey Alligood (37)	8,114	-	-	0.10%	8,114	-	-
Stephen Kiront (38)	1,739	-	-	0.02%	1,739	-	-
Barry Kiront (39)	1,739	-	-	0.02%	1,739	-	-

Footnotes:

(1)Excludes the warrants held by the selling security holders as they have not been exercised and they are out of the money for the purpose of this section.

(2)Based on 8,212,128 shares of common stock issued and outstanding as of October 16, 2026.

(3)Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling security holders.

(4)Includes 2,268,000 shares of our common stock currently owned. The address of Mr. Davenport is 5114 Thataboy Court, Las Vegas, NV 89130.

(5)Includes 560,000 shares of our common stock currently owned. The address of Ms. Sadewasser is 1321 N. Garrison Road, Vancouver, WA 98664.

(6)Includes 120,000 shares of our common stock currently owned. The address of Mr. J. Davenport is 5114 Thataboy Court, Las Vegas, NV 89130.

(7)Includes 2,000,000 shares of our common stock currently owned by Mammoth Crest Capital LLC (“MCC”). Mr. Michael Hill, our CEO, and Barrett Evans, our CFO, are managers of MCC, have voting control and investment discretion over the securities reported herein that are held by MCC. Mr. Hill and Mr. Evans may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by MCC. The address of MCC is 701 Anacapa Street, Suite C, Santa Barbara, CA 93101.

(8)Includes 200,000 shares of our common stock currently owned by EMC2 Capital LLC (“EMC”). Mr. Barrett Evans, our CFO, is the managers of EMC, have voting control and investment discretion over the securities reported herein that are held by EMC. Mr. Evans may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by EMC. The address of EMC is 701 Anacapa Street, Suite C, Santa Barbara, CA 93101.

(9)Includes 80,000 shares of our common stock currently owned. Mr. Mackey Alligood is the manager of MacRab, has voting control and investment discretion over the securities reported herein that are held by MacRab. Mr. Alligood may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by MacRab. The business address of MacRab is 4598 Cornwall Drive, Merritt Island, FL 32953.

(10)Includes 93,000 shares of our common stock currently owned by SportsAlert Media, LLC (“SAM”), of which 80,000 shares are being offered under this prospectus. Mr. Michael Hill, our CEO, is the manager of SAM, has voting control and investment discretion over the securities reported herein that are held by SAM. Mr. Hill may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by SAM. The business address of SAM is 6073 Paseo Palmilla, Goleta, CA 93117.

(11)Includes 244,000 shares of our common stock currently owned, of which 240,000 shares are being offered under this prospectus. The address of Mr. Colby Hill is 3478 Lakeside Dr NE, Unit 1802, Atlanta, GA 30326

(12)Includes 80,000 shares of our common stock currently owned. The address of Mr. Colby Hill is 3478 Lakeside Dr NE, Unit 1802, Atlanta, GA 30326

(13)Includes 400,000 shares of our common stock currently owned. The address of Mr. Boening is 4092 Dream Catcher Drive, Woodstock, GA 30189.

(14)Includes 80,000 shares of our common stock currently owned. The address of Mr. Sweeley is 50 Chester Circle, Los Altos, CA 94022.

(15)Includes 244,000 shares of our common stock currently owned. The address of the Salzano Family Trust is 1935 Buckhorn Butte CT, Las Vegas, NV 89149.

(16)Includes 89,600 shares of our common stock currently owned. The address of the Mr. Brown is 334 Kings Place Drive, Hartsville, SC 29551.

(17)Includes 358,400 shares of our common stock currently owned by North Industrial Machine LLC (“NIM”). Mr. Danny Johnson Jr. is the manager of NIM, has voting control and investment discretion over the securities reported herein that are held by NIM. Mr. Johnson may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by NIM. The business address of NIM is PO Box 1734, Hartsville, SC 29551.

(18)Includes 24,000 shares of our common stock currently owned by Premier Metal Finishing LLC (“PMF”), of which 20,000 shares are being offered under this prospectus. Mr. Bruce Russell is the manager of PMF, has voting control and investment discretion over the securities reported herein that are held by PMF. Mr. Russell may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by PMF. The business address of PMF is 12829 NE Airport Way, Portland, OR 97230.

(19)Includes 120,000 shares of our common stock currently owned. The address of the Mr. & Mrs. Doss is 4317 E Timberwood Drive, Traverse City, MI 49686.

(20)Includes 20,000 shares of our common stock currently owned. The address of the Mr. Rodney Schoemann Jr. is 8812 Windlake Drive, Denham Springs, LA 70726.

(21)Includes 40,000 shares of our common stock issuable upon conversion of preferred stock.  The preferred stock held by Brunson Chandler and Jones PLLC (“BCJ”) are subject to a beneficial ownership limitation of 4.99%, which does not permit BCJ to convert a portion of the preferred stock that would result in BCJ and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Chance Chandler (“Mr. Chandler”), who is partner of BCJ, has voting control and investment discretion over the securities reported herein that are held by BCJ. As a result, Mr. Chandler may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by BCJ. The business address for BCJ is 175 S Main Suite 510, Salt Lake City, UT 84111.

(22)Includes 20,000 shares of our common stock issuable upon conversion of preferred stock.  The address of Mr. Nabil Freeman is 85 Longley Road, Harrow, HA14TQ, GB.

(23)Includes 164,000 shares of our common stock issuable upon conversion of preferred stock.  The preferred stock held by The CFO Squad LLC (“TCS”) are subject to a beneficial ownership limitation of 4.99%, which does not permit TCS to convert a portion of the preferred stock that would result in TCS and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Joseph Himy (“Mr. Himy”), who is Managing Director of TCS, has voting control and investment discretion over the securities reported herein that are held by TCS. As a result, Mr. Himy may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by TCS. The business address for TCS is 43 Mariner Way, Monsey, NY 10952.

(24)Includes 20,000 shares of our common stock issuable upon conversion of preferred stock.  The address of Mr. Jean-Michel Chalayer is Flat 77, Regent Court, London, NW88UW, GB.

(25)Includes 88,000 shares of our common stock issuable upon conversion of preferred stock.  The address of Mr. Stephen N Solarsh is 7348 Monteverde Way, Naples, FL 34119.

(26)Includes 20,000 shares of our common stock issuable upon conversion of preferred stock.  The address of Mrs. Natasha Pilbrow is 85 Ravenscourt Road, London, W6OUJ, GB.

(27)Includes 691,600 shares of our common stock to be issued upon the conversion of convertible debentures. The convertible debenture held by Labrys Fund II LP (“Labrys”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Labrys to exercise that portion of the convertible debentures that would result in Labrys and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. TJ Silverman (“Mr. Silverman”), who is the manager of Labrys, has voting control and investment discretion over the securities reported herein that are held by Labrys. As a result, Mr. Silverman may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Labrys. The business address for Labrys is 145 Tremont Street, Suite 201-1408, Boston, MA 02111.

(28)Includes 27,000 and 144,000 shares of our common stock issuable upon the exercise of warrants, and upon the conversion of preferred stock, respectively. The convertible debenture and warrants held by Felices Enterprises LLC (“Felices”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Felices to exercise that portion of the convertible debenture and the warrants that would result in Felices and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Michael Felices (“Mr. Felices”), who is the manager of Felices, has voting control and investment discretion over the securities reported herein that are held by Felices. As a result, Mr. Felices may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Felices. The business address of Felices is 264 Early Pkwy, Smyrna, GA 30082.

(29)Includes 94,500 and 504,000 shares of our common stock issuable upon the exercise of warrants, and upon the conversion of preferred stock, respectively. The convertible debenture and warrants held by WVP Emerging Manager Onshore Fund, LLC – C/M Capital Series (“WVP”) are subject to a beneficial ownership limitation of 4.99%, which does not permit WVP to exercise that portion of the convertible debenture and the warrants that would result in WVP and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Thomas Walsh and Jonathan Juchno are the Managing

Partners of C/M Capital Master Fund, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by C/M Capital Master Fund, LP. Each of Messrs. Walsh and Juchno disclaim any beneficial ownership of these shares. The business address is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131.

(30)Includes 168,000 shares of our common stock to be issued upon the conversion of convertible debentures. The convertible debenture held by Tri-Bridge Ventures LLC (“TBV”) are subject to a beneficial ownership limitation of 4.99%, which does not permit TBV to exercise that portion of the convertible debentures that would result in TBV and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. John Forsythe III (“Mr. Forsythe”), who is the manager of TBV, has voting control and investment discretion over the securities reported herein that are held by TBV. As a result, Mr. Forsythe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by TBV. The business address for TBV is 3001 Allaire Road, Wall, NJ 07719.

(31)Includes 168,000 shares of our common stock to be issued upon the conversion of convertible debentures. The convertible debenture held by Bionance LLC (“BIO”) are subject to a beneficial ownership limitation of 4.99%, which does not permit BIO to exercise that portion of the convertible debentures that would result in BIO and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Donald Dickerson (“Mr. Dickerson”), who is the manager of BIO, has voting control and investment discretion over the securities reported herein that are held by BIO. As a result, Mr. Dickerson may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by BIO. The business address for BIO is 211 E Osborn Road, Phoenix, AZ 85012.

(32)Includes 168,000 shares of our common stock to be issued upon the conversion of convertible debentures. The convertible debenture held by 104 LLC (“104”) are subject to a beneficial ownership limitation of 4.99%, which does not permit 104 to exercise that portion of the convertible debentures that would result in 104 and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Edward Deese (“Mr. Deese”), who is the manager of 104, has voting control and investment discretion over the securities reported herein that are held by 104. As a result, Mr. Deese may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by 104. The business address for 104 is 211 E Osborn Road, Phoenix, AZ 85012.

(33)Includes 168,000 shares of our common stock to be issued upon the conversion of convertible debentures. The convertible debenture held by ClearThink Capital Partners (“CTC”) are subject to a beneficial ownership limitation of 4.99%, which does not permit CTC to exercise that portion of the convertible debentures that would result in CTC and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Edward Deese (“Mr. Deese”), who is the manager of CTC, has voting control and investment discretion over the securities reported herein that are held by CTC. As a result, Mr. Deese may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by CTC. The business address for CTC is 210 West 77th Street, Ste 7W, New York, NY 10024.

(34)Includes 40,500 and 216,000 shares of our common stock issuable upon the exercise of warrants, and upon the conversion of preferred stock, respectively. The convertible debenture and warrants held by C/M Capital Master Fund LP (“CCMF”) are subject to a beneficial ownership limitation of 4.99%, which does not permit WVP to exercise that portion of the convertible debenture and the warrants that would result in WVP and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Thomas Walsh and Jonathan Juchno are the Managing Partners of C/M Capital Master Fund, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by C/M Capital Master Fund, LP. Each of Messrs. Walsh and Juchno disclaim any beneficial ownership of these shares. The business address is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131.

(35)Includes 676,400 shares of our common stock to be issued upon the conversion of convertible debentures. The convertible debenture held by C/M Capital Master Fund LP (“CCMF”) are subject to a beneficial ownership limitation of 4.99%, which does not permit CCMF to exercise that portion of the convertible debentures that would result in CCMF and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Thomas Walsh and Jonathan Juchno are the Managing Partners of C/M Capital Master Fund, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by C/M Capital Master Fund, LP. Each of Messrs. Walsh

and Juchno disclaim any beneficial ownership of these shares. The business address is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131.

(36)C/M Capital Master Fund LP includes the possible issuance of up to 187,500 shares of our common stock pursuant to a convertible note issued for a commitment fee for the purchase agreement and up to 6,000,000 shares of our common stock issuable pursuant to the purchase agreement, which are the same shares registered for resale under this prospectus. Subject to a beneficial ownership limitation of 4.99%, which does not permit, without the prior written consent of C/M and Company, C/M to purchase shares pursuant to the purchase agreement that would result in C/M and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation and further subject to the beneficial ownership limitation of 9.99%, which does not permit, in any event, C/M to purchase shares pursuant to the purchase agreement that would result in C/M and its affiliates owning, after exercise, a number of shares of common stock in excess of the or a number of shares of common stock in excess of the affiliate ownership limitation. Thomas Walsh and Jonathan Juchno are the Managing Partners of C/M Capital Master Fund, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by C/M Capital Master Fund, LP. Each of Messrs. Walsh and Juchno disclaim any beneficial ownership of these shares. The business address is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131.

(37)Includes 8,114 shares of our common stock currently owned. The address of the Mr. Mackey Alligood is 5450 Broad Acres St, Merritt Island, FL 32953.

(38)Includes 1,739 shares of our common stock currently owned. The address of the Mr. Stephen Kiront is 9 Seward Drive, Dix Hills, NY 11746.

(39)Includes 1,739 shares of our common stock currently owned. The address of the Mr. Barry Kiront is 635 Lakewoode Circle West, Delray Beach, FL 33445.

Note: Share amounts in the table above and these footnotes have been adjusted to give effect to the Reverse Stock Split (with fractional shares rounded up). Shares of common stock beneficially owned before the offering are based on the records of our transfer agent as of October 16, 2026, and, for shares issuable upon the exercise or conversion of warrants, convertible preferred stock and convertible notes, on the number of shares registered for each selling security holder under the registration statement. The number of shares that a holder may actually acquire upon conversion of preferred stock or notes will depend on the conversion price in effect at the time of conversion and is subject to the beneficial ownership limitations described above. The “Being Offered” column reflects the shares registered for each selling security holder under the registration statement, as adjusted for the Reverse Stock Split. According to our transfer agent’s records, as of October 16, 2026 each selling security holder of outstanding shares continued to hold all of the outstanding shares registered for its account.

THE CM PURCHASE AGREEMENT

Overview

On November 20, 2025, we entered into the Purchase Agreement with the CM Selling Stockholder (the “CM Purchase Agreement”), pursuant to which the CM Selling Stockholder has agreed to purchase from us up to $15,000,000 of our common stock (subject to certain limitations). Also, on November 20, 2025, we entered into a Registration Rights Agreement, with the CM Selling Stockholder, pursuant to which we agreed to file a registration statement with the SEC to register the Selling Stockholder’s resale of shares of common stock issuable by us pursuant to the CM Purchase Agreement. In addition, pursuant to the CM Purchase Agreement, we issued a Note in the amount of $225,000, (representing commitment fee valued at 1.5% of the CM Purchase Agreement amount).

The CM Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the CM Purchase Agreement, the Company may issue and sell to CM, and CM shall purchase from the Company, up to $15,000,000, subject to certain limitations including the Selling Stockholder’s 4.99% beneficial ownership limitation.

The CM Purchase Agreement and the sale of up to $15,000,000 of shares of common stock thereunder was approved by the Company’s Board of Directors on November 20, 2025.

The CM Purchase Agreement essentially gives us the right to put (or offer to sell) common stock to CM as described below. Specifically, the purchase and sale terms provided for by the CM Purchase Agreement are summarized as follows:

(i)

Fixed Purchase. On any business day, the Company has the right to direct CM to purchase shares of common stock at a purchase price equal to 95% of the lower of (A) the daily volume weighted average price (“VWAP”) of the Company’s common stock for the five trading days immediately preceding the applicable purchase date for such Fixed Purchase and (B) the lowest trading price of a share of common stock on such date; provided that if the closing price of the common stock on such date is lower than such purchase price, then the purchase price shall be reduced to equal such closing price, and provided further that such purchases shall be subject to a daily limitation of $100,000;

(ii)

VWAP Purchase. On any business day, the Company has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the closing sale price on such date and (B) the VWAP during the applicable VWAP Purchase Period, provided that such purchases shall be subject to a daily limitation of $100,000; and

(iii)

Additional VWAP Purchase. In addition to the foregoing, the Company also has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the VWAP for the applicable Additional VWAP Purchase Period during the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, and (B) the Closing Sale Price of the Common Stock on such applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, provided that such purchases shall be subject to a daily limitation of $100,000.

The foregoing purchase terms are subject to certain conditions and limitations, including daily volume and dollar amount limitations with respect to each type of purchase described above within a given day, and a 4.99% beneficial ownership limitation with respect to CM’s ownership of the Company’s common stock.

The Company agreed to comply with certain covenants and conditions under the CM Purchase Agreement, which are set forth therein.

Unless earlier terminated as provided under the CM Purchase Agreement, the CM Purchase Agreement shall terminate automatically on the earliest to occur of (i) the expiration of the registration statement of which this prospectus forms a part pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which CM shall have purchased the maximum amount pursuant to the CM Purchase Agreement, (iii) the date on which the Company’s common stock shall have failed to be listed or quoted on the OTC Markets OTCID Basic Market or on another national securities exchange, (iv) 30 trading days following commencement of bankruptcy proceedings, and (v) the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

In addition, the Company may terminate the CM Purchase Agreement by giving CM, one trading day’s prior written notice, and CM may terminate the CM Purchase Agreement by giving the Company 10 trading’s days’ prior written notice upon the occurrence of certain specified events which more particularly set forth in the CM Purchase Agreement, including any failure to maintain the effectiveness of a registration statement registering the resale of the shares of common stock issuable under the CM Purchase Agreement, failure to maintain listing of the common stock on the OTC Markets OTCID Basic Market or a national securities exchange, and the occurrence of certain other enumerated events.

Registration Rights Agreement

In connection with the CM Purchase Agreement, on November 20, 2025 the Company also entered into a Registration Rights Agreement with CM pursuant to which the Company agreed to register CM’s resale of the shares of common stock issuable under the CM Purchase Agreement (such shares, the “ELOC Shares”) on a registration statement on Form S-1 or S-3 filed with the SEC within 30 days of this Agreement and to cause such registration statement to be declared effective the earlier of (A) the 60th day following the date on which the Company was required to file such registration statement, if such registration statement is subject to review by the SEC, and (B) the third business day following the date the Company is notified by the SEC that such registration statement will not be reviewed. Like the CM Purchase Agreement, CM has agreed to waive the timing discussed in this paragraph but not the obligation.

Commitment Note

Under the CM Purchase Agreement, the Company agreed to issue to CM “Commitment Note” in the form of a convertible note having a value of 1.5% of the maximum ELOC amount. The Company issued a note in the amount of $225,000 as the Commitment Fee or Commitment Note pursuant to this requirement. On November 20, 2025, in a separate private placement of CM purchased a convertible note in the amount of $150,000.

On August 20, 2026, the Commitment Note and the $150,000 convertible note held by CM matured and were not repaid, and we are in default under those notes.

The above descriptions of certain material terms of the CM Purchase Agreement, Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are included as exhibits to the Company’s filings with the SEC and are incorporated herein by reference.

Item 8. PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●privately negotiated transactions;

●broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●a combination of any such methods of sale; or

●any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

C/M is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the resale of shares sold by it.

C/M has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. C/M has informed us that each such broker-dealer will receive commissions or markdowns from C/M that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our common stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our common stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock offered by this prospectus.

We may from time-to-time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our common stock covered by this prospectus by the Selling Stockholder. As consideration for its irrevocable commitment to purchase our common stock under the CM Purchase Agreement, we issued to C/M the Commitment Note, a convertible note in the principal amount of $225,000, in accordance with the CM Purchase Agreement.  In connection with the CM Purchase Agreement, we have agreed to reimburse C/M up to $25,000 for the reasonable, out-of-pocket expenses incurred by C/M, including the legal fees and disbursements of C/M’s legal counsel, in connection with its due diligence investigation of the Company and in connection with the preparation, negotiation and execution of the Purchase Agreement.

We also have agreed to indemnify C/M and certain other persons against certain liabilities in connection with the offering of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. C/M has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by C/M specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We estimate that the total expenses for the offering will be approximately $19,900.

C/M has represented to us that at no time prior to the date of the Purchase Agreement has C/M or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. C/M has agreed that during the term of the Purchase Agreement, neither C/M, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised C/M that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes C/M, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all of our common stock offered by this prospectus have been sold by C/M.

Our common stock is currently listed on OTC Markets – OTCID Basic Market under the symbol “ALDS”.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement with CM. Neither the Financing Agreement with CM nor any rights of the parties under the Financing Agreement with CM may be assigned or delegated to any other person.

Item 9. DESCRIPTION OF CAPITAL STOCK

General

The Company is authorized to issue a total of 30,000,000 shares of capital stock, consisting of 20,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 15,000 shares are designated Series A Preferred Stock, 20,000 shares are designated Series B Preferred Stock, 2,500 shares are designated Series C Preferred Stock and 10,000 shares are designated Series D Preferred Stock.

Common Stock

The Company is authorized to issue up to 20,000,000 shares of Common Stock and had 8,212,128 shares of Common Stock outstanding as of October 16, 2026. On July 3, 2025, we filed a Certificate of Amendment with the Nevada Secretary of State increasing our total authorized capital stock to 5,010,000,000 shares, consisting of 5,000,000,000 shares of common stock and 10,000,000 shares of preferred stock, as approved by written consent of the holders of a majority of our voting power as described in our Information Statement on Schedule 14C. On June 12, 2026, we effected a 1-for-250 reverse stock split of our common stock, and in connection with the reverse split we filed a Certificate of Change with the Nevada Secretary of State under NRS 78.209 that reduced our authorized common stock from 5,000,000,000 shares to 20,000,000 shares. As of October 16, 2026, our transfer agent reported 17,911,912 shares of common stock reserved for issuance upon the conversion or exercise of outstanding securities.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

The Company has four (4) classes of preferred Stock: Series A has 15,000 shares authorized, and 0 issued and outstanding; Series B has 20,000 shares authorized, and 14,515 issued and outstanding; Series C has 2,500 authorized, issued and outstanding; and Series D has 10,000 shares authorized and 810 issued and outstanding as of June 30, 2026.

Series A Convertible Preferred Stock

The Series A, par value $0.001 has 15,000 shares authorized, and 0 are issued and outstanding at June 30, 2026. The holders of the Series A are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The Series A Stock shall vote equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: the holder of the shares of Series A Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series A Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. The conversion rate in effect at any time for conversion of the Series A Stock shall be the product obtained by dividing the number of shares of Series A Stock by the closing share price on the date of conversion and multiplying that number by one hundred thousand (100,000). There were 15,000 Series A shares that were converted into 1,500,000,000 common shares (6,000,000 shares after giving effect to the Reverse Stock Split).

Series B Convertible Preferred Stock

The Series B, par value $0.001, has 20,000 shares authorized, and 14,515 are issued and outstanding at June 30, 2026. The holders of the Series B, in a liquidation, are entitled to participate with the common stock on an as converted basis. The Series B Stock shall vote equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: the holder of the shares of Series B Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series B Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. The conversion rate in effect at any time for conversion of the Series B Stock shall be the product of one share of Series B shall convert into $100 of common stock on the date of conversion based upon the previous day’s closing price of the common stock of the Company.

Series C Convertible Preferred Stock

The Series C, par value $0.001, has 2,500 shares authorized, issued and outstanding at June 30, 2026. The holders of the Series C, in a liquidation, are entitled to participate with the common stock on an as converted basis. The holders of Series C shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series C Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, plus such number of votes that equals twenty-five percent (25%) of the number of votes to which the holders of other securities of the Company are entitled as of such dates. The conversion of the Series C Stock shall be the product obtained by multiplying .0001 (or 0.01%) by the aggregate number of the Company's Common Stock, on a fully diluted basis, at the time of the Conversion. The Series C is subject to automatically convert into common stock in the event of a Qualified Financing as defined above.

Series D Convertible Preferred Stock

The Series D, par value $0.001, has 10,000 shares authorized, and 810 issued and outstanding at June 30, 2026. The Series D shares have a stated value of $1,000 per share. The Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders, before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any parity Stock then outstanding, an amount per Preferred Share equal to the sum of (i) the Black Scholes Value with respect to the outstanding portion of all Warrants held by such Holder as of the date of such event and (ii) the greater of (A) 125% of the Conversion Amount of such Preferred Share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock immediately prior to the date of such payment, provided that if the liquidation funds are insufficient to pay the full amount due to the Holders and holders of shares of parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the liquidation funds equal to the full amount of liquidation funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of liquidation funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock.  The Holders of the Series D will be limited as to their number of votes not to exceed 4.99% of the shares of Common Stock outstanding at the time of any vote. The number of Conversion Shares issuable upon conversion of any Preferred Share shall be determined by dividing (x) the conversion amount of such Preferred Share by (y) the Conversion Price. The initial Conversion Price was set at $10.00 and has been adjusted to $0.02 ($5.00 after giving effect to the Reverse Stock Split), subject to further adjustment as provided in the Certificate of Designation.

The Series D Preferred Stock include certain reset and anti-dilution provisions that could reduce the conversion prices and exercise prices thereof if and whenever the Company grants, issues or sells any shares of Common Stock for a consideration per share (the "New Issuance Price") less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the "Applicable Price" ( the foregoing a "Dilutive Issuance"), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

The Board of Directors of the Corporation is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution the rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are outstanding warrants to purchase 162,000 shares of common stock, exercisable at $5.00 per share, which expire April 24, 2028.

Nevada Anti-Takeover Laws

As a Nevada corporation, we are subject to certain anti-takeover provisions of the Nevada Revised Statutes (“NRS”). Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit certain business combinations between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an interested stockholder unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an interested stockholder, in advance, or unless the combination is approved by the board of directors and at least 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. In the absence of such prior approval, certain restrictions may apply even after the two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation that at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. These statutes apply only to Nevada corporations with 200 or more stockholders of record. As of October 16, 2026, we had 87 holders of record of our common stock, and we therefore are not currently subject to these statutes.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore those voting rights. These laws apply to a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation, unless the corporation’s articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. A person acquires a “controlling interest” whenever it acquires shares that, but for the operation of these provisions, would bring its voting power within any of three ranges: one-fifth or more but less than one-third; one-third or more but less than a majority; or a majority or more. Because we had 87 holders of record of our common stock as of October 16, 2026, we are not currently subject to these statutes.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

●Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

●Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Item 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Brunson Chandler & Jones, PLLC, 175 S. Main Street, Suite 510, Salt Lake City, Utah, 84111.

EXPERTS

The consolidated financial statements of APPlife Digital Solutions, Inc. as of June 30, 2026 and 2025, and for the year ended June 30, 2026 and the period from January 6, 2025 (inception) to June 30, 2025, included in this prospectus have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report includes an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Item 11. INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Nature of Operations and Going Concern

APPlife Digital Solutions, Inc. (the “Company” or “Applife”) was formed March 5, 2018, in Nevada. The Company’s main operating subsidiary, Sugar Auto Parts, Inc. (“SAP”), was formed on January 6, 2025, as a Nevada corporation. SAP is headquartered at 701 Anacapa St, Suite C, Santa Barbara, CA 93101.

On April 30, 2025, SAP executed a Bill of Sale with AP4L ABC, LLC. (AP4L) to acquire substantially all of AP4L’s assets. Under the agreement, SAP purchased all intellectual property and general intangible assets, including domain names, the AP4L website and related rights, and certain supplier relationships that could be re-established or renegotiated.  The Company operates primarily as an aftermarket automotive parts ecommerce business, specializing in online sales of suspension lift systems and related automotive accessories through its ecommerce platform. SAP leverages its digital presence to serve customers across the United States, offering a wide selection of products for Jeep, truck, and SUV owners.

The Company has a limited operating history, operations, and revenues and will need to raise capital to implement our planned operations.

Reverse Merger Transaction

On May 1, 2025, the Company entered into a definitive agreement to acquire SAP, with the transaction structured as a reverse merger. Following the Closing of the reverse merger on June 13, 2025, SAP became the operating entity of the combined company, with APPlife continuing as the registrant and reporting company. The transaction did not involve the transfer of employees, but SAP did engage a prior AP4L consultant to support ongoing business operations.

Products

As of the period from inception through today’s date, we have generated limited revenue and incurred expenses and operating losses, as part of our developmental stage activities in building our ecommerce platform and Sugar Auto Parts marketplace. Our auto parts ecommerce platform is our primary ecommerce website, offering a comprehensive catalog of suspension lift kits and related accessories for Jeep, truck, and SUV owners. The platform allows customers to browse, compare, and purchase products online, with a focus on providing quality aftermarket parts and a user-friendly shopping experience. Our sources of revenue are expected to come from product purchases and, in the future, may include advertising and sponsorships.

Competition

We directly compete for buyers to use our web sites over current ecommerce sites as well as sellers that utilize major marketplaces such as Amazon and eBay.  However, we believe our specialty ecommerce website offers substantial value-added content including installation guides, install videos, high impact photos, order customization and live chat with a technical expert.

Additionally, we believe that our automotive parts marketplace Sugar Auto Parts, with no known large challengers presently in the space outside of “all things to all people” online marketplaces like Amazon and eBay, has the opportunity to quickly be branded when launched as the auto part’s industry premier marketplace just as sites like Etsy, Wayfair, Uber and Chewy have been able to successfully do in their industries.

Marketing Strategy

Our marketing strategy is carefully built and tailored for our ecommerce platform. We focus on digital advertising, search engine optimization, and targeted promotions aimed at automotive enthusiasts and professional installers. Our goal is to differentiate ourselves through product specialization, competitive pricing, and customer service, although limited financial resources have constrained marketing efforts and impacted growth.

Employees

The Company operates with a streamlined team structure. Michael Hill was appointed Director and CEO of SAP on March 12, 2025, and following the acquisition of SAP by Applife on June 13, 2025, Mr. Hill was appointed CEO and Chairman of the Board of Directors for Applife. Barrett Evans serves as CFO and Director of the Company. The Company does not currently have a large full-time staff. Instead, the company relies on its executive leadership and a network of independent contractors and professional service providers in the United States to support its operations, business management, accounting, and legal needs. All executive and management functions are based in the U.S., with no employees or contractors located internationally. The Company generates all its revenue from its ecommerce platform serving U.S. customers, and there are no current plans to develop operations outside the United States.

Recent Developments During Fiscal Year 2026

Reverse Stock Split. On May 22, 2026, our Board of Directors approved a 1-for-250 reverse stock split of our outstanding common stock, which became effective June 12, 2026 following processing by FINRA. In connection with the reverse split, we filed a Certificate of Change with the Nevada Secretary of State reducing our authorized common stock from 5,000,000,000 shares to 20,000,000 shares. No fractional shares were issued; fractional shares were rounded up to the next whole share. Our common stock traded under the temporary symbol “ALDSD” for 20 business days following effectiveness and thereafter reverted to “ALDS,” under new CUSIP No. 03829G206.

Financing Activity. During fiscal year 2026, we financed our operations principally through the issuance of convertible and promissory notes and an equity line of credit. These included senior convertible notes issued to Labrys Fund II, L.P., 104 LLC, Bionance LLC, Tri-Bridge Ventures LLC, ClearThink Capital Partners, LLC and ProActive Capital Partners, L.P.; promissory notes issued to SportsAlert Media, Eric Newman, Sharon and Ed Wortman, Bruce Russell, Commerce Pundit, Bruce Davenport and Colby Hill; and an equity line of credit / convertible note facility with C/M Capital Master Fund LP entered into on November 20, 2025. In addition, in April 2026 our Chief Executive Officer made his personal credit card available to our Sugar Auto Parts subsidiary under a six-month credit facility agreement, in exchange for a monthly fee and an inducement share issuance. That facility is in default. See “Certain Relationships and Related Transactions” and Note 11 to the consolidated financial statements. Several of these notes convert at a discount to the market price of our common stock and contain anti-dilution and reset features. See “Management’s Discussion and Analysis” and Notes to the Consolidated Financial Statements.

Operations. During fiscal 2026, our Sugar Auto Parts marketplace advanced from beta to a soft launch, we expanded our product catalog and installer network, and we surpassed cumulative revenue milestones since inception. As a result of financing constraints, we reduced paid-media spending during portions of the year. As of June 30, 2026, the Company impaired $2,697,728 in goodwill associated with the AP4L acquisition.

Related-Party Arrangements. In May 2026, we approved a one-year consulting agreement with Colby Hill, the son of our Chief Executive Officer, providing for cash compensation of $3,000 per month and 360 shares of Series B Preferred Stock. We also acknowledged an outstanding obligation of approximately $150,000 owed to Applife Holdings, owned by Matthew Reid, a director. See “Certain Relationships and Related Transactions.”

Properties

We do not own any property, nor do we have any contracts or options to acquire any property in the future. Presently, we are operating out of a small physical location and alternatively, virtual offices.  This physical space is adequate for our present and our planned future operations.  We currently pay $1,500 per month for use of this space.  We have no current plans to occupy other or additional office space.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Market’s OTCID Basic Market (“OTCID”) under the symbol “ALDS”. The following table sets forth for the periods indicated the high and low traded price per share of our common stock as reported on the OTCID, as adjusted to give effect to the Reverse Stock Split. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions:

OTC Markets Group Inc. OTCID Basic Market (1)

	Fiscal Year 2027
	High	Low
First Quarter (July 1 – September 30, 2026)	1.00	0.68
Second Quarter (October 1 – 21, 2026)	0.09	0.08
	Fiscal Year 2026
	High	Low
First Quarter	5.6825	1.80
Second Quarter	2.25	1.80
Third Quarter	3.125	1.00
Fourth Quarter	1.25	0.0801
	Fiscal Year 2025
	High	Low
First Quarter	3.65	1.925
Second Quarter	8.3625	2.00
Third Quarter	6.775	2.5375
Fourth Quarter	8.225	4.00

(1) OTC Market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders of Record

As of October 16, 2026, we had 87 holders of record of our common stock. The actual number of stockholders is greater than this number of beneficial record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Dividends

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements.  You can identify forward-looking statements by the use of the words may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, intends, potential, proposed, or continue or the negative of those terms. These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements. Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Overview

AppLife Digital Solutions, Inc. (the “Company” or “Applife”) was formed March 5, 2018, in Nevada. The Company’s main operating subsidiary, Sugar Auto Parts, Inc. (“SAP”) is a Nevada corporation formed on January 6, 2025, by Mammoth Crest Capital, LLC, a Wyoming corporation that is 50% owned by Michael Hill and Barrett Evans, who are related parties. The Company is headquartered at 701 Anacapa St., Suite C, Santa Barbara, CA 93101. SAP operates primarily as an aftermarket automotive parts e-commerce business, specializing in online sales of suspension lift systems and related accessories through its flagship ecommerce platform. The Company serves customers across the United States, offering a wide selection of products for Jeep, truck, and SUV owners.

Reverse Merger with Sugar Auto Parts, Inc.

On June 13, 2025, SAP became a wholly-owned subsidiary of Applife.

Plan of Operation

Applife operates with a streamlined executive team led by Michael Hill and Barrett Evans, with all management and business operations based in the United States. We rely on its executive leadership and a network of independent contractors and professional service providers for business management, accounting, legal, and investor relations functions. All executive and management functions are located in Nevada and California, and there are no employees or contractors located internationally. We generate all of our revenue from our ecommerce platform serving U.S. customers. We have no current plans to develop operations outside the United States.

Our business model is focused on expanding our ecommerce operations, strengthening our product offerings, and pursuing strategic acquisitions that align with our vision for growth. We will continue to explore new opportunities to invest in projects and partnerships that can enhance our market position and revenue streams. Capital raised will be allocated to marketing, acquisitions, and revenue generation initiatives.

We are committed to building value through operational efficiency, targeted marketing, and strategic partnerships. We seek acquisition targets that fit our vision and areas of interest, are currently generating revenue with room for growth, and have strong management teams that will remain in place post-acquisition.

Results of Operations for Year Ended June 30, 2026 and Period January 6, 2025 to June 30, 2025

June 30, 2026
Revenue	$2,297,200
Cost of goods sold	(1,796,910)
Operating expenses	4,878,869
Other income (expenses)	(294,971)
Net loss	$(4,673,550)
June 30, 2025
Revenue	$315,130
Cost of goods sold	(270,891)
Operating expenses	246,137
Other income (expenses)	(795,865)
Net loss	$(997,763)

Revenue

For the year ended June 30, 2026 and period January 6, 2025 to June 30, 2025, we had revenues of $2,297,200 and $315,130, respectively. This growth was primarily driven by the successful completion of key technical enhancements to our ecommerce platform during the quarter. These improvements helped us to significantly broaden our product inventory selection, making a wider array of high-demand items available to customers. At the same time, we accelerated our media and marketing initiatives, leveraging expanded reach and more targeted campaigns to drive higher traffic and conversion rates. Together, these strategic advancements directly contributed to the uplift in sales volume and overall revenue performance. Costs of sales were $1,796,910 and $270,891, respectively, which were approximately 78% and 86% of revenue. Gross margin was $500,290 and $44,239, respectively.

Operating Expenses

For the year ended June 30, 2026 and period January 6, 2025 to June 30, 2025, we had operating expenses of $4,878,869 and $246,137, respectively. This expense was primarily attributable to payments to contractors, employees and other operating expenses, including marketing and advertising and impairment of goodwill in the amount of $2,697,728.

Other Income (Expenses)

For the year ended June 30, 2026, other expenses include finance expense of $532,115, amortization of debt discounts on Series B Preferred Stock, convertible promissory notes and promissory notes to related and non-related parties of $707,755, other expenses of $17,621, a loss on disposal of fixed assets of $1,000, extinguishment loss of $12,013, offset by other income which is the change in the fair value of the derivative liabilities of $967,333. For the period ended January 6, 2025 to June 30, 2025, a majority of the other expenses represent $803,589 in financing expenses.

Net loss

We reported a net loss of $4,673,550 and $997,763 for the year ended June 30, 2026 and period January 6, 2025 to June 30, 2025.

Going Concern

As reflected in the accompanying consolidated financial statements, the Company has revenue generating operations and has an accumulated deficit of $8,295,331 as of June 30, 2026. In addition, there is a working capital deficiency of approximately $4,012,622 and a stockholder’s deficiency of $5,258,043 as of June 30, 2026. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company anticipates additional equity and debt financing to fund operations in the future. Should management fail to adequately address the issue, the Company may have to reduce its business activities or curtail its operations.

Liquidity and Capital Resources

Our cash balance was $21,725 on June 30, 2026. We recorded a net loss of $4,673,550 and $997,763 for the year ended June 30, 2026 and period January 6, 2025 to June 30, 2025. We expect our expenses will continue to increase with the exception of the impairment of goodwill during the foreseeable future as a result of increased operations and the development of our business operations. Consequently, we are dependent on the proceeds raised in the convertible notes from related and non-related parties of which generated $663,320 in cash, as well as the ELOC entered into during the year ended June 30, 2026 to continue to fund our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and consolidated financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate.

Due to our operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain additional capital beyond the current ELOC, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to existing shareholders. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.

No assurance can be given that sources of financing will be available to us and/or that demand for our equity/debt instruments will be sufficient to meet our capital needs, or that financing will be available on terms favorable to us. If funding is insufficient at any time in the future, we may not be able to take advantage of business opportunities or respond to competitive pressures or may be required to reduce the scope of our planned marketing efforts and development of our apps, any of which could have a negative impact on our business and operating results. In addition, insufficient funding may have a material adverse effect on our financial condition, which could require us to:

•Curtail the development of our business,

•Seek strategic partnerships that may force us to relinquish significant rights to our business, or

•Explore potential mergers or sales of significant assets of our Company.

Working Capital Deficit

June 30, 2026
Current assets	$68,327
Current liabilities	4,080,949
Working capital (deficit)	$(4,012,622)

We anticipate generating losses and, therefore, may be unable to continue operations in the future. We expect to require additional capital, and we will have to issue debt or equity principally through the ELOC or enter into a strategic arrangement with a third party. The current liabilities of $4,080,949 include $1,635,651 of assumed liabilities, $665,017 of derivative liabilities, and $804,751 in convertible promissory notes and promissory notes from related and non-related parties, net of discounts. In addition, accounts payable and accrued expenses of $379,107 have been increasing as amounts owed to consultants and vendors go unpaid due to cash flow shortages.

As of the date of this prospectus, we are in default under the convertible promissory note issued to Labrys Fund II, L.P. on August 1, 2025, the two convertible promissory notes issued to C/M Capital Master Fund, LP that matured on August 20, 2026, and the credit card facility provided by our Chief Executive Officer. We do not have the cash to repay these obligations and are seeking extensions, waivers or other resolutions with these lenders. See “Risk Factors” and Notes 6, 11 and 13 to the consolidated financial statements.

Cash Flows

June 30, 2026
Net Cash Used in Operating Activities	$(752,992)
Net Cash Used in Investing Activities	-
Net Cash Provided by Financing Activities	663,320
Net Decrease in Cash	$(89,672)

June 30, 2025
Net Cash Used in Operating Activities	$(159,964)
Net Cash Used in Investing Activities	(185,000)
Net Cash Provided by Financing Activities	456,361
Net Increase in Cash	$111,397

Operating Activities

During the year ended June 30, 2026, cash used in the Company’s operating activities amounted to $752,992, which mainly consisted of the Company’s net loss amounting to $4,673,550. This amount was adjusted by noncash items in 2026 of financing expense of $532,115, an impairment of goodwill of $2,697,728 and a decrease from change in fair value of derivative liabilities of $967,333, and common and preferred shares issued for services of $269,265. Changes in assets and liabilities include an increase in prepaid expenses and other assets, decrease in inventories, increases in accounts payable and accrued expenses, and decrease in other liabilities of $684,802.

During the period January 6, 2025 to June 30, 2025, cash used in the Company’s operating activities amounted to $159,964, which mainly consisted of the Company’s net loss amounting to $997,763. This amount was adjusted by noncash items in 2025 of financing expense of $803,589 and an increase in accounts payable and accrued expenses, and decrease in other liabilities of $41,934.

Investing Activities

During the year ended June 30, 2026 and period January 6, 2025 to June 30, 2025, the Company used $0 and $185,000 in cash for investing activities.

Financing Activities

During the year ended June 30, 2026 and period January 6, 2025 to June 30, 2025, the Company received $663,320 and $600,000 in proceeds from the issuance of convertible promissory notes from related and non-related parties in 2026 and promissory notes in 2025.

Critical Accounting Policies and Estimates

The preparation of the Company’s consolidated financial statements and related disclosures are in conformity with U.S. generally accepted accounting principles (“GAAP”). The Company’s discussion and analysis of its financial condition and operating results require the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its consolidated financial statements and accompanying notes. Note 1, “Summary of Significant Accounting Policies,” of the Notes to Financial Statements included in this prospectus, describes the significant accounting policies and methods used in the preparation of the Company’s consolidated financial statements. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates, and such differences may be material.

Management believes the Company’s critical accounting policies and estimates are those related to revenue recognition, determination of fair value of stock-based compensation and determination of the fair value of the conversion feature of the convertible notes. Management considers these policies critical because they are both important to the portrayal of the Company’s financial condition and operating results, and they require management to make judgments and estimates about inherently uncertain matters. The Company’s management has reviewed these critical accounting policies and related disclosures.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606, “Revenue from Contracts with Customers,” by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Revenue from product sales is recorded at the net sales price, or “transaction price,” which includes coupons, discounts, and processing fees. The Company constrains revenue by considering factors that could otherwise lead to a probable reversal of revenue. Collectability of revenue is reasonably assured based on historical evidence of collectability between the Company and its customers.

We offer consumer products through our website. Revenue is recognized when control of the goods is transferred to the customer, which occurs upon shipment to the customer.

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is primarily generated from the sale of automotive lift kits and accessories through its online platform. Revenue from product sales is recognized at a point in time, typically upon shipment or delivery when control of the goods passes to the customer.

The Company applies the ASC 606 five-step model:

1.Identify the contract with a customer: Established when an order is placed and payment terms are set.

2.Identify performance obligations: Usually a single obligation—delivery of products. Extended warranties, if offered, are separate obligations recognized over the warranty period.

3.Determine the transaction price: Based on expected consideration, excluding sales taxes.

4.Allocate the transaction price: For multiple obligations, allocation is based on relative standalone selling prices.

5.Recognize revenue: Product sales are recognized at a point in time; extended warranties are recognized over time.

Shipping and handling after control passes are treated as fulfillment costs and expensed as incurred. Contracts generally do not include variable consideration; if present, it is estimated and included only if a significant reversal is not probable. Revenue is recognized only when collectability is probable. Contract modifications are accounted for as separate contracts or as part of the existing contract, depending on their nature.

Revenue is disaggregated by major product line and timing (point in time vs. over time) in the notes to the consolidated financial statements.

Stock Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provision of FASB ASC 718, Compensation – Stock Compensation (“ASC 718”), prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated financial statements based on the estimated grant date fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with FASB ASC 718, Compensation – Stock Compensation (“ASC 718”). Following the Company's adoption of ASU 2018-07, awards to non-employees are measured and accounted for using the same model applied to employee awards, generally at grant-date fair value.

Derivative Liabilities

FASB ASC 815, Derivatives and Hedging, requires all derivatives to be recorded on the consolidated balance sheet at fair value. As of June 30, 2026, we used the Black-Scholes-Merton (BSM) model to estimate the fair value of the warrant liability and the conversion feature bifurcated from our convertible notes. Key assumptions of the BSM model include the market price of our stock, the conversion price of the debt, applicable volatility rates, risk-free interest rates and the instrument’s remaining term. These assumptions require significant management judgment. In addition, changes in any of these variables during a period can result in material changes in the fair value (and resultant gains or losses) of this derivative instrument.

Business Combination

The Company applies the provisions of ASC 805, “Business Combination” and allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Goodwill generated from a business combination is primarily attributable to synergies.

When determining the fair values of assets acquired and liabilities assumed, management makes significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include but are not limited to future expected cash flows from acquired technology and acquired customer relationships from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

Acquisition-related expenses are recognized separately from the business combination and are expensed as incurred (Note 2 – Business Combinations).

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Set forth below are the names, ages and positions of our current directors and executive officers. Unless otherwise indicated, the address of each person listed is c/o Sugar Auto Parts, Inc. 701 Anacapa Street, Suite C, Santa Barbara, California 93101.

Name and Address	Age	Position
Michael Hill	50	CEO, Secretary, Director
Barrett Evans	54	CFO, Director
Matt Reid	51	Director

Michael Hill

Mr. Hill is our Chairman, Chief Executive Officer and Secretary and also serves as the Chief Executive Officer of Sugar Auto Parts, Inc. since March 2025. Mr. Hill is a seasoned executive and corporate advisor with over 20 years in both the private and public sectors. In January 2024, He founded and currently serves as the Chief Executive Officer of CallsDirect, a digital media company. In 2019, Mr. Hill co-founded SLL Media, a digital media company and serves as the Chief Executive Officer. During 2015 to 2019 he served as a Director and the Chief Executive Officer of Total Sports Media, an online sports and entertainment media company. From 2000 to 2015 Mr. Hill owned and operated several sales and marketing companies. Prior to this, Mr. Hill served in the United States Navy, receiving the honor of Enlisted Surface Warfare Specialist.

Barrett Evans

Mr. Evans is our Chief Financial Officer and the managing director of EMC2 Capital, LLC, a family office founded in 2020. He has also served as the President of Montecito Capital since 2006. Mr. Evans is a Director and CEO of Phytanix Bio, and a director of Dryworld Brands since 2020. Before founding Montecito Capital, Mr. Evans was the managing director of eFund Capital. Mr. Evans has served as a member of numerous public and private companies as a consultant, founder, executive, and director. Mr. Evans brings years of experience and knowledge of public markets to the Company. Mr. Evans has a bachelor's degree in political science from the University of California, Santa Barbara. Mr. Evans is qualified to serve on the Board due to his prior board experience for several public companies.

Matthew Reid

Matthew Reid is an experienced founder who has worked in the venture capital and private equity industry for the past 15 years where he has focused on sales, management, marketing and business development. He has owned and operated several successful businesses ranging from a commercial real estate mortgage company to a media investment group. During the last five years Mr. Reid has been working for himself developing apps and projects that eventually lead to the creation of the Company and has not worked at any other companies. Mr. Reid holds a Bachelor of Arts degree from New York University.

Board Composition

Our By-Laws provide that the Board of Directors which shall constitute the whole board shall not be less than one (1) nor more than seven (7) or such other maximum number of directors as permitted by the Nevada General Corporation Law.  The maximum or minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee or financial expert. Management has decided not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. As such, our entire Board of Directors acts as our audit committee. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d) of Regulation S-K is beyond our limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Auditors

Our principal registered independent auditor is RBSM LLP

Code of Ethics

The Company does not have a written code of ethics that applies to the Company’s officers.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that none of our directors is independent. See “Certain Relationships and Related Transactions, and Director Independence — Director Independence.”

Involvement in Legal Proceedings

None of our officers or directors has filed a personal bankruptcy petition, had a bankruptcy petition filed against any business of which they were a general partner or officer at the time of bankruptcy or within two years prior to that time, or has been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past ten (10) years.

Compliance with Section 16(a) Of the Exchange Act

Section 16(a) of that act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Delinquent Section 16(a) Reports

Based solely on our review of the reports filed with the SEC and written representations from our directors and executive officers, we believe that during fiscal 2026 the following reports were not filed on a timely basis: (i) Michael Hill did not timely file a Form 4 reporting the acquisition of 750 shares of Series B Preferred Stock on December 8, 2025, or a Form 4 reporting the acquisition of 12,000 shares of common stock on May 27, 2026; (ii) Barrett Evans did not timely file a Form 4 reporting the acquisition of 450 shares of Series B Preferred Stock on December 8, 2025; and (iii) Michael Hill and Barrett Evans each filed his initial statement of beneficial ownership on Form 3, which was due in June 2025, on October 24, 2025.

Insider Trading Policy

Our Board of Directors adopted an insider trading policy, effective September 30, 2026, governing the purchase, sale and other dispositions of the Company’s securities by our directors, officers, employees and consultants, and by the Company itself, that is reasonably designed to promote compliance with insider trading laws, rules and regulations and any listing standards applicable to us. Before that date, the Company had not adopted a written insider trading policy. A copy of the policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2026.

EXECUTIVE COMPENSATION

Summary Compensation

Michael Hill is party to an employment agreement with Sugar Auto Parts, Inc., our wholly owned subsidiary, entered into as of March 12, 2025 and effective as of March 1, 2025, under which he serves as Chief Executive Officer of Sugar Auto Parts. Sugar Auto Parts became our wholly owned subsidiary on June 13, 2025, when Mr. Hill also became our Chief Executive Officer, and the agreement remains in effect. The agreement has an initial term of three (3) years that renews automatically for successive one-year periods, provides for a base salary of $300,000 per year, and makes Mr. Hill eligible for an annual bonus of up to $175,000 under a bonus plan to be agreed upon by the parties.

Barrett Evans is party to an employment agreement with Sugar Auto Parts, Inc. on substantially the same terms, also entered into as of March 12, 2025 and effective as of March 1, 2025, under which he serves as Chief Financial Officer of Sugar Auto Parts. Mr. Evans became our Chief Financial Officer on June 13, 2025, and the agreement remains in effect. It provides for a base salary of $180,000 per year and eligibility for an annual bonus of up to $175,000.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our named executive officers for the fiscal years ended June 30, 2026 and 2025.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Michael Hill, Chief Executive Officer	2026	300,000	—	75,000	—	375,000
	2025	—	—	—	—	—
Barrett Evans, Chief Financial Officer	2026	180,000	—	45,000	—	225,000
	2025	—	—	—	—	—

(1) Salary amounts are the amounts earned under each officer’s employment agreement, including amounts accrued and unpaid at June 30, 2026. Mr. Hill and Mr. Evans waived the base salary payable under their employment agreements for the period from March 1, 2025, the effective date of the agreements, through June 30, 2025, and no salary was paid or accrued for fiscal 2025.

(2) Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the shares of Series B Preferred Stock issued on December 8, 2025 (750 shares to Mr. Hill and 450 shares to Mr. Evans), recorded at the $100 stated value per share.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Our directors do not receive separate compensation for their services as directors. The shares of Series B Preferred Stock issued to Mr. Hill and Mr. Evans on December 8, 2025 are reported in the Summary Compensation Table above. Mr. Reid did not receive any compensation during fiscal 2026.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

Other than the employment agreements with Mr. Hill and Mr. Evans described above, the indemnification and advancement agreements described below and the credit card facility agreement with Mr. Hill described under “Certain Relationships and Related Transactions”, there are no employment or other contracts with our officers or directors. Under each employment agreement, if the employer terminates the agreement without cause, which it may do on 30 days’ written notice, the executive is entitled to payment for the full remaining term of the agreement, including accrued but unpaid base salary, bonuses and accrued vacation, and, if the executive signs a one-year non-competition agreement and a general release within seven days after termination, one additional year of base salary. If the executive resigns for Good Reason (as defined in the agreement, and including a material adverse change in duties, a reduction in base salary or a required relocation of more than 20 miles), the executive is entitled to unpaid base salary for the remaining term and accrued vacation, subject to signing a general release. Upon termination for cause or disability, the executive is entitled only to accrued but unpaid base salary and vacation, and upon the executive’s death his heirs are entitled to six months of base salary and accrued vacation. Sugar Auto Parts, Inc. has also entered into indemnification and advancement agreements with Mr. Hill and Mr. Evans, each dated March 12, 2025 and in the form filed as Exhibit 10.15, which require it to indemnify them and advance their expenses to the fullest extent permitted by applicable law. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

Option Grant Timing (Item 402(x))

The Company does not have a stock option plan, has not granted stock options, stock appreciation rights or similar option-like instruments to its named executive officers or directors, and has not adopted a formal policy on the timing of such awards. The Board of Directors does not take material nonpublic information into account in determining the timing or terms of equity awards, and the Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Because no option-like awards were granted during fiscal 2026, the tabular disclosure required by Item 402(x)(2) of Regulation S-K is not applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table lists, as of October 16, 2026, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 8,212,128 shares of our common stock issued and outstanding as of October 16, 2026 (after giving effect to the 1-for-250 reverse stock split effected June 12, 2026). Shares that a holder has the right to acquire within 60 days upon conversion of convertible securities are treated as outstanding only for that holder, as described in note (2) below.

Name and Address of Beneficial Owner (1)	Number of shares Beneficially Owned (2)	Percent of Class Owned (2)

Directors and Officers
Michael Hill	8,214,836	57.36%
Barrett Evans	7,934,836	56.89%
Matthew Reid	408,957	4.98%
All Directors and Officers as a Group	9,386,293	63.06%
5% shareholders
Michael Hill	8,214,836	57.36%
Barrett Evans	7,934,836	56.89%
Chris Davenport	7,440,336	55.59%
The Sadewasser Trust (Carleen Sadewasser)	560,000	6.82%
C/M Capital Master Fund LP	11,480,194	58.30%
5% shareholders as a group	28,457,866	90.24%
Total Directors and Officers and 5% Shareholders	28,866,823	91.53%

(1) The address of each of our directors and officers is c/o Sugar Auto Parts, Inc., 701 Anacapa Street, Suite C, Santa Barbara, California 93101. The address of Mr. Davenport is 5114 Thataboy Court, Las Vegas, NV 89130. The address of The Sadewasser Trust is 1321 N. Garrison Road, Vancouver, WA 98664. The address of C/M Capital Master Fund LP is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131.

(2) Percentages are computed under Rule 13d-3(d)(1) under the Exchange Act. Shares that a holder has the right to acquire within 60 days upon conversion of convertible securities are treated as outstanding for that holder only, and not for any other holder. Mr. Hill’s shares consist of 2,105,000 shares of common stock (2,000,000 shares held by Mammoth Crest Capital, LLC (“MCC”), 93,000 shares held by SportsAlert Media, LLC and 12,000 shares held directly), 937,500 shares issuable on conversion of 750 shares of Series B Preferred Stock and 5,172,336 shares issuable on conversion of the 1,250 shares of Series C Preferred Stock held by MCC. Mr. Evans’s shares consist of 2,200,000 shares of common stock (2,000,000 shares held by MCC and 200,000 shares held by EMC2 Capital LLC), 562,500 shares issuable on conversion of 450 shares of Series B Preferred Stock and the 5,172,336 shares issuable on conversion of the Series C Preferred Stock held by MCC. The shares held by MCC are attributed to each of Mr. Hill and Mr. Evans and are counted once in the group totals. Mr. Davenport’s shares consist of 2,268,000 shares of common stock and 5,172,336 shares issuable on conversion of 1,250 shares of Series C Preferred Stock. The shares of C/M Capital Master Fund LP consist of 10,568,750 shares issuable on conversion of 8,455 shares of Series B Preferred Stock and 911,444 shares issuable on conversion of its $150,000 convertible promissory note, the maximum that may be issued without exceeding the 9.99% beneficial ownership limitation in that note; shares issuable under its $225,000 Commitment Note and under the CM Purchase Agreement are not included. Shares issuable on conversion of Series B Preferred Stock are computed at 1,250 shares of common stock per preferred share ($100 stated value divided by the $0.08 closing price of our common stock on October 15, 2026), and shares issuable on conversion of Series C Preferred Stock are computed at 0.01% of 41,378,686 fully diluted shares of common stock per preferred share, or 5,172,336 shares per 1,250 preferred shares. The Series B and Series C Preferred Stock are not subject to beneficial ownership limitations under their certificates of designation. These figures are consistent with the beneficial ownership table in our preliminary information statement on Schedule 14C filed with the SEC on October 20, 2026.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. Our board of directors has undertaken a review of the independence of each director by the standards for director independence set forth in the NASDAQ Marketplace Rules. Under these rules, an independent director is one who is not an executive officer or an employee of the company and who does not have a relationship that, in the opinion of the board of directors, would interfere with exercising independent judgment in carrying out a director’s responsibilities. Our board of directors has determined that none of our three directors qualifies as an independent director under these rules. Mr. Hill and Mr. Evans are not independent because they serve as executive officers of the Company, and the board did not make an affirmative determination that Mr. Reid is independent.

Related-Party Transactions During Fiscal Year 2026

Promissory Note. On April 10, 2026 and May 19, 2026 the Company entered into a six month promissory note with SportsAlert Media, LLC for a total amount of $32,500. The note carries an interest rate of 10% per annum and shall convert a 20% discount to market.  On October 16, 2026, our Board of Directors, with Mr. Hill abstaining, approved an extension of the $27,500 note to April 30, 2027, with interest at 12% per annum from October 10, 2026 and an extension fee of $2,750 added to its principal.

Consulting agreement with Colby Hill. In May 2026, the Company approved a one-year consulting agreement with Colby Hill, the son of the Company’s Chief Executive Officer, providing for cash compensation of $3,000 per month and the issuance of 360 shares of Series B Preferred Stock. Mr. Colby Hill also holds a $10,000 promissory note of the Company.

Obligation to director. The Company has acknowledged an outstanding obligation of approximately $150,000 owed to Applife Holdings, an entity owned by Matthew Reid, a director of the Company, which the Company has committed to repay from the proceeds of future financings.

Obligation to Mammoth Crest Capital, LLC. Mammoth Crest Capital, LLC, which formed Sugar Auto Parts, Inc. and is owned 50% by Mr. Hill and 50% by Mr. Evans, is owed $910,000 by Sugar Auto Parts, Inc. The obligation was recorded as an assumed liability at June 30, 2025 in connection with the formation of Sugar Auto Parts, Inc. and its acquisition of the AP4L assets. No payments were made on the obligation during fiscal 2026, and $910,000 remained outstanding at June 30, 2026. Mammoth Crest Capital, LLC also holds 1,250 shares of Series C Preferred Stock. See Note 4 to the consolidated financial statements.

Obligation to Christopher Davenport. Christopher Davenport, who beneficially owns approximately 27.6% of our common stock and is the authorized user of the credit card facility described below, is a creditor of Sugar Auto Parts, Inc. for obligations assumed in connection with the AP4L asset acquisition. The amount owed to Mr. Davenport was $133,496 at June 30, 2025 and $104,398 at June 30, 2026. Mr. Davenport also holds 1,250 shares of Series C Preferred Stock. See Note 4 to the consolidated financial statements.

Credit card facility provided by the Chief Executive Officer. On April 15, 2026, Sugar Auto Parts, Inc., the Company’s wholly owned subsidiary, entered into a Credit Card Facility Agreement with Michael Hill, the Company’s Chief Executive Officer and Chairman of the Board, under which Mr. Hill made his personal credit card available for legitimate business expenses of the subsidiary and authorized Christopher Davenport to use the card on the Company’s behalf. The agreement was executed by all parties on April 23, 2026. The outstanding balance may not exceed $15,000 at any time, and the facility ran for six months and ended on October 15, 2026, when the entire outstanding balance became payable in full. The Company must make the minimum monthly payment required by the card issuer and, in lieu of interest, pay Mr. Hill a monthly fee equal to 10% of the outstanding balance shown on each closing statement, increasing to 15% during any period of default, in each case due within ten days of the statement closing date. As additional consideration, the Company agreed to issue Mr. Hill 6,000 shares of common stock (1,500,000 shares before giving effect to the reverse stock split) upon execution of the agreement, and a further 6,000 shares (1,500,000 shares pre-split) immediately upon a default.

The Company is in default under the facility. The outstanding balance on the card first exceeded the $15,000 limit on April 22, 2026, which is an event of default under the agreement, and the balance was $19,936 at June 30, 2026. The card carried no balance at the inception of the facility, and all charges on the card during the period were business expenses of Sugar Auto Parts; Mr. Hill made no personal charges on the card. As a result of the default, the monthly fee payable to Mr. Hill increased from 10% to 15% of the outstanding balance, the additional 6,000 shares of common stock became issuable to Mr. Hill, and the Company became responsible for Mr. Hill’s costs of collection, including reasonable attorneys’ fees. All 12,000 shares — the 6,000 shares issuable upon execution and the 6,000 shares issuable upon default — were issued to Mr. Hill on May 27, 2026. The Company remains obligated to make the minimum monthly payments required by the card issuer and to repay the outstanding balance, which became due in full on October 15, 2026 and has not been repaid; the minimum monthly payments have been made when due. At June 30, 2026 the Company owed Mr. Hill $19,936 for the outstanding card balance and $8,701 of accrued and unpaid facility fees, or $28,637 in the aggregate. No portion of the monthly fee has been paid, and failure to pay the monthly fee when due is itself an event of default under the agreement. Mr. Hill has not initiated collection or other default proceedings, and the Company and Mr. Hill are discussing a resolution of the balance in excess of the limit. Because Mr. Hill is the Company’s Chief Executive Officer and Chairman of the Board, the Company’s obligations under the facility, including the default remedies, run to a related party and were not negotiated on an arm’s-length basis. See Note 11 to the consolidated financial statements.

The largest statement balance outstanding under the facility during fiscal 2026 was $19,936. At the August 27, 2026 statement closing date, the outstanding card balance was $19,545 and accrued and unpaid facility fees totaled $14,595. Expressed on an annual basis, the 15% monthly fee is equivalent to approximately 180% per year of the outstanding balance, in addition to the 12,000 shares of common stock, valued at $9,600, issued to Mr. Hill. The facility matured on October 15, 2026, and the balance remains outstanding.

Insider preferred issuances. On December 8, 2025, the Company issued shares of Series B Preferred Stock to its officers and directors, including 750 shares of Series B Preferred Shares to Michael Hill, 450 shares of Series B Preferred Shares to Barrett Evans and, as a former officer, 100 shares of Series B Preferred Shares to Michael Wheeler.

Item 11A. MATERIAL CHANGES

Except as described in this prospectus, there have been no material changes in our affairs since June 30, 2026, the end of the latest fiscal year for which audited financial statements were included in our Annual Report on Form 10-K, that have not been described in a Quarterly Report on Form 10-Q or a Current Report on Form 8-K filed under the Exchange Act.

Item 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

N/A

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering.

Item	Amount

SEC Registration Fee (previously paid)	$4,877.41
Legal Fees and Expenses*	$7,500.00
Accounting Fees and Expenses*	$7,500.00
Miscellaneous*	$-
Total*	$19,877.41

Item 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Sections 78.7502 and 78.751 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

Share amounts and prices for issuances before June 12, 2026 are presented before giving effect to the Reverse Stock Split unless otherwise noted.

On April 25, 2025, the Company’s subsidiary, Sugar Auto Parts, Inc. entered into three securities purchase agreements with investors, pursuant to which the investors entered into notes in the aggregate original principal amount of $810,000 and warrants to purchase 40,500,000 shares of Common Stock of the Company (162,000 shares after giving effect to the Reverse Stock Split).  On June 13, 2025, the notes converted into 810 shares of Series D Preferred Stock with a stated value of $1,000 per share and convertible into common shares at $0.02 per share ($5.00 per share after giving effect to the Reverse Stock Split), of the parent company, Applife Digital Solutions, Inc.

Just prior to the merger of Applife by SAP, Applife issued 99,106,364 shares of Common Stock of the Company to its respective shareholders bringing the total shares issued to the Applife shareholders of 260,000,000 common shares.  On June 13, 2025, the date of the Merger, the Company issued 1,740,000,000 shares of Common Stock (6,960,000 shares after giving effect to the Reverse Stock Split) of the Company and 2,500 of Series Preferred C Stock as purchase consideration.

On June 13, 2025, the Company completed the transactions contemplated by the Acquisition Agreement (the “Agreement”) entered into with Sugar Auto Parts, Inc., a Nevada corporation (“Sugar”) on April 25, 2025.  Pursuant to the Agreement, Company acquired all the equity interests in Sugar in exchange for 1,740,000,000 shares of restricted common stock of the Company.  Additionally, just prior to the Merger, the Company issued 4,400 shares of a newly designated class of Series B Preferred Stock to settle existing liabilities. On June 13, 2025, after the Merger, the Company issued an additional 8,455 shares of a Series B Preferred Stock to settle liabilities with a debt holder from the AP4L acquisition.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2025, and is incorporated by reference herein.

On August 1, 2025, the Company entered into a twelve-month promissory note in the amount of $187,000 with Labrys Fund II, L.P. The note carries a 12% interest rate per annum and was originally convertible at a 25% discount to the average of the closing prices of the Common Stock on the Principal Market during the five (5) trading day period immediately preceding the respective conversion date. The conversion price has since been adjusted because the Company later issued notes with lower conversion prices.

On November 10, 2025, the Company issued two convertible promissory notes to separate investors, each with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. Each note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. Both notes may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

On November 19, 2025, the Company issued two convertible promissory notes to separate investors, Labrys Fund II, LP and Tri-Bridge Ventures, LLC, each with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. Each note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. Both notes may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

On November 20, 2025, the Company issued a convertible promissory note to an investor in the principal amount of $150,000 that is due August 20, 2026.  The note accrues interest at a rate of 5% and is convertible into common stock at a price of $0.01 per share ($2.50 per share after giving effect to the Reverse Stock Split), subject to adjustment as more fully described in the agreements.

On November 25, 2025, the Company issued a convertible promissory note to an investor, with a principal amount of $60,000, including a $6,000 original issue discount for a purchase price of $54,000. The note carries a one-time interest charge of 12% ($7,200) earned in full on the issue date and matures 12 months after issuance. The note may be converted into shares of the Company’s common stock at a conversion price equal to 65% of the lowest traded price during the 10 trading days preceding the conversion date, subject to customary adjustments and a 4.99% beneficial ownership limitation.

The foregoing descriptions of each of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Purchase Agreement and the Note, which are filed as exhibits to our filings with the SEC.

During the fiscal year ended June 30, 2026, we issued the securities described below without registration under the Securities Act of 1933 (the “Securities Act”). Except as otherwise noted, each issuance was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering. Each issuance was made to a single purchaser or a limited number of purchasers, each of whom was an accredited investor or an existing lender, service provider, officer or director with access to information about the Company; no general solicitation or advertising was used; and the securities were issued as restricted securities bearing a restrictive legend. The securities purchase agreements for the convertible notes issued to institutional investors also contemplate reliance on Rule 506(b) of Regulation D. Shares of common stock issued upon conversion of outstanding convertible notes were issued in exchange for those notes in reliance on Section 3(a)(9) of the Securities Act, and no commission or other remuneration was paid for soliciting the exchanges.

Convertible and promissory notes. We issued senior convertible notes to Labrys Fund II, L.P. (August 1, 2025 and November 18, 2025), 104 LLC (November 10, 2025), Bionance LLC (November 10, 2025), Tri-Bridge Ventures LLC (November 20, 2025), ClearThink Capital Partners, LLC (November 25, 2025) and ProActive Capital Partners, L.P. (March 9, 2026), each of which was reported in a Current Report on Form 8-K or in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. On November 20, 2025, we entered into an equity line of credit with C/M Capital Master Fund, LP and issued to it a $150,000 convertible promissory note and a $225,000 convertible commitment note, which were reported in our Current Report on Form 8-K filed November 25, 2025. Between April and June 2026, we also issued promissory notes in an aggregate principal amount of $97,500 to SportsAlert Media, LLC, Eric Newman, Sharon and Ed Wortman, Bruce Russell, Commerce Pundit, Bruce Davenport and Colby Hill, as described in Note 6 to our consolidated financial statements.

Common stock. On November 25, 2025, we issued 11,591 shares of common stock for services valued at $23,180. On March 9, 2026, we issued 80,000 shares of common stock to PCG Advisory, Inc. for investor relations services under an agreement reported in our Current Report on Form 8-K filed March 12, 2026. On May 27, 2026, we issued 45,000 shares of common stock as inducements, consisting of 33,000 shares to the lenders under our related and non-related party promissory notes and 12,000 shares to Michael Hill, our Chief Executive Officer, under the credit card facility described under “Certain Relationships and Related Transactions”. On January 26, 2026 and June 1, 2026, we issued 8,512 and 56,980 shares of common stock, respectively, upon conversion of convertible promissory notes, in reliance on Section 3(a)(9) of the Securities Act.

Preferred stock. On December 8, 2025, pursuant to a resolution of our Board of Directors dated October 5, 2025, we issued 1,300 shares of Series B Preferred Stock, stated value $100 per share, as compensation to current and former officers and directors: 750 shares to Michael Hill, our Chief Executive Officer; 450 shares to Barrett Evans, our Chief Financial Officer; and 100 shares to Michael Wheeler, a former officer. On May 27, 2026, we issued 360 shares of Series B Preferred Stock to Colby Hill, the son of our Chief Executive Officer, under a one-year consulting agreement. No cash consideration was received for these shares.

After June 30, 2026, we issued (i) a one-year promissory note in the principal amount of $10,000 on July 6, 2026, together with 4,000 inducement shares of common stock; (ii) a one-year convertible note in the principal amount of $170,000, bearing interest at 6% per year, on August 5, 2026; and (iii) 10,000 shares of common stock on August 21, 2026 to three note holders as inducement shares. These securities were issued in reliance on the exemption provided by Section 4(a)(2) of the Securities Act.

C/M Purchase Agreement and Note

On November 20, 2025, we entered into the Purchase Agreement with the CM Selling Stockholder (the “CM Purchase Agreement”), pursuant to which the CM Selling Stockholder has agreed to purchase from us up to $15,000,000 of our common stock (subject to certain limitations). Also, on November 20, 2025, we entered into a Registration Rights Agreement, with the CM Selling Stockholder, pursuant to which we agreed to file a registration statement with the SEC to register the Selling Stockholder’s resale of shares of common stock issuable by us pursuant to the CM Purchase Agreement. In addition, pursuant to the CM Purchase Agreement, we issued a Note in the amount of $225,000, (representing commitment fee valued at 1.5% of the CM Purchase Agreement amount).

The CM Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the CM Purchase Agreement, the Company may issue and sell to CM, and CM shall purchase from the Company, up to $15,000,000, subject to certain limitations including the Selling Stockholder’s 4.99% beneficial ownership limitation.

The CM Purchase Agreement and the sale of up to $15,000,000 of shares of common stock thereunder was approved by the Company’s Board of Directors on November 20, 2025.

The CM Purchase Agreement essentially gives us the right to put (or offer to sell) common stock to CM as described below. Specifically, the purchase and sale terms provided for by the CM Purchase Agreement are summarized as follows:

(i)

Fixed Purchase. On any business day, the Company has the right to direct CM to purchase shares of common stock at a purchase price equal to 95% of the lower of (A) the daily volume weighted average price (“VWAP”) of the Company’s common stock for the five trading days immediately preceding the applicable purchase date for such Fixed Purchase and (B) the lowest trading price of a share of common stock on such date; provided that if the closing price of the common stock on such date is lower than such purchase price, then the purchase price shall be reduced to equal such closing price, and provided further that such purchases shall be subject to a daily limitation of $100,000;

(ii)

VWAP Purchase. On any business day, the Company has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the closing sale price on such date and (B) the VWAP during the applicable VWAP Purchase Period, provided that such purchases shall be subject to a daily limitation of $100,000; and

(iii)

Additional VWAP Purchase. In addition to the foregoing, the Company also has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the VWAP for the applicable Additional VWAP Purchase Period during the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, and (B) the Closing Sale Price of the Common Stock on such applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, provided that such purchases shall be subject to a daily limitation of $100,000.

The foregoing purchase terms are subject to certain conditions and limitations, including daily volume and dollar amount limitations with respect to each type of purchase described above within a given day, and a 4.99% beneficial ownership limitation with respect to CM’s ownership of the Company’s common stock.

The Company agreed to comply with certain covenants and conditions under the CM Purchase Agreement, which are set forth therein.

Unless earlier terminated as provided under the CM Purchase Agreement, the CM Purchase Agreement shall terminate automatically on the earliest to occur of (i) the expiration of the registration statement of which this prospectus forms a part pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which CM shall have purchased the maximum amount pursuant to the CM Purchase Agreement, (iii) the date on which the Company’s common stock shall have failed to be listed or quoted on the OTC Markets OTCID Basic Market or on another national securities exchange, (iv) 30 trading days following commencement of bankruptcy proceedings, and (v) the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

In addition, the Company may terminate the CM Purchase Agreement by giving CM, one trading day’s prior written notice, and CM may terminate the CM Purchase Agreement by giving the Company 10 trading’s days’ prior written notice upon the occurrence of certain specified events which more particularly set forth in the CM Purchase Agreement, including any failure to maintain the effectiveness of a registration statement registering the resale of the shares of common stock issuable under the CM Purchase Agreement, failure to maintain listing of the common stock on the OTC Markets OTCID Basic Market or a national securities exchange, and the occurrence of certain other enumerated events.

Registration Rights Agreement

In connection with the CM Purchase Agreement, on November 20, 2025 the Company also entered into a Registration Rights Agreement with CM pursuant to which the Company agreed to register CM’s resale of the shares of common stock issuable under the CM Purchase Agreement (such shares, the “ELOC Shares”) on a registration statement on Form S-1 or S-3 filed with the SEC within 30 days of this Agreement and to cause such registration statement to be declared effective the earlier of (A) the 60th day following the date on which the Company was required to file such registration statement, if such registration statement is subject to review by the SEC, and (B) the third business day following the date the Company is notified by the SEC that such registration statement will not be reviewed. Like the CM Purchase Agreement, CM has agreed to waive the timing discussed in this paragraph but not the obligation.

Commitment Note

Under the CM Purchase Agreement, the Company agreed to issue to CM “Commitment Note” in the form of a convertible note having a value of 1.5% of the maximum ELOC amount. The Company issued a note in the amount of $225,000 as the Commitment Fee or Commitment Note pursuant to this requirement. On November 20, 2025, in a separate private placement of CM purchased a convertible note in the amount of $150,000.

The above descriptions of certain material terms of the CM Purchase Agreement, Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are included as exhibits to the Company’s filings with the SEC and are incorporated herein by reference.

Item 16. EXHIBIT AND FINANCIAL STATEMENT SCHEDULES.

FINANCIAL STATEMENTS

Applife Digital Solutions, Inc.

Report of Independent Registered Public Accounting Firm

The Stockholders and the Board of Directors of APPLife Digital Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of APPLife Digital Solutions, Inc. and subsidiaries (the Company) as of June 30, 2026 and 2025, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year ended June 30, 2026 and the period from January 6, 2025 (Inception) to June 30, 2025, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2026 and 2025, and the results of its operations and its cash flows for the year ended June 30, 2026, and the period from Inception through June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/s/ RBSM LLP
We have served as the Company’s auditor since 2019.
PCAOB ID 587
Houston, Texas
October 8, 2026

APPLIFE DIGITAL SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2026	June 30, 2025

ASSETS
Current assets
Cash	$21,725	$111,397
Inventory	5,117	5,135
Prepaid expenses	40,000	-
Operating lease and right of use asset	1,485	18,201
Total current assets	68,327	134,733

Other assets	500	-
Goodwill	-	2,696,018
Furniture and equipment	-	1,000
Domain list	1,000	1,000
Total assets	$69,827	$2,832,751

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$379,107	$40,513
Accounts payable and accrued expenses – related parties	444,938	-
Operating lease liability	1,485	18,201
Due to Applife Holdings	150,000	150,000
Derivative liabilities	665,017	802,589
Promissory notes – non-related parties	39,750	-
Promissory notes – related parties	38,901	-
Convertible promissory notes, net of discounts	726,100	-
Other liabilities	1,635,651	1,679,514
Total current liabilities	4,080,949	2,690,817

Convertible preferred stock liability – Series B preferred stock, $0.001 par value per share, 20,000 shares authorized and 14,515 and 12,855 shares issued and outstanding as of June 30, 2026 and 2025, respectively; stated value of $1,451,500 and $1,285,500 as of June 30, 2026 and 2025	1,246,921	953,712
Total liabilities	5,327,870	3,644,529

Commitments and contingencies	-	-

Stockholders’ deficit
Preferred Stock Series C of $0.001 par value - Authorized: 2,500 shares as of June 30, 2026 and 2025; Issued and Outstanding: 2,500 shares as of June 30, 2026 and 2025	3	3
Preferred Stock Series D of $0.001 par value - Authorized: 10,000 shares as of June 30, 2026 and 2025; Issued and Outstanding: 810 shares as of June 30, 2026 and 2025; Liquidation preference of $810,000	1	1
Common Stock of $0.001 par value – Authorized: 20,000,000 and 5,000,000,000 shares as of June 30, 2026 and 2025, Issued and outstanding: 8,202,083 and 8,000,000 shares as of June 30, 2026 and 2025	8,202	8,000
Additional Paid in Capital	3,029,082	2,801,999
Accumulated (deficit)	(8,295,331)	(3,621,781)
Total stockholders’ deficit	(5,258,043)	(811,778)
Total liabilities and stockholders’ deficit	$69,827	$2,832,751

The accompanying notes are an integral part of these consolidated financial statements.

APPLIFE DIGITAL SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30, 2026	Period January 6, 2025 to June 30, 2025

Revenue	$2,297,200	$315,130
Cost of goods sold	(1,796,910)	(270,891)
Gross profit	500,290	44,239

Operating expenses	2,181,141	246,137
Impairment of goodwill	2,697,728	-
Total operating expenses	4,878,869	246,137

Loss from operations	(4,378,579)	(201,898)

Other income (expense)
Finance expense	(532,115)	(803,589)
Amortization of debt discounts	(707,755)	-
Change in fair value of Derivative Liability	967,333	-
Gain (loss) on extinguishment of debt	(12,013)	7,724
Loss on Disposal of Fixed Asset	(1,000)	-
Gain on sale	8,200	-
Other Expense	(17,621)	-
Total Other Expenses	(294,971)	(795,865)

Net loss before provision for income taxes	$(4,673,550)	$(997,763)

Provision for income taxes	-	-

Net (loss)	$(4,673,550)	$(997,763)

Weighted-average common shares outstanding	8,043,334	8,000,000
Loss per share	$(0.58)	$(0.12)

The accompanying notes are an integral part of these consolidated financial statements.

APPLIFE DIGITAL SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Series C Preferred Shares		Series D Preferred Shares		Additional Paid-In	Accumulated
	Shares	Amount	Share	Amount	Share	Amount	Capital	Deficit	Total
Balance, January 6, 2025 (Inception)	2,000,000	2,000					498,000	(500,000)	-
Shares issued related to acquisition of AP4L	4,960,000	4,960	2,500	3			1,235,040	(1,240,003)	-
Reverse re-capitalization	1,040,000	1,040			-		258,960	(884,015)	(624,015)
Conversion of promissory notes into Series D Preferred stock	-	-	-	-	810	1	809,999	-	810,000
Net loss	-	-	-	-	-	-	-	(997,763)	(997,763)
Balance, June 30, 2025	8,000,000	$8,000	2,500	$3	810	$1	$2,801,999	(3,621,781)	(811,778)
Shares issued related to commissions on convertible notes payable	11,591	12	-	-	-	-	23,168	-	23,180
Shares issued in conversion of convertible notes payable	65,492	65	-	-	-	-	55,523	-	55,588
Shares issued for consulting services	80,000	80	-	-	-	-	103,920	-	104,000
Shares issued as inducement to enter into convertible notes	45,000	45	-	-	-	-	35,955	-	36,000
Derivative liability converted to additional paid in capital	-	-	-	-	-	-	8,517	-	8,517
Net loss	-	-	-	-	-	-	-	(4,673,550)	(4,673,550)
Balance, June 30, 2026	8,202,083	$8,202	2,500	$3	810	$1	$3,029,082	(8,295,331)	(5,258,043)

The accompanying notes are an integral part of these consolidated financial statements.

APPLIFE DIGITAL SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30, 2026	For the Period January 6, 2025 to June 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,673,550)	$(997,763)
Adjustments to reconcile net loss to net cash used in operating activities:
Finance expense	532,115	803,589
Goodwill impairment	2,697,728	-
Amortization of debt discounts	707,755	-
Professional fees incurred on convertible promissory notes	40,810	-
Common and preferred stock issued for services	269,265	-
Change in fair value of derivative liabilities	(967,333)	-
Loss on extinguishment of debt	12,013	(7,724)
Loss on disposal of fixed asset	1,000	-
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(40,500)	-
Inventories	18	-
Accounts payable and accrued expenses	277,023	41,934
Accounts payable and accrued expenses – related parties	436,237	-
Other liabilities	(45,573)	-
Net cash (used) in operating activities	(752,992)	(159,964)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid to purchase AP4L	-	(35,000)
Purchase consideration – Applife Digital Solutions	-	(150,000)

Net cash (used) in investing activities	-	(185,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from promissory notes	-	600,000
Payments on other liabilities	-	(143,639)
Proceeds from related party advances	27,500	-
Proceeds from promissory notes – related parties	20,000	-
Proceeds from promissory notes – non-related parties	50,000	-
Proceeds from convertible promissory notes	565,820	-
Net cash provided from financing activities	663,320	456,361

Net (decrease) increase in cash and cash equivalents	(89,672)	111,397
Cash and cash equivalents, beginning of period	111,397	-
Cash and cash equivalents, end of period	$21,725	$111,397

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non-cash financing activities:
Acquisition of AP4L	$-	$2,696,018
Issuance of Series B Preferred Stock to settle debt	$-	$845,000
Effect of reverse capitalization	$-	$624,015
Conversion of convertible debt into Preferred Series D	$-	$810,000
Issuance of warrants with convertible debt	$-	$802,589
Derivative liabilities converted to additional paid in capital	$8,517	$-
Reclassification of related party advances to convertible promissory notes – related parties	$47,500	$-
Shares issued in conversion of convertible promissory notes	$55,588	$-
Derivative liabilities recorded as debt discount on convertible promissory notes	$728,842	$-

The accompanying notes are an integral part of these consolidated financial statements.

APPLIFE DIGITAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization, Going Concern and Summary of Significant Accounting Policies

Organization

APPlife Digital Solutions, Inc. (the “Company” or “Applife”) was formed March 5, 2018, in Nevada. The Company’s main operating subsidiary, Sugar Auto Parts, Inc. (“SAP”) is a Nevada corporation formed on January 6, 2025 (“inception”), by Mammoth Crest Capital, LLC, which is 50% owned by Michael Hill and Barrett Evans, who are related parties. The Company is headquartered in Santa Barbara, CA. The Company operates as an aftermarket automotive parts ecommerce business, specializing in online sales of suspension lift systems and related accessories through its flagship ecommerce platform. The Company serves customers across the United States, focusing on Jeep, truck, and SUV owners.

On April 30, 2025, SAP executed a Bill of Sale with AP4L ABC, LLC. (AP4L) to acquire substantially all of AP4L’s assets. Under the agreement, SAP purchased all intellectual property and general intangible assets, including domain names, the AP4L website and related rights, and certain supplier relationships that could be re-established or renegotiated. The Company operates primarily as an aftermarket automotive parts ecommerce business, specializing in online sales of suspension lift systems and related automotive accessories through its ecommerce platform. SAP leverages its digital presence to serve customers across the United States, offering a wide selection of products for Jeep, truck, and SUV owners.

On June 13, 2025, the Company completed its acquisition of SAP (the “Merger”). In accordance with ASC 805 Business Combinations (“ASC 805”) the transaction was treated as a reverse acquisition for financial reporting purposes, with Applife treated as the legal acquirer and SAP treated as the accounting acquirer. The Company remains the continuing registrant and reporting company. Accordingly, the historical financial and operating data of the Company, which covers periods prior to the closing date of the Merger, reflects the assets, liabilities, and results of operations for SAP and does not reflect the assets, liabilities and results of operations of the Company for the periods prior to June 13, 2025 (Note 2 – Business Combinations). SAP conducted no business until April 2025. All goodwill recognized in this transaction has been impaired in the year ended June 30, 2026.

The Company does not currently have any international offices or subsidiaries. All management, business operations, and service providers are located in the United States, primarily in Nevada and California. The Company generates all of its revenue from its ecommerce platform serving U.S. customers, and there are no current plans to expand operations internationally.

On January 23, 2026, the SEC declared effective our S-1 registration statement.

On May 22, 2026, the Board of Directors (the “Board”) of APPlife Digital Solutions, Inc. (the “Company”) approved a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of one-for-two hundred fifty (1-for-250) (the “Reverse Stock Split”). The Reverse Stock Split was authorized by the written consent, dated March 14, 2025, of the holder of a majority of the voting power of the Company’s outstanding stock, which authorized the Board to effect a reverse stock split at a ratio ranging from 1-for-100 up to 1-for-1,000, with the final ratio to be determined by the Board. The Company filed a definitive information statement on Schedule 14C describing that action with the Securities and Exchange Commission on April 28, 2025, for delivery to stockholders of record as of April 10, 2025.

To effect the Reverse Stock Split, the Company filed a Certificate of Change pursuant to NRS 78.209 (the “Certificate of Change”) with the Secretary of State of the State of Nevada on June 3, 2026, which also effected a proportionate reduction in the number of authorized shares of common stock from 5,000,000,000 shares to 20,000,000 shares. The Reverse Stock Split became effective at 12:01 a.m. on June 12, 2026 (the “Effective Time”).

At the Effective Time, every two hundred fifty (250) shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one (1) share of common stock. The Reverse Stock Split did not affect the number of authorized shares of preferred stock, the par value of the common stock, or the rights of stockholders, except for adjustments that result from the treatment of fractional shares described below.

No fractional shares were issued in connection with the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share of common stock as a result of the Reverse Stock Split instead received one (1) whole share of common stock in lieu thereof (i.e., fractional shares were rounded up to the next whole share).

The Reverse Stock Split applies to the shares of common stock issuable upon the exercise of the Company’s outstanding warrants and stock options, with proportionate adjustments made to the exercise prices thereof in accordance with their terms.

All common share and per share figures have been retroactively restated to account for this reverse split.

Going Concern

The Company has generated losses and negative cash flows from operations since inception. The Company has historically financed its operations from debt and equity financing. The Company anticipates additional equity and debt financings to fund operations in the future. Should management fail to adequately address the issue, the Company may have to reduce its business activities or curtail its operations. There can be no assurance that any additional financing will be available to the Company on satisfactory terms and conditions, if at all. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The accompanying consolidated financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and classification of liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might result if the Company is unable to continue as a going concern.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. All intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For the purpose of the consolidated statement of cash flows, the Company considers cash equivalents to include cash and investments with an original maturity of three months or less.

The Company maintains its cash and cash equivalents at financial institutions in the United States, which may, at times, exceed federally insured limits or similar limits in foreign jurisdictions. On June 30, 2026, the Company’s cash balance did not exceed the FDIC insurance limit. The Company has not experienced any losses in such accounts.

Income Taxes

To address accounting for uncertainty in tax positions, the Company clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company also provides guidance on de-recognition, measurement, classification, interest, and penalties, accounting in interim periods, disclosure and transition.

The Company files income tax returns in the U.S. federal jurisdiction. The Company did not have any tax expense for the periods ended June 30, 2026 and 2025. The Company did not have any deferred tax liability or asset on its balance sheets as of June 30, 2026 and 2025.

Interest costs and penalties related to income taxes, if any, will be classified as interest expense and general and administrative costs, respectively, in the Company’s financial statements. For the periods ended June 30, 2026 and 2025, the Company did not recognize any interest or penalty expense related to income taxes. The Company believes that it is not reasonably possible for the amounts of unrecognized tax benefits to significantly increase or decrease within the next twelve months.

The Company files income tax returns with the Internal Revenue Service (“IRS”) and the state of California.

Use of Estimates

Generally accepted accounting principles require that the consolidated financial statements include estimates by management in the valuation of certain assets and liabilities. Significant matters requiring the use of estimates and assumptions include, but are not necessarily limited to, fair value of the Company’s stock, stock-based compensation, BCF (Beneficial Conversion Feature) liabilities feature of convertible debt, derivative liabilities, and valuation allowance relating to the Company’s deferred tax assets. Management uses its historical records and knowledge of its business in making these estimates. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606, ”Revenue from Contracts with Customers,” by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Revenue from product sales is recorded at the net sales price, or “transaction price,” which includes coupons, discounts, and processing fees. The Company constrains revenue by considering factors that could otherwise lead to a probable reversal of revenue. Collectability of revenue is reasonably assured based on historical evidence of collectability between the Company and its customers.

We offer consumer products through our website. Revenue is recognized when control of the goods is transferred to the customer, which occurs upon shipment to the customer.

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is primarily generated from the sale of automotive lift kits and accessories through its online platform. Revenue from product sales is recognized at a point in time, typically upon shipment or delivery when control of the goods passes to the customer.

The Company applies the ASC 606 five-step model:

1.Identify the contract with a customer: Established when an order is placed and payment terms are set.

2.Identify performance obligations: Usually a single obligation—delivery of products. Extended warranties, if offered, are separate obligations recognized over the warranty period.

3.Determine the transaction price: Based on expected consideration, excluding sales taxes.

4.Allocate the transaction price: For multiple obligations, allocation is based on relative standalone selling prices.

5.Recognize revenue: Product sales are recognized at a point in time; extended warranties are recognized over time.

Shipping and handling after control passes are treated as fulfillment costs and expensed as incurred. Contracts generally do not include variable consideration; if present, it is estimated and included only if a significant reversal is not probable. Revenue is recognized only when collectability is probable. Contract modifications are accounted for as separate contracts or as part of the existing contract, depending on their nature.

Revenue is disaggregated by major product line and timing (point in time vs. over time) in the notes to the consolidated financial statements.

Stock Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provision of FASB ASC 718, Compensation – Stock Compensation (“ASC 718”), prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated financial statements based on the estimated grant date fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for share-based compensation issued to non-employees and consultants in accordance with FASB ASC 718, Compensation – Stock Compensation (“ASC 718”). Following the Company's adoption of ASU 2018-07, awards to non-employees are measured and accounted for using the same model applied to employee awards, generally at grant-date fair value.

Leases

The Company accounts for its leases in accordance with ASU 2016-02, “Leases” (Topic 842). This topic requires that a lessee recognize the assets and liabilities that arise from operating leases. The Company recognizes right-of-use assets and lease liabilities on the consolidated balance sheet for all leases with a term longer than 12 months and classifies them as operating leases. For leases with a term of 12 months or less, the Company elects not to recognize lease assets and lease liabilities on those leases. The right-of-use assets and lease liabilities have been measured by the present value of the Company’s remaining lease payments over the lease term using our incremental borrowing rates or implicit rates, when readily determinable.

Net Income (Loss) per Share

Basic net income (loss) per share is calculated by dividing the net income (loss) for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is calculated by dividing the net income (loss) for the period by the weighted-average number of common shares outstanding during the period, increased by potentially dilutive common shares (“dilutive securities”) that were outstanding during the period. Dilutive securities include the conversion of convertible preferred stock, convertible notes and warrants. Diluted net loss per common share is the same as basic net loss per common share for each period presented because the effect of all potentially dilutive securities would be anti-dilutive as a result of the Company's net loss. Potentially dilutive securities excluded from the calculation of diluted net loss per share include the Series B Preferred Stock, convertible into approximately 707,500 common shares, the Series C Preferred Stock, convertible into approximately 2,911,200 common shares, and the Series D Preferred Stock, convertible into 162,000 common shares, in each case as of June 30, 2026. There were also 162,000 potentially dilutive securities for the warrants and 1,269,095 for the convertible notes for the year ended June 30, 2026.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) to measure and disclose the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements and establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy defined by ASC 820 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts reported in the Company’s financial statements for cash, and accounts payable and accrued expenses approximate their fair value because of the immediate or short-term nature of these financial instruments.

Derivative Liabilities

FASB ASC 815, Derivatives and Hedging, requires all derivatives to be recorded on the consolidated balance sheet at fair value. As of June 30, 2026, we used the Black-Scholes-Merton (BSM) model to estimate the fair value of the warrant liability and the conversion feature bifurcated from our convertible notes. Key assumptions of the BSM model include the market price of our stock, the conversion price of the debt, applicable volatility rates, risk-free interest rates and the instrument’s remaining term. These assumptions require significant management judgment. In addition, changes in any of these variables during a period can result in material changes in the fair value (and resultant gains or losses) of this derivative instrument.

Inventories

Inventories, consisting of raw materials, work in process and products available for sale, are primarily accounted for using the first-in, first-out method (“FIFO”), and are valued at the lower of cost or net realizable value. This valuation requires management to make judgements based on currently available information about the likely method of disposition, such as through sales to individual customers and returns to product vendors.

Goodwill

Goodwill represents the excess of the acquisition price of a business over the fair value of identified net assets of that business. Goodwill has an indefinite lifespan and is not amortized. The Company evaluates goodwill for impairment at least annually and records an impairment charge when the carrying amount of a reporting unit with goodwill exceeds the fair value of the reporting unit.

The Company assesses qualitative factors to determine if it is necessary to conduct a quantitative goodwill impairment test. If deemed necessary, a quantitative assessment of the reporting unit’s fair value is conducted and compared to its carrying value in order to determine the impairment charge.

For the year ended June 30, 2026, the Company recorded $2,697,728 in goodwill impairment charges.

Segment Information

In accordance with ASC 280, Segment Reporting (“ASC 280”), we identify our operating segments according to how our business activities are managed and evaluated. ASC 280 establishes standards for companies to report financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

Accounting Pronouncements

Recently Issued Accounting Standards Not Yet Adopted

In November 2024, the FASB issued Accounting Standards Update 2024-03 "Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40)" which requires that at each interim and annual reporting period an entity:

1. Disclose the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depreciation, depletion, and amortization included in each relevant expense caption. A relevant expense caption is an expense caption presented on the face of the income statement within continuing operations that contains any of the listed expense categories.

2. Include certain amounts that are already required to be disclosed under current generally accepted accounting principles (GAAP) in the same disclosure as the other disaggregation requirements.

3. Disclose a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively.

4. Disclose the total amount of selling expenses and, in annual reporting periods, an entity’s definition of selling expenses.

These amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027: either (1) prospectively to financial statements issued for reporting periods after the effective date of this Update or (2) retrospectively to any or all prior periods presented in the financial statements. The Company expects to enhance disclosures of expenses based on new requirements.

Other accounting pronouncements issued but not yet effective are not believed by management to be relevant or to have a material impact on the Company’s present or future consolidated financial statements.

Recently Adopted Accounting Standards

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” which is intended to enhance the transparency and decision usefulness of income tax disclosures. The guidance addresses investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. The guidance is effective for annual periods beginning after December 15, 2024. The Company has adopted ASU 2023-09 as of July 1, 2025. The adoption did not have a material impact on the Company’s consolidated financial statements.

In November 2024, the FASB also issued Accounting Standards Update 2024-04 "Debt - Debt with Conversion and Other Options (Subtopic 470-20) “Induced Conversions of Convertible Debt Instruments” to clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. Under the amendments, to account for a settlement of a convertible debt instrument as an induced conversion, an inducement offer is required to provide the debt holder with, at a minimum, the consideration (in form and amount) issuable under the conversion privileges provided in the terms of the instrument. An entity should assess whether this criterion is satisfied as of the date the inducement offer is accepted by the holder. If, when applying this criterion, the convertible debt instrument had been exchanged or modified (without being deemed substantially different) within the one-year period leading up to the offer acceptance date, an entity should compare the terms provided in the inducement offer with the terms that existed one year before the offer acceptance date. The amendments in this Update also clarify that the induced conversion guidance applies to a convertible debt instrument that is not currently convertible as long as it had a substantive conversion feature as of both its issuance date and the date the inducement offer is accepted. The amendments are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The amendments are effective for the Company beginning with its fiscal year ending June 30, 2027. The Company is evaluating the amendments and does not expect their adoption to have a material impact on its consolidated financial statements.

Note 2 – Business Combinations

Acquisition of AP4L ABC, LLC

On April 30, 2025, SAP acquired certain of the assets of AP4L ABC, LLC (“AP4L”), including intellectual property, domain names, the AP4L website, and certain supplier relationships. The acquisition was structured as an asset purchase and was intended to support SAP’s ecommerce operations through its ecommerce platform. The following is a summary of the transaction:

Assets acquired

Inventory	$5,135
Furniture and equipment	1,000
Domain list	1,000
7,135

Cash paid	$35,000
Other items, net (see below)	50,000
Liabilities assumed	2,619,863
2,704,863

Goodwill acquired	$2,697,728

The Company issued common shares and Series C preferred stock to certain parties related to the AP4L transaction. Other items, net and liabilities assumed together represent the $2,694,863 of liabilities assumed under the April 30, 2025 Bill of Sale, reduced by $26,710 of SAP’s pre-acquisition equity that was applied against the purchase price at the acquisition date, and increased by the $1,710 measurement-period adjustment described below. Goodwill of $2,696,018 was recorded at June 30, 2025. During the year ended June 30, 2026 the Company recorded a measurement-period adjustment of $1,710, increasing the carrying amount of goodwill to $2,697,728. All of the goodwill recognized in the above transaction has been impaired in the year ended June 30, 2026.

Reverse Acquisition with Sugar Auto Parts, Inc.

On June 13, 2025 (the "Closing Date"), SAP. closed an acquisition agreement with the Company (the “Merger”), as a result of which Applife assumed certain assets and liabilities of SAP. While Applife was the legal acquirer of SAP’s net assets in the Merger, for accounting purposes, the Merger is treated as a reverse recapitalization, whereby SAP is deemed to be the accounting acquirer, and the historical financial statements of SAP became the historical financial statements of Applife upon the closing of the Merger. Under this method of accounting, Applife was treated as the “acquired” company and SAP is treated as the acquirer for financial reporting purposes.

Accordingly, for accounting purposes, the Merger was treated as the equivalent of SAP issuing stock for the net assets of Applife, accompanied by a recapitalization. The net assets of Applife were stated at historical cost, with no goodwill or other intangible assets recorded.

As consideration, 6,960,000 shares of Applife’s common stock and 2,500 shares of Applife’s Series C Preferred Stock were issued by Applife to the shareholder of SAP. SAP also agreed to pay Applife Holdings an initial payment of $150,000 due upon closing of the acquisition agreement and a second payment of $150,000 due within ninety-five (95) days of closing. The $150,000 payable is included in due to Applife Holdings on the consolidated balance sheet as of June 30, 2026.

According to the terms of the acquisition agreement, 4,400 shares of Series B Preferred Stock were issued to certain vendors of Applife in order to settle approximately $440,000 of outstanding payables, notes or obligations of Applife. In addition, in connection with the reverse acquisition the Company issued shares of common stock to settle outstanding options, convertible debt and warrants and transferred all of the Company’s former subsidiaries to a new entity not under control of the Company.

As a result of the Merger, the shareholder of SAP gained voting rights equivalent to 87.4% of the voting rights for all classes of the Company’s issued and outstanding stock. The transaction costs and the fair value of the Common Stock and the fair value of the Preferred Stock were recorded as a reduction of additional paid-in capital.

The following is a summary of the Applife balance sheet prior to the reverse merger:

Recapitalization
Prepaids	$5,000
Total assets	$5,000

Accounts payable and accrued expenses	$5,000
Series B preferred stock, 4,400 shares, stated value of $440,000	326,434
Total liabilities	331,434

Applife equity at June 13, 2025; 1,040,000 shares of common stock	(326,434)
Total liabilities and equity	$5,000

The following table reconciles the elements of the Merger to the Statements of Shareholders' Equity (Deficit) after the reverse merger:

Recapitalization
Recognition of Applife equity	$(326,434)
Less: transactions costs allocated to SAP equity	(300,000)
Effect of Merger, net of transaction costs	$(626,434)

The following table details the number of shares of Common Stock issued immediately following the consummation of the merger:

Number of Shares
Common Stock owned by Applife’s Pre-Merger shareholders	1,040,000
Common Stock consideration issued to SAP due to Merger	6,960,000
Total outstanding shares of Common Stock immediately after the Merger	8,000,000

The following table details the number of shares of Series B Preferred Stock issued immediately following the consummation of the Merger:

Number of Shares
Series B Preferred Stock owned by Applife’s Pre-Merger shareholders	-
Series B Preferred Stock consideration issued due to Merger	4,400
Total outstanding shares of Series B Preferred Stock immediately after the Merger	4,400

An additional 8,455 shares of Series B Preferred stock were issued in exchange for an assumed liability.

The following table details the number of shares of Series C Preferred Stock issued immediately following the consummation of the Merger:

Number of Shares
Series C Preferred Stock owned by Applife’s Pre-Merger shareholders	-
Series C Preferred Stock consideration issued due to Merger	2,500
Total outstanding shares of Series C Preferred Stock immediately after the Merger	2,500

Note 3 – Commitments and Contingencies

Legal Matters

From time to time the Company may be involved in certain legal actions and claims arising in the ordinary course of business. The Company was not a party to any specific legal actions or claims on June 30, 2026.

Note 4 – Other Liabilities

Debt related to the assumed liabilities consisted of the following:

	June 30, 2026	June 30, 2025
Former SAP creditors – Credit facilities*	$47,975	$47,975
Mammoth Crest Capital*	910,000	910,000
Credit cards	78,811	79,839
Chris Davenport *	104,398	133,496
Vendor payables	494,467	508,204
Total	$1,635,651	$1,679,514

*Related parties as common shares have been issued to the creditors

Note 5 – Series B Preferred Stock

On June 13, 2025, the Company issued Series B preferred stock to certain vendors of the Company prior to the Reverse Acquisition and for the Conversion of Convertible notes payable. Under the terms of the Series B Preferred stock, the Company issued 4,400 shares to former vendors and creditors of ALDS and 8,455 shares of Series B preferred stock upon the conversion of $845,500 of assumed liabilities from the acquisition of AP4L. Each share of the Series B Preferred Stock has a stated value of $100 per share and is convertible into shares of Common Stock at a conversion price equal to the market price of the common stock on the date of conversion based upon the previous day’s closing price of the common stock of the Company. The Series B Preferred Stock is not subject to any mandatory redemption or other similar provisions. Convertible preferred stock that is settled with a variable number of shares that have a value solely or predominantly based (at inception) on a fixed monetary amount are considered share settled debt and are accounted for as liabilities pursuant to ASC 480. The Series B preferred stock was recorded at its fair value which was based on a third-party valuation. For the year ended June 30, 2026, the total amortized amount related to the debt discount was $153,320. As of June 30, 2026, the remaining unamortized debt discount reducing the principal balance was $178,468. The discount will be recognized as interest expense in the future. The following is a summary of the Series B preferred stock as of June 30, 2026.

June 30, 2026
Series B Preferred stock - 12,855 shares	$1,285,500
Discount	(178,468)
Total	$1,107,032

On December 8, 2025, the Company issued an additional 1,300 shares of Series B Preferred Stock under the same terms as the June 13, 2025 issuance to their directors as a bonus for filing the Form S-1. Amortization of the discount commenced January 1, 2026. For the period ended June 30, 2026, the total amortized amount related to the debt discount was $7,404. As of June 30, 2026, the remaining unamortized debt discount reducing the principal balance was $26,111. The discount will be recognized as interest expense in the future. The following is a summary of the Series B preferred stock as of June 30, 2026.

June 30, 2026
Series B Preferred stock – 1,300 shares	$130,000
Discount	(26,111)
Total	$103,889

On May 27, 2026, the Company issued 360 shares of Series B Preferred Stock for consulting services valued at $36,000. This amount was fully recorded at issuance and there is no discount associated with this.

The carrying amount of the Series B preferred stock as of June 30, 2026 and 2025 was as follows:

	June 30, 2026	June 30, 2025
Series B Preferred stock - 14,515 and 12,855, respectively	$1,451,500	$1,285,500
Discount	(204,579)	(331,788)
Total	$1,246,921	$953,712

The Company amortized $160,724 in discount related to the Series B preferred stock for the year ended June 30, 2026.

Note 6 – Debt

Convertible Notes Payable

The Company entered into convertible notes payable as follows as of June 30, 2026. The chart below does not include convertible notes payable that were converted prior to July 1, 2025.

		June 30, 2026

Convertible note entered into August 1, 2025 due August 1, 2026; One-time interest charge of $22,440 (12%) added to principal at inception. OID of $20,000 on this convertible note. Note is in default as the Company failed to make their required payment and recorded an additional discount of $148,729 on January 30, 2026.		$209,440

Convertible note entered into November 10, 2025 due November 10, 2026; One-time interest charge of $7,200 (12%) added to principal at inception. OID and debt discount of $67,200 on this convertible note.	(a)	67,200

Convertible note entered into November 10, 2025 due November 10, 2026; One-time interest charge of $7,200 (12%) added to principal at inception. OID and debt discount of $67,200 on this convertible note.	(b)	67,200

Convertible note entered into November 18, 2025 due November 18, 2026; One-time interest charge of $7,200 (12%) added to principal at inception. OID and debt discount of $67,200 on this convertible note.	(c)	58,948

Convertible note entered into November 20, 2025 due November 20, 2026; One-time interest charge of $7,200 (12%) added to principal at inception. OID and debt discount of $67,200 on this convertible note.	(d)	67,200

Convertible note entered into November 20, 2025 due August 20, 2026 at 5% interest per annum. OID and debt discount of $85,165 on this convertible note. This note is in default as of the date of this report.	(e)	150,000

Convertible note entered into November 20, 2025 due August 20, 2026 at 8% interest per annum on the Equity Line of Credit. OID and debt discount of $127,748 on this convertible note. This note is in default as of the date of this report.	(f)	225,000

Convertible note entered into November 25, 2025 due November 25, 2026; One-time interest charge of $7,200 (12%) added to principal at inception. OID and debt discount of $67,200 on this convertible note.	(g)	42,200

Convertible note entered into March 9, 2026 due March 9, 2027; One-time interest charge of $7,200 (12%) added to principal at inception. OID and debt discount of $67,200 on this convertible note.	(h)	67,200

Total		954,388
Less: Discounts		(228,288)
Current portion of convertible promissory notes		$726,100

Promissory Notes – Non-related Parties

The Company entered into promissory notes with non-related parties as follows as of June 30, 2026.

		June 30, 2026

Promissory note entered into April 21, 2026 due earlier of October 21, 2026 and the Company’s issuance of $1,000,000 in the sale of debt or equity to one or more investors who are not Affiliates, officers or directors. Interest will accrue at 10% per annum.	(j)	5,000

Promissory note entered into April 22, 2026 due earlier of October 22, 2026 and the Company’s issuance of $1,000,000 in the sale of debt or equity to one or more investors who are not Affiliates, officers or directors. Interest will accrue at 10% per annum.	(k)	25,000

Promissory note entered into May 27, 2026 due earlier of November 27, 2026 and the Company’s issuance of $1,000,000 in the sale of debt or equity to one or more investors who are not Affiliates, officers or directors. Interest will accrue at 10% per annum.	(n)	10,000

Promissory note entered into June 5, 2026 due earlier of December 5, 2026 and the Company’s issuance of $1,000,000 in the sale of debt or equity to one or more investors who are not Affiliates, officers or directors. Interest will accrue at 10% per annum.	(o)	10,000

Total		$50,000
Less: Discounts		(10,250)
Current portion of promissory notes – non-related parties		$39,750

Promissory Notes – Related Parties

The Company entered into promissory notes with related parties as follows as of June 30, 2026.

		June 30, 2026
Promissory note entered into April 10, 2026 due earlier of October 10, 2026 and the Company’s issuance of $1,000,000 in the sale of debt or equity to one or more investors who are not Affiliates, officers or directors. Interest will accrue at 10% per annum.	(i)	27,500

Promissory note entered into May 19, 2026 due earlier of November 19, 2026 and the Company’s issuance of $1,000,000 in the sale of debt or equity to one or more investors who are not Affiliates, officers or directors. Interest will accrue at 10% per annum.	(l)	10,000

Promissory note entered into May 19, 2026 due earlier of November 19, 2026 and the Company’s issuance of $1,000,000 in the sale of debt or equity to one or more investors who are not Affiliates, officers or directors. Interest will accrue at 10% per annum.	(m)	5,000

Promissory note entered into June 25, 2026 due earlier of December 25, 2026 and the Company’s issuance of $1,000,000 in the sale of debt or equity to one or more investors who are not Affiliates, officers or directors. Interest will accrue at 10% per annum.	(p)	5,000

Total		$47,500
Less: Discounts		(8,599)
Current portion of promissory notes –related parties		$38,901

Prior to July 1, 2025

The Company issued convertible debt with detachable warrants for $600,000 during the period ended June 30, 2025. The fair value of the warrants of $802,589 were determined based on a Black-Scholes calculation. Upon initial recognition of the convertible notes, the fair value of issued warrants exceeded the amount of proceeds. The resulting discount to the carrying amount of the convertible notes is amortized over the life of the note and recognized as interest expense under the effective interest method until the earliest of conversion date.

The initial allocation of the proceeds was as follows:

Fair value of the warrants issued	$802,589
Discount on debt	(600,000)
Initial finance cost	$202,589

The debt discount was amortized to interest expense which brought the carrying amount of the convertible notes to $600,000. The total interest expense was $802,589. The debt was converted into 810 shares of Series D Preferred stock with a stated value of $1,000 per share. The Series D preferred stock was valued at $810,000 using Black Scholes. This resulted in a loss on extinguishment of debt of $210,000.

Subsequent to July 1, 2025

Convertible Promissory Notes

On August 1, 2025, the Company entered into a twelve-month promissory note in the principal amount of $187,000 with an investor. The note contained a one-time interest charge of $22,440 (12%) which was added to the face amount of the note. The note is convertible into common stock at an original 25% discount to the average of the five trading day period immediately preceding the conversion date. The note is not convertible until the earlier of (i) an Event of Default; or (b) the date the Company fails to pay any Amortization payment (as defined in the Note) which commences January 30, 2026 and runs through the maturity date. The conversion price has now been updated as the Company had subsequent note issuances that contain a conversion price lower than the original conversion price contained in this note. The Company failed to make their required Amortization payment which triggered a default. As a result the Company recorded an additional discount of $148,729 which is reflected as a derivative liability. The Company is in default of this note effective January 30, 2026 and is required to recognize default interest at 15% per annum as a result and recorded an additional $13,090 in accrued interest through June 30, 2026.

On November 10, 2025, the Company entered into a twelve-month promissory note in the principal amount of $60,000 with an investor. The note contained a one-time interest charge of $7,200 (12%) which was added to the face amount of the note. The note is convertible into common stock at any time after the issuance date at a 35% discount multiplied by the lowest trading price of the common stock during the ten trading day period preceding the conversion date. A total of $7,280 in transaction costs and legal fees were netted from the proceeds received by the Company.

On November 10, 2025, the Company entered into a twelve-month promissory note in the principal amount of $60,000 with an investor. The note contained a one-time interest charge of $7,200 (12%) which was added to the face amount of the note. The note is convertible into common stock at any time after the issuance date at a 35% discount multiplied by the lowest trading price of the common stock during the ten trading day period preceding the conversion date. A total of $7,280 in transaction costs and legal fees were netted from the proceeds received by the Company.

On November 18, 2025, the Company entered into a twelve-month promissory note in the principal amount of $60,000 with an investor. The note contained a one-time interest charge of $7,200 (12%) which was added to the face amount of the note. The note is convertible into common stock at any time after the issuance date at a 35% discount multiplied by the lowest trading price of the common stock during the ten trading day period preceding the conversion date. A total of $7,280 in transaction costs and legal fees were netted from the proceeds received by the Company. On January 26, 2026, the investor converted $8,252 of principal of this convertible note, together with a $1,750 conversion fee, into 8,512 shares of common stock.

On November 20, 2025, the Company entered into a twelve-month promissory note in the principal amount of $60,000 with an investor. The note contained a one-time interest charge of $7,200 (12%) which was added to the face amount of the note. The note is convertible into common stock at any time after the issuance date at a 35% discount multiplied by the lowest trading price of the common stock during the ten trading day period preceding the conversion date. A total of $3,780 in transaction costs fees were netted from the proceeds received by the Company.

On November 20, 2025, the Company entered into a nine-month promissory note in the principal amount of $150,000 with an investor. The note bears interest at a rate of 5%. The note is convertible into common stock at any time after the issuance date at a conversion price of $0.01 per share. The note is subject to an adjustment of this conversion price based on subsequent sales. Should a conversion price be lower, then the conversion price will be adjusted accordingly. On November 25, 2025 the conversion price changed to $0.008. A $25,000 charge for legal fees was netted from the proceeds received by the Company. On August 20, 2026, this note was in default.

On November 20, 2025, the Company entered into a nine-month promissory note in the principal amount of $225,000 with an investor in connection with an Equity Line of Credit Agreement entered into between the Company and the investor. The note bears interest at a rate of 8%. The note is convertible into common stock at any time after the issuance date at a conversion price of $0.01 per share. The note is subject to an adjustment of this conversion price based on subsequent sales. Should a conversion price be lower, then the conversion price will be adjusted accordingly. On November 25, 2025 the conversion price changed to $0.008. The entire note balance of $225,000 for transaction costs was netted from the proceeds received by the Company. See below for additional disclosure on the Equity Line of Credit. On August 20, 2026, this note was in default.

On November 25, 2025, the Company entered into a twelve-month promissory note in the principal amount of $60,000 with an investor. The note contained a one-time interest charge of $7,200 (12%) which was added to the face amount of the note. The note is convertible into common stock at any time after the issuance date at a 35% discount multiplied by the lowest trading price of the common stock during the ten trading day period preceding the conversion date. A total of $3,780 in transaction costs fees were netted from the proceeds received by the Company. In June 2026, the investor converted $25,000 of this convertible note.

On March 9, 2026, the Company entered into a twelve-month promissory note in the principal amount of $60,000 with an investor. The note contained a one-time interest charge of $7,200 (12%) which was added to the face amount of the note. The note is convertible into common stock at any time after the issuance date at a 35% discount multiplied by the lowest trading price of the common stock during the ten trading day period preceding the conversion date. A total of $3,780 in transaction costs fees were netted from the proceeds received by the Company.

Promissory Notes – Non-related Parties

On April 21, 2026, the Company entered into a Promissory Note with an individual in the amount of $5,000 with a maturity date of the earlier of (i) October 21, 2026 and (ii) the Company’s issuance or sale of debt or equity to one or more investors who are not Affiliates, officers, directors, employees or existing shareholders of the Company in one transaction or a series of related transactions, in a priced equity financing round with a fixed pre-money valuation, where the Company receives aggregate proceeds of at least $1,000,000 excluding the amount of principal and accrued interest under the $5,000 note. Interest shall accrue at 10% per annum on this note.

On April 22, 2026, the Company entered into a Promissory Note with an individual in the amount of $25,000 with a maturity date of the earlier of (i) October 22, 2026 and (ii) the Company’s issuance or sale of debt or equity to one or more investors who are not Affiliates, officers, directors, employees or existing shareholders of the Company in one transaction or a series of related transactions, in a priced equity financing round with a fixed pre-money valuation, where the Company receives aggregate proceeds of at least $1,000,000 excluding the amount of principal and accrued interest under the $25,000 note. Interest shall accrue at 10% per annum on this note.

On May 27, 2026, the Company entered into a Promissory Note with an individual in the amount of $10,000 with a maturity date of the earlier of (i) November 27, 2026 and (ii) the Company’s issuance or sale of debt or equity to one or more investors who are not Affiliates, officers, directors, employees or existing shareholders of the Company in one transaction or a series of related transactions, in a priced equity financing round with a fixed pre-money valuation, where the Company receives aggregate proceeds of at least $1,000,000 excluding the amount of principal and accrued interest under the $10,000 note. Interest shall accrue at 10% per annum on this note.

On June 5, 2026, the Company entered into a Promissory Note with an individual in the amount of $10,000 with a maturity date of the earlier of (i) December 5, 2026 and (ii) the Company’s issuance or sale of debt or equity to one or more investors who are not Affiliates, officers, directors, employees or existing shareholders of the Company in one transaction or a series of related transactions, in a priced equity financing round with a fixed pre-money valuation, where the Company receives aggregate proceeds of at least $1,000,000 excluding the amount of principal and accrued interest under the $10,000 note. Interest shall accrue at 10% per annum on this note.

Promissory Notes – Related Parties

On April 10, 2026, the Company entered into a Promissory Note with an individual in the amount of $27,500 with a maturity date of the earlier of (i) October 10, 2026 and (ii) the Company’s issuance or sale of debt or equity to one or more investors who are not Affiliates, officers, directors, employees or existing shareholders of the Company in one transaction or a series of related transactions, in a priced equity financing round with a fixed pre-money valuation, where the Company receives aggregate proceeds of at least $1,000,000 excluding the amount of principal and accrued interest under the $27,500 note. Interest shall accrue at 10% per annum on this note. This investor had made advances to the Company and then converted those advances on April 10, 2026 into a formalized note agreement.

On May 19, 2026, the Company entered into a Promissory Note with an individual in the amount of $10,000 with a maturity date of the earlier of (i) November 19, 2026 and (ii) the Company’s issuance or sale of debt or equity to one or more investors who are not Affiliates, officers, directors, employees or existing shareholders of the Company in one transaction or a series of related transactions, in a priced equity financing round with a fixed pre-money valuation, where the Company receives aggregate proceeds of at least $1,000,000 excluding the amount of principal and accrued interest under the $5,000 note. Interest shall accrue at 10% per annum on this note.

On May 19, 2026, the Company entered into a Promissory Note with an individual in the amount of $5,000 with a maturity date of the earlier of (i) November 19, 2026 and (ii) the Company’s issuance or sale of debt or equity to one or more investors who are not Affiliates, officers, directors, employees or existing shareholders of the Company in one transaction or a series of related transactions, in a priced equity financing round with a fixed pre-money valuation, where the Company receives aggregate proceeds of at least $1,000,000 excluding the amount of principal and accrued interest under the $5,000 note. Interest shall accrue at 10% per annum on this note.

On June 25, 2026, the Company entered into a Promissory Note with an individual in the amount of $5,000 with a maturity date of the earlier of (i) December 25, 2026 and (ii) the Company’s issuance or sale of debt or equity to one or more investors who are not Affiliates, officers, directors, employees or existing shareholders of the Company in one transaction or a series of related transactions, in a priced equity financing round with a fixed pre-money valuation, where the Company receives aggregate proceeds of at least $1,000,000 excluding the amount of principal and accrued interest under the $5,000 note. Interest shall accrue at 10% per annum on this note.

The Company recognized $28,680 in discounts on the related and non-related party promissory notes for the 33,000 common shares issued and 6,000 accrued common shares that were for inducements provided to the lenders for entering into these notes under ASC 470-20. There was $9,831 recorded as amortization for this discount in the year ended June 30, 2026.

Equity Line of Credit

On November 20, 2025, we entered into the Purchase Agreement with the CM Selling Stockholder (the “CM Purchase Agreement”), pursuant to which the CM Selling Stockholder has agreed to purchase from us up to $15,000,000 of our common stock (subject to certain limitations). Also, on November 20, 2025, we entered into a Registration Rights Agreement, with the CM Selling Stockholder, pursuant to which we agreed to file a registration statement with the SEC to register the Selling Stockholder’s resale of shares of common stock issuable by us pursuant to the CM Purchase Agreement. In addition, pursuant to the CM Purchase Agreement, we issued a Note in the amount of $225,000, (representing commitment fee valued at 1.5% of the CM Purchase Agreement amount).

The CM Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the CM Purchase Agreement, the Company may issue and sell to CM, and CM shall purchase from the Company, up to $15,000,000, subject to certain limitations including the Selling Stockholder’s 4.99% beneficial ownership limitation.

The CM Purchase Agreement and the sale of up to $15,000,000 of shares of common stock thereunder was approved by the Company’s Board of Directors on November 20, 2025.

The CM Purchase Agreement essentially gives us the right to put (or offer to sell) common stock to CM as described below. Specifically, the purchase and sale terms provided for by the CM Purchase Agreement are summarized as follows:

(i)

Fixed Purchase. On any business day, the Company has the right to direct CM to purchase shares of common stock at a purchase price equal to 95% of the lower of (A) the daily volume weighted average price (“VWAP”) of the Company’s common stock for the five trading days immediately preceding the applicable purchase date for such Fixed Purchase and (B) the lowest trading price of a share of common stock on such date; provided that if the closing price of the common stock on such date is lower than such purchase price, then the purchase price shall be reduced to equal such closing price, and provided further that such purchases shall be subject to a daily limitation of $100,000;

(ii)

VWAP Purchase. On any business day, the Company has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the closing sale price on such date and (B) the VWAP during the applicable VWAAP Purchase Period. , provided that such purchases shall be subject to a daily limitation of $100,000; and

(iii)

Additional VWAP Purchase. In addition to the foregoing, the Company also has the right to direct CM to purchase common stock at a purchase price equal to 95% of the lower of (A) the VWAP for the applicable Additional VWAP Purchase Period during the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, and (B) the Closing Sale Price of the Common Stock on such applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, provided that such purchases shall be subject to a daily limitation of $100,000.

The foregoing purchase terms are subject to certain conditions and limitations, including daily volume and dollar amount limitations with respect to each type of purchase described above within a given day, and a 4.99% beneficial ownership limitation with respect to CM’s ownership of the Company’s common stock.

The Company agreed to comply with certain covenants and conditions under the CM Purchase Agreement, which are set forth therein.

Unless earlier terminated as provided under the CM Purchase Agreement, the CM Purchase Agreement shall terminate automatically on the earliest to occur of (i) the expiration of the registration statement of which this prospectus forms a part pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which CM shall have purchased the maximum amount pursuant to the CM Purchase Agreement, (iii) the date on which the Company’s common stock shall have failed to be listed or quoted on the OTC Markets OTCID Basic Market or on another national securities exchange, (iv) 30 trading days following commencement of bankruptcy proceedings, and (v) the date on which, pursuant to or within the meaning of any bankruptcy law, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

In addition, the Company may terminate the CM Purchase Agreement by giving CM, one trading day’s prior written notice, and CM may terminate the CM Purchase Agreement by giving the Company 10 trading days’ prior written notice upon the occurrence of certain specified events which more particularly set forth in the CM Purchase Agreement, including any failure to maintain the effectiveness of a registration statement registering the resale of the shares of common stock issuable under the CM Purchase Agreement, failure to maintain listing of the common stock on the OTC Markets OTCID Basic Market or a national securities exchange, and the occurrence of certain other enumerated events.

Registration Rights Agreement

In connection with the CM Purchase Agreement, on November 20, 2025 the Company also entered into a Registration Rights Agreement with CM pursuant to which the Company agreed to register CM’s resale of the shares of common stock issuable under the CM Purchase Agreement (such shares, the “ELOC Shares”) on a registration statement on Form S-1 or S-3 filed with the SEC within 30 days of this Agreement and to cause such registration statement to be declared effective the earlier of (A) the 60th day following the date on which the Company was required to file such registration statement, if such registration statement is subject to review by the SEC, and (B) the third business day following the date the Company is notified by the SEC that such registration statement will not be reviewed. Like the CM Purchase Agreement, CM has agreed to waive the timing discussed in this paragraph but not the obligation. The Company filed a Form S-1 on December 8, 2025.

Interest Expense and Amortization of Discounts

In connection with the aforementioned convertible notes, promissory notes – non-related parties and promissory notes - related parties, the Company in the year ended recorded $532,115 in finance expense. As of June 30, 2026 there is $39,059 in accrued interest.  The finance expense consisted of the following:

A summary of the finance expense is as follows:

Origination fee on ELOC	$225,000
Derivative expense	136,861
Interest expense and other	170,254
Balance at June 30, 2026	$532,115

For the year ended June 30, 2026, the Company recorded $547,031 in amortization of discount associated with these convertible notes payable, and promissory notes for related and non-related parties. The unamortized discount as of June 30, 2026 is $247,137.  The Company also amortized $160,724 in discount on Series B preferred stock for a total amortization expense of $707,755.

Note 7 – Derivative Liabilities

Warrants Granted in June 13, 2025 Note Offering

The Company evaluated the Warrants in accordance with the guidance at ASC 480 and ASC 815-40 and determined that the Warrants are precluded from being considered indexed to the entity’s own stock, resulting in the Warrants being classified as a liability. The measurement of fair value of the Warrants was determined utilizing a Black-Scholes model considering all relevant assumptions current at the date of issuance (i.e., share price of $0.02, exercise price of $0.02, term of three years, volatility of 138.79 – 545.82%, risk-free rate of 3.48 - 3.92%, and expected dividend rate of 0%).

A roll forward of the derivative liability is as follows:

Balance at June 30, 2025	$802,589
Change in fair value of derivative liability	(790,451)
Balance at June 30, 2026	$12,138

Convertible Notes Issued Prior to July 1, 2025

The Company evaluated the terms of the Convertible Note issued in June 2025 in accordance with the guidance at ASC 815-40 and determined that prior to conversion, no liability characteristics existed to treat the conversion option as a derivative liability as the note is not yet convertible.

Convertible Notes Issued Subsequent to July 1, 2025

The Company evaluated the terms of the Convertible Note issued subsequent to July 1, 2025 in accordance with the guidance at ASC 815-40 and determined that each of the notes met the criteria necessary for bifurcation and the conversion option was reclassified to derivative liability as follows:

Derivative Liability at Inception	$865,703
Change in fair value of derivative liability	(176,882)
Conversions of debt	(35,942)
Balance at June 30, 2026	$652,879

As of June 30, 2026 the balance in derivative liabilities is $665,017 as follows:

A roll forward of the derivative liability is as follows:

Balance at June 30, 2025	$802,589
New additions	865,703
Conversions of debt	(35,942)
Change in fair value of derivative liability	(967,333)
Balance at June 30, 2026	$665,017

Note 8 – Equity

Capitalization

The Company is authorized to issue a total of 20,000,000 shares of Common Stock, and 10,000,000 of Preferred Stock, 15,000 shares of Series A Preferred Stock, 20,000 shares of Series B Preferred Stock, 2,500 shares of Series C Preferred Stock, and 10,000 shares of Series D Preferred Stock.

Common Stock

The Company is authorized to issue up to 20,000,000 shares of Common Stock and has 8,202,083 shares of Common Stock outstanding as of June 30, 2026. On November 25, 2025, the Company issued 11,591 shares of Common Stock for services valued at $23,180. On January 26, 2026, the Company issued 8,512 shares of common stock in conversion of $10,003 in convertible promissory notes. On March 9, 2026, the Company issued 80,000 shares of common stock for services to be rendered over a period of 6 months, valued at $104,000. The value was recorded as a prepaid expense and is being recognized as consulting expense over the service period; $64,000 was expensed in the year ended June 30, 2026 and $40,000 is included in prepaid expenses at June 30, 2026. On May 27, 2026, the Company issued 45,000 shares valued at $36,000 ($0.80 per share) as inducements: 33,000 shares ($26,400) to the lenders under the related and non-related party promissory notes, which were recorded as a debt discount under ASC 470-20 and are being amortized over the terms of the notes (see Note 6), and 12,000 shares ($9,600) to the Company’s Chief Executive Officer under the credit card facility, which were recorded as interest expense (see Note 11). On June 1, 2026, the Company issued 56,980 shares of common stock in conversion of $45,585 in convertible promissory notes. There was a 38 share adjustment due to the reverse split.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of Preferred Stock.

Series A Convertible Preferred Stock

The Series A, par value $0.001 has 15,000 shares authorized, and 0 are issued and outstanding at June 30, 2026. The holders of the Series A are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The Series A Stock shall vote equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: the holder of the shares of Series A Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common

Stock into which such holder's shares of Series A Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

The conversion rate in effect at any time for conversion of the Series A Stock shall be the product obtained by dividing the number of shares of Series A Stock by the closing share price on the date of conversion and multiplying that number by four hundred (400). There were 15,000 Series A shares that were converted into 6,000,000 common shares.

Series B Convertible Preferred Stock

The Series B, par value $0.001, has 20,000 shares authorized, and 14,515 are issued and outstanding at June 30, 2026. The holders of the Series B, in a liquidation, are entitled to participate with the common stock on an as converted basis. The Series B Stock shall vote equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: the holder of the shares of Series B Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series B Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. The conversion rate in effect at any time for conversion of the Series B Stock shall be the product of one share of Series B shall convert into $100 of common stock on the date of conversion based upon the previous day’s closing price of the common stock of the Company.

Series C Convertible Preferred Stock

The Series C, par value $0.001, has 2,500 shares authorized, issued and outstanding at June 30, 2026. The holders of the Series B, in a liquidation, are entitled to participate with the common stock on an as converted basis. The holders of Series C shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series C Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent, plus such number of votes that equals twenty-five percent (25%) of the number of votes to which the holders of other securities of the Company are entitled as of such dates. The conversion of the Series C Stock shall be the product obtained by multiplying .0001 (or 0.01%) by the aggregate number of the Company's Common Stock, on a fully diluted basis, at the time of the Conversion. Because the conversion formula is expressed as a percentage of the Company’s Common Stock on a fully diluted basis rather than as a fixed number of shares, the Reverse Stock Split did not change the conversion terms of the Series C Stock. The Series C is subject to automatically convert into common stock in the event of a Qualified Financing as defined.

Series D Convertible Preferred Stock

The Series D, par value $0.001, has 10,000 shares authorized, and 810 issued and outstanding at June 30, 2026. The Series D shares have a stated value of $1,000 per share. The Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders, before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any parity Stock then outstanding, an amount per Preferred Share equal to the sum of (i) the Black Scholes Value with respect to the outstanding portion of all Warrants held by such Holder as of the date of such event and (ii) the greater of (A) 125% of the Conversion Amount of such Preferred Share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock immediately prior to the date of such payment, provided that if the liquidation funds are insufficient to pay the full amount due to the Holders and holders of shares of parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the liquidation funds equal to the full amount of liquidation funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of liquidation funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock.  The Holders of the Series D will be limited as to their number of votes not to exceed 4.99% of the shares of Common Stock outstanding at the time of any vote. The number of Conversion Shares issuable upon conversion of any Preferred Share shall be determined by dividing (x) the conversion amount of such Preferred Share by (y) the Conversion Price. The initial Conversion Price was set at $10.00, but has been adjusted to $5.00, subject to adjustment as provided in the Certificate of Designation.

The Series D Preferred Stock include certain reset and anti-dilution provisions that could reduce the conversion prices and exercise prices thereof if and whenever the Company grants, issues or sells any shares of Common Stock for a consideration per share (the "New Issuance Price") less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the "Applicable Price" ( the foregoing a "Dilutive Issuance"), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

The Board of Directors of the Corporation is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution the rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

Note 9 – Leases

The Company leases approximately 1,275 square feet of office space located at 4580 North Rancho, Unit 110, Las Vegas, Nevada, from the Sergio and Cheryl Salzano Family Trust under a commercial lease agreement dated August 1, 2023. The lease has an initial term of three years, expiring July 31, 2026, and provides for a fixed monthly rental payment of $1,500, with an option to renew for one additional 12-month term through July 31, 2027. As the initial lease term exceeded twelve months, the Company accounts for this lease as an operating lease under ASC 842, Leases, and has recognized a corresponding right-of-use asset and lease liability.

On June 13, 2025, the Company also entered into a separate month-to-month operating lease for its other office space that commenced on the same date with EMC2 Capital, a related party. The lease renews automatically on a month-to-month basis and provides for a fixed monthly rental payment of $500. In accordance with ASC 842, Leases, this arrangement is accounted for as a short-term lease. Accordingly, no right-of-use asset or lease liability is recognized for this lease, and the monthly rent is expensed as incurred. The operating lease right-of-use asset and lease liability on the consolidated balance sheet relate solely to the Las Vegas lease described above.

The Company’s weighted-average remaining lease term relating to its operating leases is 0.08 years, with a weighted-average discount rate of 12%.

The following table presents information about the amount and timing of liabilities arising from the Company’s operating leases as of June 30, 2026:

Year ending June 30, 2027	$1,500
Less: Imputed interest	(15)
Present value of operating lease liabilities	$1,485

Note 10 – Segment Reporting

The CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company operates in one operating segment, and therefore one reportable segment. Our determination that we operate as a single operating segment is consistent with the financial information regularly reviewed by management for purposes of evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting for future periods. The accounting policies for our single operating segment are the same as those described in the summary of significant accounting policies.

The key measures of segment profit or loss reviewed by our CODM are revenue, cost of goods sold, and operating expenses. These items are reviewed and monitored by the CODM to manage and forecast cash. The CODM also reviews these items to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Note 11 – Related Party Transactions

Promissory Note Payable

See note 6 for the promissory notes entered into with related parties.

Credit Card Facility Provided by the CEO

On April 15, 2026, the Company’s CEO agreed to provide a Credit Card for the Company to pay certain expenses needed for the business. The Company can charge up to $15,000 for up to six months. The balance must never exceed $15,000 at any time. The Company is required to make the minimum monthly payments during the six-month period on any outstanding balance. At the end of the six-month period, the Company is required to pay any outstanding balance in full.

In the event the Company fails to make the minimum monthly payment, exceeds the $15,000 limit, or fails to pay the balance in full at the end of the six-month term, the Company shall be in default. If in default, the Company is still obligated to pay the minimum monthly payment of any outstanding amounts due. If the Company defaults on payment, the Company shall be responsible for paying the CEO the costs of collection, including reasonable attorneys’ fees.

The balance on the card first exceeded the $15,000 limit on April 22, 2026, which is an event of default under the agreement, and the balance as of June 30, 2026 is $19,936. The Company has therefore been in default since April 22, 2026. The card carried no balance at the inception of the facility and all charges during the period were business expenses of the Company; the CEO made no personal charges on the card. The minimum monthly payments required by the card issuer have been made when due. The balance is included in accounts payable and accrued expenses – related parties at June 30, 2026. The Company’s CEO and the Company are currently negotiating a resolution of the balance in excess of the limit. The Company’s CEO has not initiated collection or other default proceedings as of the date of this report.

The Company issued 6,000 shares of common stock to the CEO for providing this Credit Card, and, as a result of the default, issued the additional 6,000 shares of common stock provided for under the agreement. All 12,000 shares were issued on May 27, 2026. The Company recorded $9,600 for these shares, based on 12,000 shares at $0.80 per share, in interest expense for the year ended June 30, 2026. Because the default occurred on April 22, 2026, one week after the effective date of the facility, and the shares are not subject to forfeiture or return, both tranches were recognized in the current period.

In lieu of interest, the Company pays the CEO 10% of the monthly closing balance, increasing to 15% during any period of default. Because the Company has been in default since April 22, 2026, which preceded the first monthly closing statement under the facility, the fee has been 15% of the monthly closing balance throughout. This monthly fee is separate from, and in addition to, the shares of common stock issued as consideration for the facility. Fees of $8,701 were charged for the year ended June 30, 2026, based on monthly closing balances of $19,013, $19,060 and $19,936. No portion of these fees has been paid, the entire amount is accrued and unpaid at June 30, 2026, and failure to pay the monthly fee when due is also an event of default under the agreement.

Note 12 – Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the years ended June 30, 2026 and 2025:

SCHEDULE OF EFFECTIVE TAX RATE

	June 30, 2026	June 30, 2025
Federal income taxes at statutory rate	21.00%	21.00%
State income taxes at statutory rate	1.41%	1.41%
Non-deductible interest and debt extinguishment	(3.18)%	(16.75)%
Applife deferred tax assets	-	519.62%
Other miscellaneous expenses	(1.82)%	-
Goodwill impairment	(12.12)%	-
Derivative expenses and changes in derivative liability	3.73%	-
Change in valuation allowance	(9.02)%	(525.28)%
Totals	0.00%	0.00%

Net deferred tax assets consist of the following components as of June 30, 2026 and 2025:

SCHEDULE OF NET DEFERRED TAX ASSETS

	June 30, 2026	June 30, 2025
Deferred tax assets:
Net operating loss carryover	$5,662,601	$5,249,474
Goodwill	-	(8,383)
Valuation allowance	(5,662,601)	(5,241,091)
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. Federal income tax rate to pretax income from continuing operations for the years ended June 30, 2026 and 2025 due to the following:

SCHEDULE OF FEDERAL INCOME TAX RATE

	June 30, 2026	June 30, 2025
Income tax expense (benefit) at U.S. federal statutory rate	$(981,445)	$(209,530)
Non-deductible interest and debt extinguishment	148,629	167,154
State taxes net of federal benefit	(65,885)	(14,092)
Applife deferred tax assets	-	(5,184,623)
Other miscellaneous differences	85,067	-
Goodwill impairment	566,523	-
Derivative expenses and changes in derivative liability	(174,399)	-
Valuation allowance	421,510	5,241,091
Income tax expense	$-	$-

Section 382 of the Internal Revenue Code provides an annual limitation on the amount of federal net operating losses and tax credits that may be used in the event of an ownership change. At June 30, 2026, the Company had net operating loss carryforwards totaling approximately $26,965,000. That amount includes approximately $19,000,000 of net operating losses of AppLife Digital incurred prior to the reverse merger. All net operating losses are subject to limitation under Section 382 as a result of the change in control of the Company. A full Section 382 analysis has not been prepared, and the net operating loss carryforwards ultimately available to the Company may be materially less than the amounts stated above.

The Company classifies accrued interest and penalties, if any, for unrecognized tax benefits as part of income tax expense. The Company did not accrue any penalties or interest as of June 30, 2026 and 2025.

The provision (benefit) for income taxes for continuing operations for the years ended June 30, 2026 and 2025 is as follows:

SCHEDULE OF PROVISION (BENEFITS) FOR INCOME TAXES

	June 30, 2026	June 30, 2025
Current	$-	$-
Deferred	-	-
Total	$-	$-

The Company files corporate income tax returns in the United States (federal) and in California.  Since the Company incurred net operating losses in every tax year since inception, the 2022 through 2025 income tax returns are subject to examination and adjustments by the IRS for at least three years following the year in which the tax attributes are utilized.

Note 13 – Subsequent Events

Management has evaluated all subsequent events in accordance with ASC 855-10, Subsequent Events, through October 8, 2026, the date the financial statements were issued. No subsequent events requiring recognition or disclosure were identified during this period, other than the following:

On July 6, 2026, the Company entered into a promissory note with a non-related party for a period of one-year at 10% annual interest in the amount of $10,000. The Company is required to issue 4,000 shares as an inducement for this note.

On August 5, 2026, the Company entered into a convertible note for a period of one-year at 6% annual interest in the amount of $170,000.

On August 21, 2026, the Company issued 10,000 shares of common stock for the three note holders that were due as inducement for entering into the notes. 6,000 of these shares were accrued as of June 30, 2026.

Subsequent to June 30, 2026, the Company accrued an additional $5,894 of fees under the credit card facility with the Company’s Chief Executive Officer, based on monthly closing balances of $19,746 and $19,545 at the July 27, 2026 and August 27, 2026 statement closing dates. The balance remains in excess of the $15,000 limit, no fees have been paid, and the facility matures on October 15, 2026.

On August 20, 2026, the two convertible promissory notes payable to C/M Capital Master Fund, LP in the original principal amounts of $150,000 and $225,000 matured and were not repaid, and the Company is therefore in default under those notes.

The following exhibits are included as part of this Post-Effective Amendment No. 1 to Form S-1.

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Certificate of Designation of Series A Preferred Stock (2)
3.3	Certificate of Designation of Series B Preferred Stock (2)
3.4	Certificate of Designation of Series C Preferred Stock (2)
3.5	Certificate of Designation of Series D Preferred Stock (2)
3.6	Bylaws (1)
3.7

Certificate of Change pursuant to NRS 78.209, filed with the Nevada Secretary of State on June 3, 2026 (incorporated by reference to Exhibit 3.6 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2026, filed October 8, 2026)

3.8	Certificate of Amendment pursuant to NRS 78.385 and 78.390, filed with the Nevada Secretary of State on July 3, 2025 (filed herewith)
4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2026) (5)
4.2	Convertible promissory notes listed as Exhibits 4.2 through 4.11 to the Annual Report on Form 10-K for the fiscal year ended June 30, 2026 (5)
5.1	Opinion of Counsel on legality of securities being registered (filed herewith)
10.1	Common Stock Purchase Agreement dated November 20, 2025 with C/M Capital Master Fund, LP (3)
10.2	Registration Rights Agreement with C/M Capital Master Fund LP, dated November 20, 2025 (3)
23.1	Consent of RBSM LLP (filed herewith)
23.2	Consent of Brunson Chandler & Jones, PLLC (included in Exhibit 5.1) (filed herewith)
107	Filing Fee Table (4)

(1)Incorporated by reference to Registration Statement on Form S-1 (File No. 333-227688) filed October 3, 2018

(2)Incorporated by reference to Form 8-K filed on June 20, 2025

(3)Incorporated by reference to Form 8-K filed on November 25, 2025

(4) Incorporated by reference to Form S-1 filed on December 8, 2025

(5) Incorporated by reference to the Annual Report on Form 10-K for the fiscal year ended June 30, 2026, filed October 8, 2026.

Item 17. Undertakings

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on October 22, 2026.

APPlife Digital Solutions, Inc.

/s/ Michael Hill
By: Michael Hill
Its: Chief Executive Officer, and Director

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ Michael Hill	Chief Executive Officer (Principal Executive Officer), Secretary and Director	October 22, 2026

Name	Title	Date

/s/ Barrett Evans	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director	October 22, 2026